Prospectus supplement dated April 26, 2006 (to prospectus dated March 3, 2006)

                                  $843,226,000

                           RALI Series 2006-QO4 Trust
                                 Issuing Entity

                        Residential Accredit Loans, Inc.
                                    Depositor

                         Residential Funding Corporation
                           Master Servicer and Sponsor

        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO4

The trust will hold a pool of one- to four-family residential, payment-option, adjustable-rate first lien mortgage loans with a negative amortization feature, divided into two loan groups.

Offered Certificates

The trust will issue these classes of certificates that are offered under this prospectus supplement:

      o 5 classes of senior certificates designated Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates; and

      o 10 classes of subordinated certificates designated Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

      all as more fully described in the table on page S-6 of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

      o     excess cash flow;

      o     overcollateralization;

      o     cross-collateralization;

      o subordination provided to the Class A Certificates by the Class M Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority; and

Additional credit enhancement for the Class I-A-2 Certificates and Class II-A-3 Certificates will be provided by a financial guaranty insurance policy issued by XL Capital Assurance Inc.

Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning May 25, 2006.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-18 in this prospectus supplement.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential Accredit Loans, Inc., as the depositor, Residential Funding Corporation, as the sponsor, or any of their affiliates.

Greenwich Capital Markets, Inc., as underwriter, will purchase all of the offered certificates from the depositor. The certificates are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The net proceeds to the depositor from the sale of the underwritten certificates will be approximately 99.91% of the certificate principal balance of the underwritten certificates, plus accrued interest, before deducting expenses.

                             RBS Greenwich Capital
                                   Underwriter

              Important notice about information presented in this
                    prospectus supplement and the prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                Table of Contents

                                              Page

SUMMARY ...............................................................      S-4
RISK FACTORS ..........................................................     S-18
     Negative Amortization Loans and Deferred Interest ................     S-18
         Risk of Loss .................................................     S-19
         Risks Relating to Primary Mortgage Insurers ..................     S-23
         Limited Obligations ..........................................     S-24
         Liquidity Risks ..............................................     S-24
         Bankruptcy Risks .............................................     S-25
         Special Yield and  Prepayment Considerations .................     S-25
ISSUING ENTITY ........................................................     S-31
SPONSOR AND MASTER SERVICER ...........................................     S-31
         Sponsor Securitization Experience ............................     S-32
         Master Servicer Servicing Experience .........................     S-34
AFFILIATIONS AMONG TRANSACTION PARTIES ................................     S-37
DESCRIPTION OF THE MORTGAGE POOL ......................................     S-38
         General ......................................................     S-38
         Mortgage Pool Characteristics ................................     S-39
         Compliance with Local, State and Federal Laws ................     S-40
         Mortgage Rate Adjustment .....................................     S-41
         Group I Loan Characteristics .................................     S-44
         Group II Loan Characteristics ................................     S-47
         Characteristics of the Mortgage Loans ........................     S-50
         Balloon Mortgage Loans .......................................     S-52
         Static Pool Information ......................................     S-52
         Standard Hazard Insurance and Primary Mortgage Insurance .....     S-53
         The Program ..................................................     S-54
         Underwriting Standards .......................................     S-56
         Originators ..................................................     S-56
         Additional Information .......................................     S-56
DESCRIPTION OF THE CERTIFICATES .......................................     S-62
         General ......................................................     S-62
         Glossary of Terms ............................................     S-63
         Multiple Loan Group Structure ................................     S-82
         Interest Distributions .......................................     S-82
         Basis Risk Shortfall Reserve Fund ............................     S-84
         Allocation of Net Deferred Interest ..........................     S-84
         Determination of One-Month LIBOR .............................     S-84
         Determination of MTA .........................................     S-85
         Principal Distributions ......................................     S-86
         Excess Cash Flow and Overcollateralization ...................     S-87
         Allocation of Losses; Subordination ..........................     S-89
         Advances .....................................................     S-91
         Description of the Financial Guaranty Insurance Policy .......     S-91
         Residual Interests ...........................................     S-96
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS ...........................     S-96
         General ......................................................     S-96
         Prepayment Considerations ....................................     S-97
         Allocation of Principal Payments .............................     S-99
         Realized Losses and Interest Shortfalls ......................    S-101
         Pass-Through Rates ...........................................    S-102
         Purchase Price ...............................................    S-103
         Assumed Final Distribution Date ..............................    S-103
         Weighted Average Life ........................................    S-104
POOLING AND SERVICING AGREEMENT .......................................    S-114
         General ......................................................    S-114
         Custodial Arrangements .......................................    S-114
         The Master Servicer and Subservicer ..........................    S-114
         Servicing and Other Compensation and Payment of Expenses .....    S-119
         Reports to Certificateholders ................................    S-119
         Voting Rights ................................................    S-120
         Termination ..................................................    S-120
         The Trustee ..................................................    S-122
LEGAL PROCEEDINGS .....................................................    S-123
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................    S-123
         Tax Return Disclosure and Investor List Requirements .........    S-127
         Penalty Protection ...........................................    S-127
METHOD OF DISTRIBUTION ................................................    S-128
USE OF PROCEEDS .......................................................    S-129
LEGAL OPINIONS ........................................................    S-129
RATINGS ...............................................................    S-129
LEGAL INVESTMENT ......................................................    S-130
EXPERTS ...............................................................    S-131
ERISA CONSIDERATIONS ..................................................    S-131
ANNEX I -- MORTGAGE LOAN STATISTICAL INFORMATION ......................      I-1

--------------------------------------------------------------------------------

                                     Summary

      The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing Entity................  RALI Series 2006-QO4 Trust.

Title of securities...........  Mortgage Asset-Backed Pass-Through Certificates,
                                Series 2006-QO4.

Depositor.....................  Residential  Accredit Loans,  Inc., an affiliate of Residential Funding Corporation.

Master servicer and sponsor...  Residential Funding Corporation.

Subservicer...................  Homecomings    Financial   Network,    Inc.,   a
                                wholly-owned  subsidiary of Residential  Funding
                                Corporation, will subservice all of the mortgage loans.

Trustee.......................  Deutsche Bank Trust Company Americas.

Certificate  Insurer
for the Class I-A-2
Certificates and Class
II-A-3 Certificates ..........  XL Capital Assurance Inc.

Mortgage pool.................  2,470 payment-option,  adjustable-rate  mortgage loans with a negative amortization feature. The mortgage loans have an aggregate principal balance of approximately $850,027,283 as of the cut-off date, and are secured by first liens on one- to four- family residential properties.

Originators...................  Approximately  47.3% by principal  amount of the mortgage loans were originated by Homecomings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding Corporation.

Cut-off date..................  April 1, 2006.

Closing date..................  On or about April 27, 2006.

Distribution dates............  The 25th of each  month or, if the 25th is not a business day, on the next business day beginning in May 2006.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Scheduled final
distribution date.............  The distribution  date in April 2046. The actual final distribution date could be substantially earlier. See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Form of certificates..........  Book-entry:  Class A  Certificates  and  Class M
                                Certificates.

                                See "Description of the Certificates--Book-Entry
                                Registration   of   Certain   of   the   Offered
                                Certificates" in this prospectus supplement.

Minimum denominations.........  Class A,  Class M-1,  Class  M-2,  Class M-3 and
                                Class M-4 Certificates: $100,000. Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates: $250,000.

Legal investment..............  When issued,  the Class A, Class M-1, Class M-2,
                                Class M-3 and Class M-4 Certificates will, and the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                See  "Legal   Investment"  in  this   prospectus
                                supplement and "Legal Investment Matters" in the prospectus.

ERISA considerations..........  Subject to the considerations  described in this prospectus supplement, the Class A Certificates and Class M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                                See "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Offered Certificates
--------------------------------------------------------------------------------------------------------------------------
                                       Initial Certificate       Initial Rating
    Class        Pass-Through Rate      Principal Balance       (S&P/ Moody's)(1)                 Designations
--------------------------------------------------------------------------------------------------------------------------
 Class A Certificates:
--------------------------------------------------------------------------------------------------------------------------
     I-A-1        Adjustable Rate          $327,356,000              AAA/Aaa              Super Senior/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
     I-A-2        Adjustable Rate           $81,838,000              AAA/Aaa            Senior Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
    II-A-1        Adjustable Rate          $223,699,000              AAA/Aaa              Super Senior/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
    II-A-2        Adjustable Rate           $93,208,000              AAA/Aaa            Senior Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
    II-A-3        Adjustable Rate           $55,924,000              AAA/Aaa            Senior Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:                $782,025,000
--------------------------------------------------------------------------------------------------------------------------

 Class M Certificates:
--------------------------------------------------------------------------------------------------------------------------
      M-1         Adjustable Rate           $19,126,000              AA+/Aa1                Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-2         Adjustable Rate            $8,075,000              AA/Aa2                 Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-3         Adjustable Rate            $4,250,000              AA/Aa2                 Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-4         Adjustable Rate            $4,250,000              AA-/Aa3                Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-5         Adjustable Rate            $4,250,000               A+/A1                 Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-6         Adjustable Rate            $4,250,000               A+/A2                 Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-7         Adjustable Rate            $4,250,000               A/A3                  Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-8         Adjustable Rate            $4,250,000             BBB+/Baa1               Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
      M-9         Adjustable Rate            $4,250,000             BBB/Baa2                Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
     M-10         Adjustable Rate            $4,250,000             BBB-/Ba1                Mezzanine/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
 Total Class M Certificates:                $61,201,000
--------------------------------------------------------------------------------------------------------------------------
 Total Offered Certificates:               $843,226,000

                                                Non-Offered Certificates(2)
--------------------------------------------------------------------------------------------------------------------------
      SB                N/A               $6,801,282.71               N/A                         Subordinate
--------------------------------------------------------------------------------------------------------------------------
     R-I                N/A                         N/A               N/A                          Residual
--------------------------------------------------------------------------------------------------------------------------
     R-II               N/A                         N/A               N/A                          Residual
--------------------------------------------------------------------------------------------------------------------------
    R-III               N/A                         N/A               N/A                          Residual
--------------------------------------------------------------------------------------------------------------------------
 Total non-offered certificates:          $6,801,282.71
--------------------------------------------------------------------------------------------------------------------------
Total offered and
non-offered certificates:               $850,027,282.71
--------------------------------------------------------------------------------------------------------------------------

(1)   See "Ratings" in this prospectus supplement.

(2)   The information presented for non-offered  certificates is provided solely to assist your understanding of the offered certificates.
--------------------------------------------------------------------------------------------------------------------------

Other Information:

The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding. Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus. The Class SB Certificates and the Class R Certificates (except for a de minimis

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

portion of each class of Class R Certificates, which will be retained by Residential Funding) will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Class I-A Certificates:

The pass-through rate on each class of Class I-A-1 Certificates and Class I-A-2 Certificates will be a per annum rate equal to the lesser of (i) MTA plus the related margin and (ii) the weighted average of the net mortgage rates of the mortgage loans in loan group I (adjusted, in the case of the Class I-A-2 Certificates, for the related insurance premium rate).

Class II-A Certificates:

The pass-through rate on each class of Class II-A Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the related margin,
(ii) the weighted average of the net mortgage rates of the mortgage loans in loan group II, adjusted to a rate based on the actual number of days in a month and a 360-day year (and further adjusted, in the case of the Class II-A-3 Certificates, for the related insurance premium rate) and (iii) 11.00%.

Class M Certificates:

The pass-through rate on the Class M Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the related margin, (ii) the weighted average of (1) the weighted average of the net mortgage rates of the mortgage loans in loan group I and (2) the weighted average of the net mortgage rates of the mortgage loans in loan group II, weighted on the basis of the related subordinate component, and adjusted to a rate based on the actual number of days in a month and a 360-day year, and (iii) 11.00%.

Related Margins:

           Class                        (1)                        (2)
           -----                      ------                     ------
           I-A-1                      0.920%                     0.920%
           I-A-2                      0.930%                     0.930%
          II-A-1                      0.190%                     0.380%
          II-A-2                      0.240%                     0.480%
          II-A-3                      0.210%                     0.420%
            M-1                       0.380%                     0.570%
            M-2                       0.400%                     0.600%
            M-3                       0.420%                     0.630%
            M-4                       0.580%                     0.870%
            M-5                       0.600%                     0.900%
            M-6                       0.640%                     0.960%
            M-7                       1.490%                     2.235%
            M-8                       1.690%                     2.535%
            M-9                       1.750%                     2.625%
           M-10                       1.750%                     2.625%

(1)   Initially.

(2) On and after the second distribution date after the first possible optional termination date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

      The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding Corporation, as sponsor. Residential Funding Corporation will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Residential Accredit Loans, Inc., as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See "Pooling and Servicing Agreement - The Trustee" in this prospectus supplement and in the prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

             -------------------------------------------------------

                              Mortgage Loan Sellers

             -------------------------------------------------------

                                                          sale of mortgage loans

             -------------------------------------------------------

                         Residential Funding Corporation
                          (Master Servicer and Sponsor)

             -------------------------------------------------------

                                                          sale of mortgage loans

             -------------------------------------------------------

                        Residential Accredit Loans, Inc.
                                   (Depositor)

             -------------------------------------------------------

                                                          sale of mortgage loans

             -------------------------------------------------------

                      Deutsche Bank Trust Company Americas
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)

             -------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish a trust with respect to the Series 2006-QO4 Certificates under a series supplement, dated as of April 1, 2006, to the standard terms of pooling and servicing agreement, dated as of March 1, 2006, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust, which will be divided into two loan groups based on the characteristics described in this prospectus supplement. In addition, a financial guaranty insurance policy will be issued by the certificate insurer for the benefit of the Class I-A-2 Certificates and Class II-A-3 Certificates. Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans to be deposited into the trust will be divided into two loan groups. The group I loans will contain approximately 1,683 payment-option, adjustable-rate mortgage loans, with a negative amortization feature, with an aggregate principal balance of approximately $444,776,674 as of the cut-off date. The group I loans are secured by first liens on one- to four- family residential properties, and had principal balances at origination which were less than or equal to the conforming balance. The group II loans will contain approximately 787 payment-option, adjustable-rate mortgage loans, with a negative amortization feature, with an aggregate principal balance of approximately $405,250,608 as of the cut-off date. The group II loans are secured by first liens on one- to four- family residential properties, and had principal balances at origination which were less than, equal to or greater than the conforming balance.

The group I loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

Loan Group I

                                      Weighted
                     Range            Average
                     -----            -------

Principal         $32,344 to         $264,276*
balance            $720,000

Mortgage rate      0.990% to          4.2426%
                    8.375%

Remaining
stated term
to maturity       351 to 480            376
(months)

*Indicates average principal balance

The following tables describe certain characteristics of the group I mortgage loans included in the trust as of the cut-off date:

                            Number
                              of
                            Group I                             Percent of
                            Mortgage          Principal          Principal
Loan Purpose                 Loans             Balance            Balance
------------                 -----             -------            -------

Purchase................       163           $36,712,580            8.25%

Rate/Term Refinance.....       355            95,169,807           21.40

Equity Refinance........     1,165           312,894,287           70.35
                             -----          ------------          ------

  Total.................     1,683          $444,776,674          100.00%
                             =====          ============          ======

                            Number
                              of
                            Group I                             Percent of
                            Mortgage          Principal          Principal
Loan Documentation           Loans             Balance            Balance
------------------           -----             -------            -------

Full/Alternate
Documentation...........       241           $53,999,346           12.14%

Reduced Documentation...     1,417           384,587,020           86.47

No Stated Income........        10             2,780,141            0.63

No Income/No Asset

Verification............        15             3,410,167            0.77
                             -----          ------------          ------

  Total.................     1,683          $444,776,674          100.00%
                             =====          ============          ======

The properties securing the group I mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

condominiums, townhouses, condotels and leaseholds.

The group II loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

Loan Group II

                                     Weighted
                     Range           Average
                     -----           -------

Principal         $28,400 to         $514,931*
balance           $2,714,013

Mortgage rate     0.990.% to          3.9866%
                    8.375%

Remaining
stated term
to maturity       352 to 480            382
(months)

*Indicates average principal balance

The following tables describe certain characteristics of the group II mortgage loans included in the trust as of the cut-off date:

                            Number
                              of
                            Group II                            Percent of
                            Mortgage          Principal          Principal
Loan Purpose                 Loans             Balance            Balance
------------                 -----             -------            -------

Purchase................       292          $118,417,944           29.22%

Rate/Term Refinance.....       137            79,473,096           19.61

Equity Refinance........       358           207,359,569           51.17
                               ---          ------------          ------

  Total.................       787          $405,250,608          100.00%
                               ===          ============          ======

                            Number
                              of
                            Group II                            Percent of
                            Mortgage          Principal          Principal
Loan Documentation           Loans             Balance            Balance
------------------           -----             -------            -------

Full/Alternate
Documentation...........        65           $32,712,344            8.07%

Reduced Documentation...       713           368,074,180           90.83

No Stated Income........         7             3,655,666            0.90

No Income/No Asset
Verification............         2               808,419            0.20
                               ---          ------------          ------

  Total.................       787          $405,250,608          100.00%
                               ===          ============          ======

The properties securing the group II mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses, condotels and leaseholds.

The mortgage loans in the aggregate pool have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

Total Pool

                                      Weighted
                     Range            Average
                     -----            -------

Principal         $28,400 to         $344,141*
balance           $2,714,013

Mortgage rate      0.990% to          4.1205%
                    8.375%

Remaining
stated term
to maturity       351 to 480            379
(months)

*Indicates average principal balance

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:


                            Number
                              of                                Percent of
                            Mortgage          Principal          Principal
Loan Purpose                 Loans             Balance            Balance
------------                 -----             -------            -------

Purchase................       455          $155,130,524           18.25%

Rate/Term Refinance.....       492           174,642,903           20.55

Equity Refinance........     1,523           520,253,855           61.20
                             -----          ------------          ------

  Total.................     2,470          $850,027,283          100.00%
                             =====          ============          ======


                            Number
                              of                                Percent of
                            Mortgage          Principal          Principal
Loan Documentation           Loans             Balance            Balance
------------------           -----             -------            -------

Full/Alternate

Documentation...........       306           $86,711,689           10.20%

Reduced Documentation...     2,130           752,661,200           88.55

No Stated Income........        17             6,435,806            0.76

No Income/No Asset

Verification............        17             4,218,587            0.50
                             -----          ------------          ------

  Total.................     2,470          $850,027,283          100.00%
                             =====          ============          ======

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

two-to-four family units, condominiums, townhouses, condotels and leaseholds.

Generally, the mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

The securities described on the table on page S-6 are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential Funding Corporation will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be 0.425% per annum of the outstanding principal balance of that mortgage loan. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of 0.05% per annum, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of 0.375% per annum, and other related compensation payable to the subservicer, including such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding Corporation will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation.

Likewise, as described under "Description of the Certificates--Review of Mortgage Loan or Contract Documents" in the prospectus, if Residential Funding Corporation cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding Corporation will be required to repurchase the related mortgage loan.

In addition, Residential Funding Corporation may substitute a new mortgage loan for a deleted mortgage loan that is removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, loan-to-value ratio and remaining term to maturity, as described more fully under "The Trusts - Limited Right of Substitution" in the prospectus. See also "The Trusts--Repurchases of Mortgage Collateral" in the prospectus.

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

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Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The Class I-A Certificates will relate to and will receive distributions primarily from loan group I. The Class II-A Certificates will relate to and will receive distributions primarily from loan group II. The Class M Certificates will relate to and will receive distributions from both loan groups. The amount available for distribution will be calculated on a loan group basis and generally will include:

o     collections of monthly payments on the related  mortgage loans,  including prepayments and other unscheduled collections, plus

o     with   respect  to  the  Class  I-A-2   Certificates   and  Class   II-A-3
            Certificates, any amounts received from the financial guaranty insurance policy for the related class of insured certificates; plus

o     advances for delinquent payments that are deemed recoverable by the Master
            Servicer on the related mortgage loans, minus

o     the fees and expenses of the  subservicers and the master servicer for the related mortgage loans, including reimbursement for advances; and

o     the allocable  premium paid to the  certificate  insurer for the financial guaranty insurance policy.

See   "Description  of  the   Certificates  -  Glossary  of  Terms  -  Available
Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from the available distribution amount from each loan group generally as follows:

                            Priority of Distributions

                        --------------------------------

                              Class A Certificates
Priority of                 interest first from the
  Payment                   related loan group (pro
                             rata), second from the
                             non-related loan group
                                   (pro rata)

                        --------------------------------

                              Reimbursement to the
                          certificate insurer for prior
                                draws made on the
                          financial guaranty insurance
                             policy allocable to the
                          Class I-A-2 Certificates and
                            Class II-A-3 Certificates
                           with respect to interest,
                              plus interest thereon

                        --------------------------------

                              Class M Certificates
                             interest (sequentially)

                        --------------------------------

                              Class A Certificates
                            principal first from the
                             related loan group (pro
                             rata), second from the
                             non-related loan group
                                   (pro rata)

                        --------------------------------

                              Reimbursement to the
                            certificate insurer for
                             all other prior draws
                              made on the financial
                               guaranty insurance
                            policy allocable to the
                                   Class I-A-2
                             Certificates and Class
                            II-A-3 Certificates plus
                                interest thereon

                        --------------------------------

                              Class M Certificates
                            principal (sequentially,
                            in the order of priority
                                described under
                              "Description of the
                             Certificates--Principal
                                 Distributions")

                        --------------------------------

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of

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

--------------------------------------------------------------------------------

the Certificates--Excess Cash Flow and Overcollateralization" in this prospectus supplement:

o     distribution of principal to cover some realized losses;

o distribution of additional principal until the applicable required level of overcollateralization is reached;

o payment in respect of prepayment interest shortfalls for that distribution date and remaining unpaid from prior distribution dates;

o     payment in respect of basis risk shortfalls;

o payment in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

o payment in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

o reimbursement to the certificate insurer any amounts due and unpaid under the insurance agreement that remain unreimbursed; and

o distribution of any remaining funds to the Class SB Certificates and Class R Certificates, as described in the pooling and servicing agreement.

See "Description of the Certificates--Interest Distributions," "--Principal Distributions" and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

Interest distributions. The amount of interest accrued on each class of Class A Certificates and Class M Certificates on each distribution date will equal:

o     the pass-through rate for that class of certificates; multiplied by

o the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o 1/12th in the case of the Class I-A-1 Certificates and Class I-A-2 Certificates, and the actual number of days in the related interest accrual period divided by 360 in the case of all other offered certificates; minus

o the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, relief act shortfalls and the interest portion of realized losses not covered by excess cash flow or overcollateralization, as described more fully in the definition of
      "Accrued Certificate Interest" in "Description of the Certificates --Glossary of Terms" in this prospectus supplement.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Net Deferred Interest. The amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest on the related mortgage loans for that distribution date that is allocated to each such class of certificates as described under "Description of Certificates - Allocation of Net Deferred Interest." For any distribution date, the amount of deferred interest on the related mortgage loans that will be allocated to any class of certificates will equal the excess, if any, of the interest

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

--------------------------------------------------------------------------------

deferred on the related mortgage loans from the previous due date to the due date related to that distribution date over the amount of full and partial prepayments received on the related group of mortgage loans during the prepayment period related to that distribution date (this amount is referred to as net deferred interest). Net deferred interest allocated to any class of certificates will be added as principal to the outstanding certificate principal balance of each such class of certificates.

Basis Risk Shortfall Amounts. The pass-through rates for each class of certificates for any distribution date will be subject to an interest rate cap, based on the weighted average of the net mortgage rates on the mortgage loans in the related loan group. If the sum of the index and the related margin for any class of the offered certificates (but not more, in the case of the Class I-A Certificates, than the weighted average of the net maximum mortgage rates of the related mortgage loans or, in the case of the Class II-A Certificates and Class M Certificates, 11.00% per annum) exceeds the related weighted average net mortgage rate cap (adjusted, in the case of the Class I-A-2 Certificates and Class II-A-3 Certificates for the related insurance premium), holders of those classes of the certificates will be entitled to receive the resulting basis risk shortfall amount from excess cash flow or from the basis risk shortfall reserve fund. With respect to the initial distribution date only, if the pass-through rate on the Class A Certificates or Class M Certificates is limited by the interest rate cap, holders of the Class A Certificates and Class M Certificates will be entitled to amounts withdrawn from the basis risk shortfall reserve fund. Holders of the Class A Certificates and Class M Certificates will not be entitled to reimbursement for basis risk shortfall amounts from the basis risk shortfall reserve fund on any other distribution date.

Basis Risk Shortfall Reserve Fund. On the closing date, the depositor will cause, on behalf of the trust, approximately $825,000 to be deposited in an account referred to herein as the basis risk shortfall reserve fund, which was estimated to approximate the amount of any potential shortfall of interest on the Class A Certificates and Class M Certificates on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period and the weighted average of the net mortgage rates on the related mortgage loans will be less than the index plus the related margin on the Class A Certificates and Class M Certificates on such distribution date. To the extent any such class of certificates has a shortfall of interest on the initial distribution date due to the application of the applicable weighted average net mortgage rate cap, amounts will be withdrawn from the basis risk shortfall reserve fund and paid to the Class A Certificates and Class M Certificates on the initial distribution date to reduce that shortfall to the extent of available funds. The basis risk shortfall reserve fund will then be closed and amounts on deposit therein will be distributed to Greenwich Capital Markets, Inc. or its designee.

Allocations of principal. Principal distributions on the offered certificates will be made primarily from principal payments on the related mortgage loans as described in this prospectus supplement. In addition, the offered certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached, to the extent described in this prospectus supplement. Each class of

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

--------------------------------------------------------------------------------

Class A Certificates also may receive a distribution of principal to cover losses and to increase the amount of overcollateralization from the excess cash flow from the non-related mortgage loans until the required amount of overcollateralization is reached. Also, payments of principal on the Class I-A-2 Certificates and Class II-A-3 Certificates will be made from draws on the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the offered certicates.

See "Description of the Certificates--Principal Distributions" and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Cash Flow. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the offered certificates each month and related expenses, there may be excess cash flow. Some of this excess cash flow may be used to protect the offered certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses.

Overcollateralization. On the closing date, the trust will issue an aggregate principal amount of offered certificates which is approximately equal to 99.20% of the aggregate principal balance of the mortgage loans as of the cut-off date. On each distribution date, to the extent not used to cover realized losses, excess cash flow, if necessary, will be used to pay principal to the offered certificates, reducing the aggregate certificate principal balance of those certificates below the aggregate principal balance of the mortgage loans to the extent necessary to maintain the required overcollateralization amount. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans to the extent not covered by excess cash flow.

Subordination. As long as the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the class of Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses, except as described in this prospectus supplement. If the certificate principal balances of the Class M Certificates have been reduced to zero, all losses on group I loans will be allocated to the Class I-A-2 Certificates as long as the Class I-A-2 Certificates remain outstanding, and all losses on group II loans will be allocated to the Class II-A-3 Certificates as long as the Class II-A-3 Certificates remain outstanding, and then to the Class II-A-2 Certificates as long as the Class II-A-2 Certificates remain outstanding.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Financial Guaranty Insurance Policy. On the closing date, the certificate insurer will issue a financial guaranty insurance policy in favor of the trustee, for the benefit of the holders of the Class I-A-2 Certificates and Class II-A-3 Certificates. The financial guaranty insurance policy will unconditionally and irrevocably guarantee shortfalls in amounts available to pay the interest distribution amount for the offered certificates on any distribution date, will cover any losses allocated to the related

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

--------------------------------------------------------------------------------

offered certificates if not covered by excess cash flow or overcollateralization and will guarantee the outstanding certificate principal balance of the related offered certificates on the distribution date in April 2046. However, the financial guaranty insurance policy will not provide coverage for some interest shortfalls, including basis risk shortfalls, prepayment interest shortfalls, relief act shortfalls and net deferred interest.

See  "Description  of  the   Certificates--Description   of  Financial  Guaranty
Insurance Policy" in this prospectus supplement.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer may only advance funds if it determines that the advance would be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans, after giving effect to distributions to be made on that distribution date, is less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the master servicer may, but will not be required to:

      o purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates;

                                       or

      o purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates. In addition, no purchase of the mortgage loans or the certificates will be permitted if it would result in a draw on the financial guaranty insurance policy, and no purchase of the mortgage loans or the certificates will be permitted if the certificate insurer would not be paid all amounts owed to it unless, in either case, the certificate insurer consents to the termination.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement
and  "The   Pooling  and   Servicing   Agreement--Termination;   Retirement   of
Certificates" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-6 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying

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

--------------------------------------------------------------------------------

mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of prepayment interest shortfalls, relief act shortfalls or basis risk shortfalls.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will, and the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the Class A Certificates and Class M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of any basis risk shortfall reserve fund, as three real estate mortgage investment conduits. The offered certificates will each represent ownership of a regular interest in a real estate mortgage investment conduit coupled with a right to receive certain payments in respect of basis risk shortfall amounts. The offered certificates (exclusive of their right to payments of basis risk shortfall amounts) generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

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

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

Negative Amortization
Loans and Deferred
Interest

The yield on and           The  interest  rates  on the  mortgage  loans  adjust
weighted average           monthly,  after an initial  fixed rate  period of one
lives of the certificates  month,  but their  minimum  monthly  payments  adjust
will be subject to         annually, subject to maximum interest rates, payments
negative amortization caps and other limitations. The initial interest on the mortgage loans rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin and, for approximately 38.2% of the mortgage loans, are not more than 1.000% per annum and in no case exceed 4.200% per annum. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

                           The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying full or partial principal prepayments received on the mortgage loans to interest distributions on the certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will be deducted from the interest payable to the certificates as described in "Description of the Certificates--Allocation of Net Deferred Interest" in this prospectus supplement. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the certificate principal balance of that class. Any such allocation of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates. Only the amount by which full and partial principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans, together with other scheduled and unscheduled payments of principal, will be distributed as a principal distribution on the certificates. The increase in the certificate principal balance of any class of certificates may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

Risk of Loss

Underwriting               Generally,  the mortgage  loans have been  originated
standards may affect       using underwriting  standards that are less stringent
risk of loss on the        than the  underwriting  standards  applied by certain
mortgage loans.            other first lien  mortgage  loan  purchase  programs,
                           such as  those  of  Fannie  Mae,  Freddie  Mac or the
                           depositor's  affiliate,  Residential Funding Mortgage
                           Securities   I,   Inc.    Applying   less   stringent
                           underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.


                           Examples include the following:

                             o mortgage loans secured by non-owner occupied properties, which constitute 8.6% of the mortgage pool by principal balance, may present a greater risk that the borrower will stop making monthly payments if the borrower's financial condition deteriorates;

                             o mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is more than 80% of the value of the mortgaged property), which constitute 4.2% of the mortgage pool by principal balance, may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;

                             o mortgage loans made to borrowers whose income is not required to be disclosed or verified, which constitute 89.8% of the mortgage pool by principal balance, may increase the risk that the borrower's income is less than that represented.

                           Some of the mortgage loans with loan-to-value ratios over 80% are insured by primary mortgage insurance to the extent described in this prospectus. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                           In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                           See "The Trusts--Underwriting Policies" and "Certain Legal Aspects of Mortgage Loans and Contracts" in the prospectus.

The return on your         The Servicemembers  Civil Relief Act, as amended,  or
certificates could be Relief Act, provides relief to borrowers who enter reduced by shortfalls active military service and to borrowers in reserve
due to the                 status  who are  called  to  active  duty  after  the
Servicemembers Civil       origination of their mortgage loan. Current or future
Relief Act.                military operations of the United States may increase
                           the number of  borrowers  who are in active  military
                           service, including persons in reserve status who have
                           been  called or will be called  to active  duty.  The
                           Relief Act provides  generally that a borrower who is
                           covered by the Relief Act may not be charged interest
                           on a mortgage  loan in excess of 6% per annum  during
                           the  period  of  the  borrower's   active  duty.  Any
                           resulting interest  shortfalls are not required to be
                           paid by the borrower at any future  time.  The master
                           servicer is not required to advance these  shortfalls
                           as delinquent  payments,  and the  shortfalls are not
                           covered  by any  form of  credit  enhancement  on the
                           certificates.  Interest  shortfalls  on the  mortgage
                           loans due to the  application  of the  Relief  Act or
                           similar legislation or regulations will be applied to
                           reduce   accrued   interest  on  each  class  of  the
                           certificates  on a pro rata basis. In the case of the
                           Class   I-A-2    Certificates    and   Class   II-A-3
                           Certificates, these shortfalls will not be covered by the financial guaranty insurance policy.

                           The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of certificates with a certificate principal balance greater than zero with the lowest payment priority.

                           We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                           See the definition of Accrued Certificate Interest under "Description of the Certificates--Glossary of Terms" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

The return on your         Losses on the mortgage  loans may occur due to a wide
certificates may be        variety of causes, including a decline in real estate
affected by losses on      values,   and  adverse   changes  in  the  borrower's
the mortgage loans,        financial condition.  A decline in real estate values
which could occur due or economic conditions nationally or in the regions to a variety of causes. where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your         One risk of investing in  mortgage-backed  securities
certificates may be        is  created  by  any  concentration  of  the  related
particularly sensitive     properties  in  one  or  more   geographic   regions.
to changes in real         Approximately  62.6%  and 70.8% of the  cut-off  date
estate markets in          principal  balance  of the group I loans and group II
specific regions.          loans,  respectively,  are located in California.  In
                           addition,  approximately  12.0% of the  cut-off  date
                           principal balance of the group I loans are located in
                           Florida.  If the regional  economy or housing  market
                           weakens in  California  or  Florida,  or in any other
                           region   having  a   significant   concentration   of
                           properties   underlying  the  mortgage   loans,   the
                           mortgage  loans in that  region may  experience  high
                           rates of loss and delinquency, resulting in losses to
                           certificateholders. A region's economic condition and
                           housing  market may also be  adversely  affected by a
                           variety of events,  including  natural disasters such
                           as  earthquakes,  hurricanes,  floods and  eruptions,
                           civil disturbances such as riots, disruptions such as
                           ongoing power outages,  or terrorist  actions or acts
                           of war.  The  economic  impact of any of those events
                           may  also  be  felt  in  areas   beyond   the  region
                           immediately  affected by the disaster or disturbance.
                           The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

                           Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months, may have adversely affected mortgaged properties located in those states. Generally, the mortgage pool does not include mortgage loans secured by mortgaged properties located in the federal emergency management agency ("FEMA") designated individual assistance zones. However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas. Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes. Residential Funding will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of or the interests of the holders of the certificates of that series in the related mortgage loan, Residential Funding will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates. We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.

                           See "Description of the Mortgage  Pool--Mortgage Pool
                           Characteristics--The    Mortgage    Pool"   in   this
                           prospectus supplement.

Excess interest from the   The amount by which the  aggregate  stated  principal
mortgage loans may not     balance of the mortgage  loans  exceeds the aggregate
provide adequate credit    class   certificate   balance   of  the   classes  of
enhancement.               certificates,  other than the Class SB  Certificates,
                           is called  "overcollateralization." The initial level
                           of     overcollateralization     (that    is,     the
                           overcollateralization   on  the   closing   date)  is
                           expected to approximately  equal to the initial level
                           of overcollateralization  required by the pooling and
                           servicing agreement.  The mortgage loans are expected
                           to  accrue  more  interest  than  is  needed  to  pay
                           interest on the classes of  certificates  because the
                           weighted  average net  mortgage  rate on the mortgage
                           loans is  expected  to be  higher  than the  weighted
                           average   pass-through   rate  on  such   classes  of
                           certificates.   In  the  event   that  the  level  of
                           overcollateralization   is  reduced,   such   "excess
                           interest" will be used to make  additional  principal
                           payments on the classes of certificates to the extent
                           described    in    this    prospectus     supplement.
                           Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans.
                           However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

                           The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date, the amount of deferred interest for those mortgage loans and the amount of principal collections available to offset the deferred interest. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates. The pass-through rate of each class of offered certificates is subject to a net rate cap which generally is based on the weighted average net mortgage rates of the mortgage loans. If the pass-through rate on one or more classes is limited by the applicable net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose. If the protection afforded by overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

The value of your          If  the   performance   of  the  mortgage   loans  is
certificates may be        substantially   worse  than  assumed  by  the  rating
reduced if losses are agencies, the ratings of any class of the higher than expected. certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A transfer of master       If the master  servicer  defaults in its  obligations
servicing in the event     under the pooling and servicing agreement, the master
of a master servicer       servicing of the mortgage loans may be transferred to
default may increase       the  trustee  or an  alternate  master  servicer,  as
the risk of payment        described under "The Pooling and Servicing  Agreement
application errors.        - Rights Upon Event of Default" in the prospectus. In
                           the  event of such a  transfer  of  master  servicing
                           there may be an increased  risk of errors in applying
                           payments   from   borrowers   or   in    transmitting
                           information   and  funds  to  the  successor   master
                           servicer.

Risks Relating to
Primary Mortgage
Insurers

You may incur losses       Approximately  4.2% of the aggregate stated principal
if a primary mortgage balance of the mortgage loans as of the cut-off date insurer fails to make have an LTV ratio at origination in excess of 80% and
payments under a           are insured by a primary  mortgage  insurance  policy
primary mortgage           issued by Mortgage  Guaranty  Insurance  Corporation,
insurance policy.          Republic   Mortgage  Ins.   N.C.,   United   Guaranty
                           Residential  Insurance Company,  Triad Guaranty,  PMI
                           Mortgage Insurance Company, General Electric Mortgage
                           Insurance Corporation or Radian Guaranty Inc. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.

Limited Obligations

Payments on the            The certificates represent interests only in the RALI
mortgage loans are         Series 2006-QO4 Trust,  and, in the case of the Class
the sole source of         I-A-2  Certificates  and Class  II-A-3  Certificates,
payments on your           have the  benefit of a financial  guaranty  insurance
certificates.              policy.   The   certificates   do  not  represent  an
                           ownership interest in or obligation of the depositor,
                           the master  servicer or any of their  affiliates.  If
                           proceeds from the assets of the RALI Series  2006-QO4
                           Trust  are  not   sufficient  to  make  all  payments
                           provided   for  under  the  pooling   and   servicing
                           agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

                           The only credit enhancement for the offered certificates will be excess cash flow,
                           overcollateralization,       cross-collateralization,
                           subordination provided to the Class A Certificates by the Class M Certificates (and with respect to the Class I-A-1 Certificates, the subordination provided by the Class I-A-2 Certificates, with respect to the Class II-A-1 Certificates, the subordination provided by the Class II-A-2 Certificates and Class II-A-3 Certificates, and with respect to the Class II-A-2 Certificates, the subordination provided by the Class II-A-3 Certificates), subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority, and, in the case of the Class I-A-2 Certificates and Class II-A-3 Certificates only, the financial guaranty insurance policy, in each case as described in this prospectus supplement.

Liquidity Risks

You may have to hold your  A  secondary  market  for your  certificates  may not
certificates to            develop.  Even if a secondary market does develop, it
maturity if their          may not continue or it may be  illiquid.  Neither the
marketability is limited.  underwriter  nor  any  other  person  will  have  any
                           obligation  to  make  a  secondary   market  in  your
                           certificates. Illiquidity means you may not be able to find a buyer to buy your certificates readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                           Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, such as the Class A Certificates and Class M Certificates, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy                 The transfer of the mortgage  loans from  Residential
proceedings could          Funding  Corporation,  or Residential Funding, to the
delay or reduce            depositor  is  intended  by the parties to be and has
distributions on the       been  documented as a sale.  However,  if Residential
certificates.              Funding  were  to  become  bankrupt,   a  trustee  in
                           bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of Residential Funding. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

The bankruptcy of a        If  a  borrower   becomes  subject  to  a  bankruptcy
borrower may               proceeding,    a   bankruptcy   court   may   require
increase the risk of       modifications of the terms of a mortgage loan without
loss on a mortgage loan.   a permanent  forgiveness  of the principal  amount of
                           the  mortgage  loan.   Modifications   have  included
                           reducing the amount of each monthly payment, changing
                           the  rate of  interest  and  altering  the  repayment
                           schedule.   In  addition,   a  court  having  federal
                           bankruptcy jurisdiction may permit a debtor to cure a
                           monetary  default  relating to a mortgage loan on the
                           debtor's  residence  by  paying  arrearages  within a
                           reasonable   period  and   reinstating  the  original
                           mortgage  loan  payment  schedule,  even  though  the
                           lender   accelerated  the  mortgage  loan  and  final
                           judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and
Prepayment
Considerations

The yield on your          The  yield  to  maturity  on each  class  of  offered
certificates will vary     certificates  will  depend on a variety  of  factors,
depending on the rate      including:
of prepayments.

                             o the rate and timing of principal payments on the mortgage loans in the related loan group or loan groups, including prepayments, net deferred interest on the mortgage loans, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                             o the allocation of principal payments on the mortgage loans in the related loan group or loan groups among the various classes of offered certificates;

                             o  the pass-through rate for that class;

                             o interest shortfalls due to mortgagor prepayments in the

                             o  related loan group or loan groups; and

                             o  the purchase price of that class.

                           The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

                           In addition, the master servicer may, in some cases, purchase any mortgage loan that is at least three months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.

                           In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of                Since  mortgagors,  in most cases,  can prepay  their
prepayments on the         mortgage  loans at any time,  the rate and  timing of
mortgage loans will        principal  distributions on the offered  certificates
vary depending on          are highly  uncertain and are  dependent  upon a wide
future market conditions   variety  of  factors,   including   general  economic
and other factors.         conditions,   interest  rates,  the  availability  of
                           alternative   financing   and   homeowner   mobility.
                           Generally,   when  market  interest  rates  increase,
                           borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                           Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates.

                           All of the cut-off date principal balance of the mortgage loans in loan group I and loan group II, respectively, provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. See "Description of the Mortgage Pool--The Program" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

SSome of the mortgage Approximately 16.0% and 16.1% of the group I loans loans provide for large and group II loans, respectively, provide for a
payments at maturity.      payment option  whereby the monthly  payment will not
                           fully   amortize  the  principal  over  the  term  to
                           maturity of the mortgage loan and, thus, will require a substantial principal payment, sometimes called a balloon amount, at the stated maturity. Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.

                           See "Description of the Mortgage Pool" in this prospectus supplement.

The yield on your          The offered certificates of each class have different
certificates will be       yield  considerations and different  sensitivities to
affected by the            the rate and timing of principal distributions.
specific terms that
apply to that class,
discussed below.

                           See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

The offered                The offered  certificates are each subject to various
certificates are each      priorities  for payment of  principal as described in
subject to different       this   prospectus   supplement.    Distributions   of
payment priorities.        principal  on  the  offered  certificates  having  an
                           earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage pool. Those classes of offered certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on such classes.

                           Investors in the Class I-A-1, Class II-A-1, Class II-A-2 and Class M Certificates should be aware that reimbursement of draws on the financial guaranty insurance policy obtained for the benefit of the Class I-A-2 Certificates and Class II-A-3 Certificates will accrue interest until paid, and reimbursement for draws in respect of interest, with interest thereon, will be paid prior to distributions of interest on the Class M Certificates and principal on the Class A Certificates and Class M Certificates. Moreover, reimbursement of draws in respect of principal will be reimbursed, with interest, prior to distributions of principal on the Class M Certificates.

The pass-through           The  pass-through  rate  on  each  class  of  offered
rates on the offered       certificates  is subject to a net WAC rate cap on the
certificates are subject related mortgage loans, as described in this to a net WAC rate cap prospectus supplement. Therefore, the prepayment of and therefore may not the related mortgage loans with higher mortgage rates always receive interest may result in a lower pass-through rate on any class based on One-Month LIBOR of offered certificates if the net WAC rate cap is or MTA plus the related reduced to less than One-Month LIBOR plus the related
margin.                    margin or MTA plus the  related  margin,  as the case
                           may be.

                           To the extent the pass-through rate on any class of offered certificates is based upon the net WAC rate cap of the related mortgage loans, the difference between that net WAC rate cap and One-Month LIBOR plus the related margin (but not more than 11.00% per annum) in the case of the Class II-A Certificates and the Class M Certificates, or MTA plus the related margin (but not more than the weighted average of the net maximum mortgage rates of the related mortgage loans) in the case of the Class I-A Certificates, will create a shortfall that will carry forward with interest thereon. The shortfalls described above will not be covered by the financial guaranty insurance policy and will only be payable from any excess cash flow available for that purpose as described in this prospectus supplement or with respect to the first distribution date only, the basis risk reserve fund. These shortfalls may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final payment date.

The yields on the          The pass-through  rates of the Class I-A Certificates
certificates may be        will be based on the level of MTA,  subject  to a cap
affected by changes in     generally  equal to the  weighted  average of the net
interest rates.            mortgage  rates on the related  mortgage  loans.  The
                           pass-through rates of the Class II-A Certificates and Class M Certificates will be based on the level of One-Month LIBOR, subject to a cap equal to the lesser of the weighted average of the net mortgage rates on the related mortgage loans and 11.00%. The cap in respect of the Class I-A-2 Certificates and Class
                           II-A-3 Certificates will also be adjusted for the certificate insurer's premium. Thus, the yields to investors in these certificates will be sensitive to fluctuations in the level of LIBOR or MTA, as applicable, and may be adversely affected by the application of the applicable weighted average net mortgage rate cap.

                           The mortgage rates on approximately 99.3% of the mortgage loans will be based on MTA, which is a
                           12-month average of the monthly yields on U.S. Treasury securities, adjusted to a constant maturity of one year. For the remaining mortgage loans, the mortgage rates will be based on the LIBOR index applicable to those mortgage loans. The MTA index may rise or fall more slowly or quickly than, or move in an opposite direction to, One-Month LIBOR. We cannot assure you as to the level, rate or timing of changes in any index. If One-Month LIBOR increases faster than MTA, the pass-through rates on the Class II-A Certificates and Class M Certificates, which are based on One-Month LIBOR, are more likely to be limited by the applicable weighted average net mortgage rate cap, and the value of those certificates may be temporarily or permanently reduced.

Class I-A-2, Class         Investors in the Class I-A-2  Certificates  should be
II-A-2 and Class II-A-3    aware that, after the certificate  principal balances
Certificates               of the  Class M  Certificates  have been  reduced  to
                           zero,   losses  on  the  mortgage   loans   otherwise
                           allocable  to the Class  I-A-1  Certificates  will be
                           allocable to the Class I-A-2  Certificates as long as
                           the Class I-A-2 Certificates remain  outstanding,  as
                           described in this prospectus supplement. Investors in
                           the  Class  II-A-2   Certificates  and  Class  II-A-3
                           Certificates   should  be  aware   that,   after  the
                           certificate   principal   balances  of  the  Class  M
                           Certificates have been reduced to zero, losses on the
                           mortgage  loans  otherwise  allocable  to  the  Class
                           II-A-1  Certificates  and Class  II-A-2  Certificates
                           will be allocated to the Class II-A-3 Certificates as
                           long  as  the  Class   II-A-3   Certificates   remain
                           outstanding   and,   thereafter,   losses   otherwise
                           allocable  to the Class II-A-1  Certificates  will be
                           allocable to the Class II-A-2 Certificates as long as
                           the Class II-A-2 Certificates remain outstanding,  as
                           described in this prospectus  supplement.  Therefore,
                           the  yield to  maturity  of the  Class  I-A-2,  Class
                           II-A-2  and  Class   II-A-3   Certificates   will  be
                           extremely sensitive to losses on the mortgage loans after the certificate principal balance of the Class
                           M Certificates have been reduced to zero.

Class M Certificates       The yield to  investors  in the Class M  Certificates
                           will be sensitive to the rate and timing of losses on the mortgage loans, to the extent not covered by excess cash flow or overcollateralization. Losses on the mortgage loans, to the extent not covered by excess cash flow or overcollateralization, will be allocated to the most subordinate class of Class M
                           Certificates outstanding.

                           See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

The recording of           The mortgages or  assignments of mortgage for many of
mortgages in the           the  mortgage  loans have been or may be  recorded in
name of MERS may           the name of Mortgage Electronic Registration Systems,
affect the yield on the    Inc., or MERS,  solely as nominee for the  originator
certificates.              and   its   successors   and   assigns.    Subsequent
                           assignments   of  those   mortgages  are   registered
                           electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the class or classes of certificates with certificate principal balances greater than zero with the lowest payment priorities.

                           The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                           For additional information regarding MERS and the MERS(R) System, see "Description of the Mortgage Pool--Mortgage Pool Characteristics" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus.

                                 Issuing Entity

      The depositor will establish a trust with respect to Series 2006-QO4 on the closing date, under a series supplement, dated as of April 1, 2006, to the standard terms of pooling and servicing agreement, dated as of March 1, 2006, among the depositor, the master servicer and the trustee. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 40 years. The mortgage pool will be divided into the following two loan groups: loan group I and loan group II. The trust will not have any additional equity. The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders.

      The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                           Sponsor and Master Servicer

      Residential Funding Corporation, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "The Trusts--Mortgage Collateral Sellers" and "--Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Corporation finances its operations primarily through its securitization program.

      Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased Residential Funding Corporation in 1990. In 1995, Residential Funding Corporation expanded its business to include "Alt-A" first lien mortgage loans, such as some of the mortgage loans described in this prospectus supplement. Residential Funding Corporation also began to acquire and service "subprime", closed-end and revolving loans secured by second liens in 1995.

Sponsor Securitization Experience

      The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Corporation for the past five years. Residential Funding Corporation sponsored approximately $23.9 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Corporation sponsored approximately $52.1 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                        Sponsor Securitization Experience

First Lien Mortgage Loans

 Volume by Principal Balance           2001                 2002                 2003                 2004                2005
------------------------------
Prime Mortgages (1)              $ 16,387,846,100    $ 16,177,753,813     $ 18,964,072,062     $ 11,953,278,792    $ 24,149,038,614

Non-Prime Mortgages (2)          $  7,566,949,253    $ 15,475,700,554     $ 27,931,235,627     $ 24,408,531,445    $ 27,928,496,334
                                 ----------------    ----------------     ----------------     ----------------    ----------------
Total                            $ 23,954,795,353    $ 31,653,454,367     $ 46,895,307,689     $ 36,361,810,237    $ 52,077,534,948
                                 ================    ================     ================     ================    ================

Prime Mortgages (1)                         68.41%              51.11%               40.44%               32.87%              46.37%

Non-Prime Mortgages (2)                     31.59%              48.89%               59.56%               67.13%              53.63%
                                 ----------------    ----------------     ----------------     ----------------    ----------------

Total                                      100.00%             100.00%              100.00%              100.00%             100.00%
                                 ================    ================     ================     ================    ================

   Percentage Change from
       Prior Year (3)
------------------------------
Prime Mortgages (1)                         98.71%              (1.28)%              17.22%              (36.97)%            102.03%

Non-Prime Mortgages (2)                      2.60%             104.52%               80.48%              (12.61)%             14.42%
                                 ----------------    ----------------     ----------------     ----------------    ----------------

Total Volume                                53.34%              32.14%               48.15%              (22.46)%             43.22%
                                 ================    ================     ================     ================    ================


Junior Lien Mortgage Loans

 Volume by Principal Balance           2001                 2002                 2003                 2004                2005
------------------------------
Prime Mortgages (1)              $  2,438,519,235    $  2,875,005,049     $  3,207,008,585     $  2,085,015,925    $  2,409,506,573

Non-Prime Mortgages (2)                     --                  --                   --                   --                  --
                                 ----------------    ----------------     ----------------     ----------------    ----------------

Total                            $  2,438,519,235    $  2,875,005,049     $  3,207,008,585     $  2,085,015,925    $  2,409,506,573
                                 ================    ================     ================     ================    ================

Prime Mortgages (1)                        100.00%             100.00%              100.00%              100.00%             100.00%

Non-Prime Mortgages (2)                      0.00%               0.00%                0.00%                0.00%               0.00%

   Percentage Change from
       Prior Year (3)
------------------------------
Prime Mortgages (1)                        (12.07)%           17.90%             11.55%            (34.99)%           15.56%

Non-Prime Mortgages (2)                       --                --                 --                 --                --
                                          -------           -------            -------            -------           -------
Total Volume                               (12.07)%           17.90%             11.55%            (34.99)%           15.56%
                                          =======           =======            =======            =======           =======

First Lien Mortgage Loans

   Volume by Number of Loans             2001              2002               2003               2004              2005
------------------------------
Prime Mortgages (1)                        57,758            68,077             86,166             55,773            91,631

Non-Prime Mortgages (2)                    71,443           136,789            200,446            170,696           173,796
                                          -------           -------            -------            -------           -------

Total                                     129,201           204,866            286,612            226,469           265,427
                                          =======           =======            =======            =======           =======

Prime Mortgages (1)                         44.70%            33.23%             30.06%             24.63%            34.52%

Non-Prime Mortgages (2)                     55.30%            66.77%             69.94%             75.37%            65.48%
                                          -------           -------            -------            -------           -------

Total                                      100.00%           100.00%            100.00%            100.00%           100.00%
                                          =======           =======            =======            =======           =======

   Percentage Change from
        Prior Year(3)
------------------------------
Prime Mortgages (1)                         56.78%            17.87%             26.57%            (35.27)%           64.29%

Non-Prime Mortgages (2)                     (5.21)%           91.47%             46.54%            (14.84)%            1.82%
                                          -------           -------            -------            -------           -------

Total                                       15.14%            58.56%             39.90%            (20.98)%           17.20%
                                          =======           =======            =======            =======           =======

Junior Lien Mortgage Loans

      Volume by
   Number of Loans                       2001              2002               2003               2004              2005
------------------------------
Prime Mortgages (1)                        62,952            73,188             84,962             51,614            53,071

Non-Prime Mortgages (2)                      --                 --                 --                 --               --
                                          -------           -------            -------            -------           -------

Total                                      62,952            73,188             84,962             51,614            53,071
                                          =======           =======            =======            =======           =======

Prime Mortgages (1)                        100.00%           100.00%            100.00%            100.00%           100.00%

Non-Prime Mortgages (2)                      0.00%             0.00%              0.00%              0.00%             0.00%

   Percentage Change from
       Prior Year (3)
------------------------------
Prime Mortgages (1)                        (16.49)%           16.26%             16.09%            (39.25)%            2.82%

Non-Prime Mortgages (2)                      --                 --                 --                 --               --
                                          -------           -------            -------            -------           -------

Total                                      (16.49)%           16.26%             16.09%            (39.25)%            2.82%
                                          =======           =======            =======            =======           =======

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

Master Servicer Servicing Experience

      The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by Residential Funding Corporation for the past five years, and the annual average number of such loans for the same period. Residential Funding Corporation was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Corporation was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                      Master Servicer Servicing Experience

First Lien Mortgage Loans

  Volume by Average Outstanding
        Principal Balance                2001              2002               2003               2004              2005
Prime Mortgages (1)                $ 51,374,446,489   $ 43,282,264,857    $ 33,749,084,171    $ 32,453,682,854   $ 47,935,800,813

Non-Prime Mortgages (2)            $ 16,429,992,363   $ 24,910,565,613    $ 39,334,697,127    $ 50,509,138,736   $ 53,938,083,312
                                   ----------------   ----------------    ----------------    ----------------   -----------------

Total                              $ 67,804,438,852   $ 68,192,830,470    $ 73,083,781,298    $ 82,962,821,591   $ 101,873,884,125
                                   ================   ================    ================    ================   =================

Prime Mortgages (1)                           75.77%             63.47%              46.18%              39.12%             47.05%

Non-Prime Mortgages (2)                       24.23%             36.53%              53.82%              60.88%             52.95%
                                   ----------------   ----------------    ----------------    ----------------   -----------------

Total                                        100.00%            100.00%             100.00%             100.00%            100.00%
                                   ================   ================    ================    ================   =================

     Percentage Change from
         Prior Year (3)
-----------------------------
Prime Mortgages (1)                           (3.91)%           (15.75)%            (22.03)%             (3.84)%            47.71%

Non-Prime Mortgages (2)                       27.94%             51.62%              57.90%              28.41%              6.79%
                                   ----------------   ----------------    ----------------    ----------------   -----------------
Total Based on Average
Outstanding Principal Balance                  2.26%              0.57%               7.17%              13.52%             22.79%
                                   ================   ================    ================    ================   =================

Junior Lien Mortgage Loans

  Volume by Average Outstanding
        Principal Balance                2001              2002               2003               2004              2005
Prime Mortgages (1)                 $ 3,512,887,567   $ 4,102,615,571    $ 4,365,319,862    $ 5,135,640,057   $ 5,476,133,777

Non-Prime Mortgages (2)             $             0   $             0    $             0    $             0   $             0
                                    ---------------   ---------------    ---------------    ---------------   ---------------

Total                               $ 3,512,887,567   $ 4,102,615,571    $ 4,365,319,862    $ 5,135,640,057   $ 5,476,133,777
                                    ===============   ===============    ===============    ===============   ===============

Prime Mortgages (1)                          100.00%           100.00%            100.00%            100.00%           100.00%

Non-Prime Mortgages (2)                        0.00%             0.00%              0.00%              0.00%             0.00%

     Percentage Change from
          Prior Year(3)
-----------------------------
Prime Mortgages (1)                           13.85%            16.79%              6.40%             17.65%             6.63%

Non-Prime Mortgages (2)                        --                --                 --                 --                --
                                    ---------------   ---------------    ---------------    ---------------   ---------------
Total Based on Average
Outstanding Principal Balance                 13.85%            16.79%              6.40%             17.65%             6.63%
                                    ===============   ===============    ===============    ===============   ===============

First Lien Mortgage Loans

Volume by Average Number of Loans        2001              2002               2003               2004              2005
Prime Mortgages (1)                         237,946           202,938            168,654            156,745           201,903

Non-Prime Mortgages (2)                     168,058           242,625            341,863            414,639           411,550
                                    ---------------   ---------------    ---------------    ---------------   ---------------

Total                                       406,004           445,563            510,517            571,384           613,453
                                    ===============   ===============    ===============    ===============   ===============

Prime Mortgages (1)                           58.61%            45.55%             33.04%             27.43%            32.91%

Non-Prime Mortgages (2)                       41.39%            54.45%             66.96%             72.57%            67.09%
                                    ---------------   ---------------    ---------------    ---------------   ---------------

Total                                        100.00%           100.00%            100.00%            100.00%           100.00%
                                    ===============   ===============    ===============    ===============   ===============

     Percentage Change from
         Prior Year (3)
-----------------------------
Prime Mortgages (1)                           (6.59)%          (14.71)%           (16.89)%            (7.06)%           28.81%

Non-Prime Mortgages (2)                       28.76%            44.37%             40.90%             21.29%            (0.74)%
                                    ---------------   ---------------    ---------------    ---------------   ---------------
Total Based on Average Number of
Loans                                          5.39%             9.74%             14.58%             11.92%             7.36%
                                    ===============   ===============    ===============    ===============   ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

Junior Lien Mortgage Loans

 Volume by Percentage of Average
         Number of Loans                 2001               2002               2003              2004                2005
Prime Mortgages (1)                         104,044           118,773           127,833           147,647            143,713

Non-Prime Mortgages (2)                        --               --                --                --                 --
                                            -------           -------           -------           -------            -------

Total                                       104,044           118,773           127,833           147,647            143,713
                                            =======           =======           =======           =======            =======

Prime Mortgages (1)                          100.00%           100.00%           100.00%           100.00%            100.00%

Non-Prime Mortgages (2)                        0.00%             0.00%             0.00%             0.00%              0.00%

     Percentage Change from
          Prior Year(3)
-----------------------------
Prime Mortgages (1)                           22.78%            14.16%             7.63%            15.50%             (2.66)%

Non-Prime Mortgages (2)                        --                --                --                --                 --
                                            -------           -------           -------           -------            -------

Total Based on Average Number of
Loans                                         22.78%            14.16%             7.63%            15.50%             (2.66)%
                                            =======           =======           =======           =======            =======

----------

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      Residential Funding Corporation's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool - The Program" in this prospectus supplement. Residential Funding Corporation's material role and responsibilities in this transaction, including as master servicer, are described in the prospectus under "The Trusts --Qualification of Sellers" and "The Trusts - Repurchases of Mortgage Collateral" and in this prospectus supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicer--Master Servicer."

      Residential Funding Corporation's wholly-owned subsidiary, Homecomings Financial Network, Inc., or Homecomings, originated and sold to Residential Funding Corporation approximately 47.3% of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool - Originators" and "Pooling and Servicing Agreement - The Master Servicer and Subservicers" in this prospectus supplement.

                     Affiliations Among Transaction Parties

      The  diagram  below  illustrates  the  various   relationships  among  the
affiliated transaction parties.


                      -------------------------------------

                           General Motors Corporation

                      -------------------------------------

                      -------------------------------------

                      General Motors Acceptance Corporation
                                     (GMAC)

                      -------------------------------------

                      -------------------------------------
                         Residential Capital Corporation
                      -------------------------------------

-------------------------------                 --------------------------------

Residential Funding Corporation                 Residential Accredit Loans, Inc.
(Sponsor and Master Servicer)                              (Depositor)

-------------------------------                 --------------------------------

-------------------------------

Homecomings Financial Network
    (Subservicer)

-------------------------------

                        Description of the Mortgage Pool

General

      The mortgage pool will consist of 2,470 payment-option, adjustable-rate mortgage loans with a negative amortization feature, with an aggregate principal balance outstanding as of the cut-off date after deducting payments of principal due during the month of the cut-off date, of approximately $850,027,283. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties.

      The mortgage pool will consist of two groups of mortgage loans, Loan Group I and Loan Group II. The mortgage loans in the two groups are referred to as the Group I Loans and the Group II Loans. The Group I Loans will consist of adjustable rate mortgage loans with a negative amortization feature which had principal balances at origination which were less than or equal to the conforming balance. The Group II Loans will consist of adjustable rate mortgage loans with a negative amortization feature which had principal balances at origination which were less than, equal to or greater than the conforming balance. The conforming balance for mortgage loans secured by a single family property is $417,000 for all mortgage loans other than those originated in Alaska and Hawaii, for which it is $625,500. For two-, three- and four-family properties the maximum balance is $533,850, $645,300 or $801,950, respectively, or $800,775, $967,950 and $1,202,925, respectively, if the property is located in Alaska or Hawaii.

      None of the Group I Loans and Group II Loans have a due date other than the first of each month. The mortgage loans will consist of mortgage loans with terms to maturity of not more than 40 years from the date of origination.

      All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

      All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding. No unaffiliated seller sold more than 14.2% of the mortgage loans to Residential Funding Corporation. Approximately 47.3% of the mortgage loans were purchased from Homecomings Financial Network, Inc., which is an affiliate of Residential Funding Corporation and is referred to in this prospectus supplement as Homecomings. All of the mortgage loans are being subserviced by Homecomings.

      The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded Criteria Program described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

      The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor to the limited extent described above. See "The Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

Mortgage Pool Characteristics

      None of the Group I Loans will have been originated prior to June 1, 2005 or will have a maturity date later than April 1, 2046. None of the Group II Loans will have been originated prior to July 28, 2005 or will have a maturity date later than April 1, 2046. No Group I Loan will have a remaining term to stated maturity as of the cut-off date of less than 351 months, and no Group II Loan will have a remaining term to stated maturity as of the cut-off date of less than 352 months. The weighted average remaining term to stated maturity of the Group I Loans and the Group II Loans as of the cut-off date will be approximately 376 months and 382 months, respectively. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current stated principal balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

      The original mortgages for many of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 94.0% and 95.4% of the Group I Loans and Group II Loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and
Prepayment   Considerations--General"   in  this   prospectus   supplement   and
"Description  of  the   Certificates--Assignment   of  Mortgage  Loans"  in  the
prospectus.

      All of the mortgage loans provide for payment of a prepayment charge. With respect to some of the Group I Loans and Group II Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to three years, following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Generally, such amount is equal to six months' interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. The amount of the applicable prepayment charge, to the extent permitted under applicable law, is as provided in the related mortgage note. Applicable law may impose limitations on the amount of the prepayment charge or render such prepayment charge unenforceable. In addition, under certain circumstances the master servicer may waive a prepayment charge. The holders of the Class SB Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

      As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date: "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage falls into these categories is made as of the close of business on the last business day of each month.

Compliance with Local, State and Federal Laws

      Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

      o Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti predatory lending laws.

      o None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994. None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of the Mortgage Loans - The Mortgage Loans - Homeownership Act and Similar State Laws" in the prospectus.

      o None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

      o None of the mortgage loans contain prepayment charges that extend beyond three years after the date of origination.

      Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificate insurer or of the certificateholders in that mortgage loan. Any breach of any of these representations and warranties with respect to a Group I Loan and any breach of some other representations and warranties made by Residential Funding with respect to any Group I Loan will be deemed to materially and adversely affect the interests of the holders of the Class I-A Certificates. Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects. Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

      See "Certain Legal Aspects of Mortgage Loans and Contracts" in the prospectus.

Mortgage Rate Adjustment

      The interest rates on the mortgage loans adjust monthly, after an initial fixed rate period of one month. The mortgage rate for each mortgage loan will be adjusted to equal the sum of the index applicable to that mortgage loan and a fixed percentage amount, or note margin, for the mortgage loan, subject to rounding and the limitations described in this prospectus supplement. Subject to the maximum mortgage rate specified in the related mortgage note, none of the mortgage loans have a cap on the amount by which the interest rate may be adjusted on any adjustment date.

      The index applicable to the determination of the mortgage rates for the mortgage loans is a per annum rate equal to one of (a) the twelve-month average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "MTA index") or (b) the average of the London interbank offered rates for one month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business (the "LIBOR index"). Approximately 99.3% and 0.7% of the mortgage loans adjust based on the MTA index and the LIBOR index, respectively. In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

      Each of the mortgage loans will have an initial minimum monthly payment based on an amount that would fully amortize the mortgage loan over a 30 or 40 year term at the initial mortgage rate in effect on the mortgage loan. The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. While the interest rate on each mortgage loan will adjust monthly, the minimum monthly payment on each mortgage loan generally will only adjust annually, beginning on the due date of the month following the month in which the adjustment date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate and, except with respect to Balloon Loans, to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related mortgage loan. Generally, the payment adjustment cap on each mortgage loan limits the amount by which the monthly payment can increase on any annual payment adjustment date to 7.5% per annum.

      No mortgage loan will have a mortgage rate that exceeds the maximum mortgage rate specified in the related mortgage note, or the maximum mortgage rate. Due to the application of the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and the gross margin. Each mortgage loan will have a minimum mortgage rate equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

      Unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.

      Because the mortgage rates on the mortgage loans adjust at a different time than the monthly payments thereon and the payment caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable mortgage rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater the entire monthly payment due on the related due date); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, the amount of interest that is not covered by the monthly payment, or deferred interest, is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

      The unpaid principal balance of a mortgage loan may not be increased due to deferred interest above 110% or 115% of the original principal amount of the mortgage loan. On any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate. In addition, on the fifth payment adjustment date and on each fifth payment adjustment date thereafter, the payment adjustment cap will not apply and the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate.

      On each payment date, the servicer will generally present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will generally include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate and (iii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate (except for Balloon Loans, where the monthly payment will provide for the payment of principal generally based on a 40 year amortization schedule although the mortgage loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment). Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Group I Loan Characteristics

      The Group I Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of Group I Loans.............................          1,683

      Net Mortgage Rates:
               Weighted average...........................         3.8176%
               Range......................................     0.565% to 7.950%

      Mortgage Rates:

               Weighted average...........................         4.2426%
               Range......................................     0.990% to 8.375%

      Note Margins:

               Weighted average...........................         3.2688%
               Range......................................     2.175% to 3.775%

      Minimum Mortgage Rates:

               Weighted average...........................         3.2688%
               Range......................................     2.175% to 3.775%

      Minimum Net Mortgage Rates:

               Weighted average...........................         2.8438%
               Range......................................     1.750% to 3.350%

      Maximum Mortgage Rates:

               Weighted average...........................         9.9655%
               Range......................................    9.949% to 12.450%

      Maximum Net Mortgage Rates:

               Weighted average...........................         9.5405%
               Range......................................    9.524% to 12.025%

      Weighted average months to next interest rate
      adjustment date.....................................            1


      The Group I Loans will have the following additional characteristics:

oThe Group I Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $444,776,674.

o The Group I Loans have individual principal balances at origination of at least $32,400 but not more than $720,000, with an average principal balance at origination of approximately $264,448.

o No unaffiliated seller sold more than 12.3% of the Group I Loans to Residential Funding. Approximately 48.7% of the Group I Loans were purchased from Homecomings, which is an affiliate of Residential Funding.

o None of the Group I Loans will have been originated prior to June 1, 2005 or will have a maturity date later than April 1, 2046.

o No Group I Loan has a remaining term to stated maturity as of the cut-off date of less than 351 months.

o The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 376 months. The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 377 months.

o As of the cut-off date, none of the Group I Loans are currently 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, 0.2% of the Group I Loans have been 30 to 59 days delinquent in payment of principal and interest in the past 12 months. As of the cut-off date, none of the Group I Loans are currently 60 to 89 days delinquent in the payment of principal and interest. As of the cut-off date, none of the Group I Loans have been 60 to 89 days delinquent in the payment of principal and interest in the past 12 months. As of the cut-off date, none of the Group I Loans are currently 90 or more days delinquent in the payment of principal and interest. As of the cut-off date, none of the Group I Loans have been 90 or more days delinquent in the payment of principal and interest in the past 12 months. For a description of the methodology used to categorize Group I Loans as delinquent, see "-- Static Pool Information" below.

o     None of the Group I Loans are Buy-Down Loans.

o All of the Group I Loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential properties.

o None of the Group I Loans provide for conversion from an adjustable rate to a fixed rate.

o 255 of the Group I Loans, representing approximately 16.0% of the Group I Loans, are Balloon Loans.

o Four of the Group I Loans, representing approximately 0.2% of the Group I Loans, have been made to international borrowers.

      The Group I Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

      In connection with the Group I Loans secured by a leasehold interest, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

      Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group I Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

Group II Loan Characteristics

      The Group II Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of Group II Loans............................            787

      Net Mortgage Rates:
               Weighted average...........................          3.5616%
               Range......................................      0.565% to 7.950%

      Mortgage Rates:

               Weighted average...........................          3.9866%
               Range......................................      0.990% to 8.375%

      Note Margins:

               Weighted average...........................          3.2001%
               Range......................................      1.900% to 3.775%

      Minimum Mortgage Rates:

               Weighted average...........................          3.2001%
               Range......................................      1.900% to 3.775%

      Minimum Net Mortgage Rates:

               Weighted average...........................          2.7751%
               Range......................................      1.475% to 3.350%

      Maximum Mortgage Rates:

               Weighted average...........................          9.9565%
               Range......................................     9.949% to 12.000%

      Maximum Net Mortgage Rates:

               Weighted average...........................          9.5315%
               Range......................................     9.524% to 11.575%

      Weighted average months to next interest rate
      adjustment date.....................................             1

The Group II Loans will have the following additional characteristics:

o The Group II Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $405,250,608.

o The Group II Loans have individual principal balances at origination of at least $28,400 but not more than $2,720,000, with an average principal balance at origination of approximately $515,226.

o No unaffiliated seller sold more than 16.3% of the Group II Loans to Residential Funding. Approximately 45.6% of the Group II Loans were purchased from Homecomings, which is an affiliate of Residential Funding.

o None of the Group II Loans will have been originated prior to July 28, 2005 or will have a maturity date later than April 1, 2046.

o No Group II Loan has a remaining term to stated maturity as of the cut-off date of less than 352 months.

o The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date will be approximately 382 months. The weighted average original term to maturity of the Group II Loans as of the cut-off date will be approximately 383 months.

o As of the cut-off date, none of the Group II Loans are currently 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, 0.1% of the Group II Loans have been 30 to 59 days delinquent in payment of principal and interest in the past 12 months. As of the cut-off date, none of the Group II Loans are currently 60 to 89 days delinquent in the payment of principal and interest. As of the cut-off date, none of the Group II Loans have been 60 to 89 days delinquent in the payment of principal and interest in the past 12 months. As of the cut-off date, none of the Group II Loans are currently 90 or more days delinquent in the payment of principal and interest. As of the cut-off date, none of the Group II Loans have been 90 or more days delinquent in the payment of principal and interest in the past 12 months. For a description of the methodology used to categorize Group II Loans as delinquent, see "-- Static Pool Information" below.

o     None of the Group II Loans are Buy-Down Loans.

o All of the Group II Loans are secured by first liens on fee simple interests in one- to four-family residential properties.

o None of the Group II Loans provide for conversion from an adjustable rate to a fixed rate.

o 123 of the Group II Loans, representing approximately 16.1% of the Group II Loans, are Balloon Loans.

o     None of the Group II Loans have been made to international borrowers.

      The Group II Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

      Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group II Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

Characteristics of the Mortgage Loans

      The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of mortgage loans............................           2,470

      Net Mortgage Rates:

               Weighted average...........................          3.6955%
               Range......................................      0.565% to 7.950%

      Mortgage Rates:

               Weighted average...........................          4.1205%
               Range......................................      0.990% to 8.375%

      Note Margins:

               Weighted average...........................          3.2361%
               Range......................................      1.900% to 3.775%

      Minimum Mortgage Rates:

               Weighted average...........................          3.2361%
               Range......................................      1.900% to 3.775%

      Minimum Net Mortgage Rates:

               Weighted average...........................          2.8111%
               Range......................................      1.475% to 3.350%

      Maximum Mortgage Rates:

               Weighted average...........................          9.9612%
               Range......................................     9.949% to 12.450%

      Maximum Net Mortgage Rates:

               Weighted average...........................          9.5362%
               Range......................................     9.524% to 12.025%

      Weighted average months to next interest rate
      adjustment date.....................................             1


The mortgage loans will have the following additional characteristics:

o The mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $850,027,283.

o The mortgage loans have individual principal balances at origination of at least $28,400 but not more than $2,720,000, with an average principal balance at origination of approximately $344,352.

o No unaffiliated seller sold more than 14.2% of the mortgage loans to Residential Funding. Approximately 47.3% of the mortgage loans were purchased from Homecomings, which is an affiliate of Residential Funding.

o None of the mortgage loans will have been originated prior to June 1, 2005 or will have a maturity date later than April 1, 2046.

o No mortgage loan has a remaining term to stated maturity as of the cut-off date of less than 351 months.

o The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 379 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 380 months.

o As of the cut-off date, none of the mortgage loans are currently 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, 0.1% of the mortgage loans have been 30 to 59 days delinquent in payment of principal and interest in the past 12 months. As of the cut-off date, none of the mortgage loans are currently 60 to 89 days delinquent in the payment of principal and interest. As of the cut-off date, none of the mortgage loans have been 60 to 89 days delinquent in the payment of principal and interest in the past 12 months. As of the cut-off date, none of the mortgage loans are currently 90 or more days delinquent in the payment of principal and interest. As of the cut-off date, none of the mortgage loans have been 90 or more days delinquent in the payment of principal and interest in the past 12 months. For a description of the methodology used to categorize mortgage loans as delinquent, see "-- Static Pool Information" below.

o     None of the mortgage loans are Buy-Down Loans.

o All of the mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential properties.

o None of the mortgage loans provide for conversion from an adjustable rate to a fixed rate.

o 378 of the mortgage loans, representing approximately 16.0% of the mortgage loans, are Balloon Loans.

o Four of the mortgage loans, representing approximately 0.1% of the mortgage loans, have been made to international borrowers.

      The mortgage loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

      In connection with the mortgage loans secured by a leasehold interest, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

      Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

Balloon Mortgage Loans

      Approximately 16.0% of the Group I Loans and approximately 16.1% of the Group II Loans provide for a payment option whereby the monthly payment will provide for the payment of principal generally based on a 40 year amortization schedule although the mortgage loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the scheduled maturity date of the mortgage loan. These mortgage loans are sometimes called balloon mortgage loans and the payments due at maturity are called balloon amounts. The existence of a balloon amount generally will require the related mortgagor to refinance the balloon mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any balloon mortgage loan.

Static Pool Information

      Current static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com (the "Static Pool Data"). Information presented under (i) "RALI" as the issuer/shelf, (ii) "QO" as the series, and (iii) "2006-QO4" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data. Static Pool Data that relates to mortgage pools that were securitized prior to January 1, 2006, will not form part of this prospectus supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

      As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

      Charge-offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Standard Hazard Insurance and Primary Mortgage Insurance

      Each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

      All of the primary  insurance  policies  were issued by Mortgage  Guaranty
Insurance Corporation, Republic Mortgage Insurance N.C., United Guaranty Residential Insurance Company, Triad Guaranty, PMI Mortgage Insurance Company, General Electric Mortgage Insurance Corporation or Radian Guaranty Inc. which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, no assurance as to the actual ability of any primary insurer to pay claims can be given by the depositor, the issuing entity or the underwriters. See "Insurance Policies on Mortgage Loans or Contracts" in the prospectus.

The Program

      General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include negative amortization loans, mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "--Program Underwriting Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

      Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding's Expanded Criteria Seller Guide, or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the prospectus.

      Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

      Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

      Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "The Trusts--Underwriting Policies--Automated Underwriting" in the prospectus.

      Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

      Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

      All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding described under "--The Program" in this prospectus supplement. Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the prospectus.

      The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Originators

      Homecomings is a Delaware corporation and wholly-owned subsidiary of Residential Funding Corporation. Homecomings originated approximately 48.7% of the Group I Loans and 45.6% of the Group II Loans. See also the "The Pooling and Servicing Agreement - The Master Servicer and Subservicers - Homecomings Financial Network, Inc."

      The mortgage loans were originated in accordance with Residential Funding Corporation's underwriting standards described above. See "Description of the Mortgage Pool -- Underwriting Standards" above.

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, Residential Funding Corporation may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

      A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                             The Certificate Insurer

      The following information has been supplied by the certificate insurer for inclusion in this prospectus supplement. No representation is made by issuing entity or the underwriter as to the accuracy or completeness of the information.

      The certificate insurer accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the certificate insurer and its affiliates set forth under this heading. In addition, the certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates.

      General

      XL Capital Assurance Inc. (the "certificate insurer" or "XLCA") is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The certificate insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.

      The certificate insurer is an indirect wholly owned subsidiary of XL Capital Ltd, a Cayman Islands exempted company ("XL Capital Ltd"). Through its subsidiaries, XL Capital Ltd is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. The ordinary shares of XL Capital Ltd are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: XL). XL Capital Ltd is not obligated to pay the debts of or claims against the certificate insurer.

      The certificate insurer was formerly known as The London Assurance of America Inc. ("London"), which was incorporated on July 25, 1991 under the laws of the State of New York. On February 22, 2001, XL Reinsurance America Inc. ("XL Re") acquired 100% of the stock of London. XL Re merged its former financial guaranty subsidiary, known as XL Capital Assurance Inc. (formed September 13,
1999) with and into London, with London as the surviving entity. London immediately changed its name to XL Capital Assurance Inc. All previous business of London was 100% reinsured to Royal Indemnity Company, the previous owner at the time of acquisition.

      XL Capital Ltd announced on April 7, 2006 that Security Capital Assurance Ltd ("SCA"), a newly-created holding company for XL Capital Ltd's financial guaranty insurance and reinsurance businesses conducted through XLCA and XL Financial Assurance Ltd. ("XLFA"), had filed a registration statement on Form S-1 with the U.S. Securities and Exchange

Commission relating to a proposed initial public offering of a portion of its common shares. Through its operating subsidiaries of XLCA and XLFA, SCA will provide credit enhancement products to the public finance and structured finance markets throughout the U.S. and internationally.

      Under the registration statement, a portion of SCA's shares will be issued and sold by SCA and a portion will be sold by SCA's parent, XL Insurance (Bermuda) Ltd, as selling shareholder. After the consummation of the offering, XL Capital Ltd is expected to beneficially own approximately 65% of SCA's outstanding shares.

      SCA expects to use the proceeds it receives from the offering primarily for capital contributions to its financial guaranty subsidiaries to support future business growth. SCA intends to apply to have its shares listed on the New York Stock Exchange under the ticker symbol "SCA".

      A copy of the registration statement is available on the U.S. Securities and Exchange Commission website at www.sec.gov under Filings & Forms (EDGAR).

      Reinsurance

      The certificate insurer has entered into a facultative quota share reinsurance agreement with XLFA, an insurance company organized under the laws of Bermuda, and an affiliate of the certificate insurer. Pursuant to this reinsurance agreement, the certificate insurer expects to cede up to 90% of its business to XLFA. The certificate insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by the certificate insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the certificate insurer's obligations under any financial guaranty insurance policy. With respect to any transaction insured by XLCA, the percentage of risk ceded to XLFA may be less than 90% depending on certain factors including, without limitation, whether XLCA has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by XLCA, including the Policy.

      Based on the audited financials of XLFA, as of December 31, 2005, XLFA had total assets, liabilities, redeemable preferred shares and shareholders' equity of $1,394,081,000, $704,007,000, $39,000,000 and $651,074,000, respectively, determined in accordance with generally accepted accounting principles in the United States ("US GAAP"). XLFA's insurance financial strength is rated "Aaa" by Moody's and "AAA" by S&P and Fitch Inc. In addition, XLFA has obtained a financial enhancement rating of "AAA" from S&P.

      The obligations of XLFA to the certificate insurer under the reinsurance agreement described above are unconditionally guaranteed by XL Insurance (Bermuda) Ltd ("XLI"), a Bermuda exempted company and one of the world's leading excess commercial insurers. XLI is a wholly owned indirect subsidiary of XL Capital Ltd. In addition to A.M. Best's financial strength rating of "A+" and issuer credit rating of "aa-", XLI's insurance financial strength rating is "Aa3" (Stable Outlook) by Moody's, "A+" by Standard & Poor's and "AA-" (Outlook Stable) by Fitch.

      The rating agencies have taken certain actions with respect to XL Capital Ltd and various insurance operating subsidiaries of XL Capital Ltd, as described below. On November 22, 2005, Moody's downgraded the senior debt rating of XL Capital Ltd from "A2" to "A3" and downgraded the other insurance financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from "Aa2" to "Aa3". On November 28, 2005, Standard & Poor's downgraded the senior debt rating of XL Capital Ltd from "A" to "A-" and downgraded the counterparty credit and financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from "AA-" to "A+". On February 28, 2006, Fitch revised the long term issuer rating of XL Capital Ltd from "A-" to "A". On October 26, 2005, Fitch downgraded the insurer financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from "AA" to "AA-".

      The ratings of XLFA, XLI or any other member of the XL Capital Ltd group of companies are not recommendations to buy, sell or hold securities, including the certificates and are subject to revision or withdrawal at any time by Moody's, Standard & Poor's or Fitch.

      Notwithstanding the capital support provided to the certificate insurer described in this section, the Certificateholders will have direct recourse against the certificate insurer only, and neither XLFA nor XLI will be directly liable to the Certificateholders.

      Financial Strength and Financial Enhancement Ratings of XLCA

      The certificate insurer's insurance financial strength is rated "Aaa" by Moody's and "AAA" by Standard & Poor's and Fitch, Inc. ("Fitch"). In addition, XLCA has obtained a financial enhancement rating of "AAA" from Standard & Poor's. These ratings reflect Moody's, Standard & Poor's and Fitch's current assessment of the certificate insurer's creditworthiness and claims-paying ability as well as the reinsurance arrangement with XLFA described under "Reinsurance" above.

      The above ratings are not recommendations to buy, sell or hold securities, including the certificates and are subject to revision or withdrawal at any time by Moody's, Standard & Poor's or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the Certificates. The certificate insurer does not guaranty the market price of the certificates nor does it guaranty that the ratings on the certificates will not be revised or withdrawn.

      Capitalization of the Certificate Insurer

      Based on the audited financials of XLCA, as of December 31, 2005, XLCA had total assets, liabilities, and shareholder's equity of $953,706,000, $726,758,000, and $226,948,000, respectively, determined in accordance with U.S. GAAP.

      Based on the unaudited statutory financial statements for XLCA as of December 31, 2005 filed with the State of New York Insurance Department, XLCA has total admitted assets of $328,231,000, total liabilities of $139,392,000, total capital and surplus of $188,839,000 and total contingency reserves of $13,031,000 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP"). Based on the audited statutory financial statements for XLCA as of December 31, 2004 filed with the State of

New York Insurance Department, XLCA had total admitted assets of $341,937,000, total liabilities of $143,494,000, total capital and surplus of $198,443,000 and total contingency reserves of $7,342,000 determined in accordance with SAP.

      Incorporation by Reference of Financials

      For further information concerning XLCA and XLFA, see the financial statements of XLCA and XLFA, and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of XLCA and XLFA are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the "Commission") by XL Capital Ltd and may be reviewed at the EDGAR website maintained by the Commission. All financial statements of XLCA and XLFA included in, or as exhibits to, documents filed by XL Capital Ltd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the certificates, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of XLCA and XLFA, no other information contained in XL Capital Ltd's reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by XLCA are available upon request to the State of New York Insurance Department.

      Regulation of the Certificate Insurer

      The certificate insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the certificate insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of New York, the certificate insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The certificate insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

      The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

      THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE CERTIFICATE INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      The principal executive offices of the certificate insurer are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

                         Description of the Certificates

General

      The Series 2006-QO4 Mortgage Asset-Backed Pass-Through Certificates will include the following nineteen classes:

o Class I-A-1 Certificates and Class I-A-2 Certificates, which collectively are sometimes referred to as the Class I-A Certificates;

o Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, which collectively are sometimes referred to as the Class II-A Certificates and which together with the Class I-A Certificates are sometimes referred to as the Class A Certificates;

o Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, which together are sometimes referred to as the Class M Certificates;

o     Class SB Certificates; and

o     Class R-I,  Class R-II and Class R-III  Certificates,  which  together are
      sometimes   referred  to  as  the  Residual   Certificates,   or  Class  R
      Certificates.

      Only the Class A Certificates and Class M Certificates are offered hereby. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

      The certificates, in the aggregate, will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o     the mortgage loans;

o the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

o any applicable primary insurance policies and standard hazard insurance policies;

o     the Basis Risk Shortfall Reserve Fund; and

o     all proceeds of any of the foregoing.

      Additionally, the financial guaranty insurance policy shall be issued to the trustee for the benefit of the holders of the Class I-A-2 Certificates and Class II-A-3 Certificates.

      The offered certificates will be available only in book-entry form through facilities of The Depository Trust Company, and are collectively referred to as the DTC registered certificates. The Class A Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4

Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000. The Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

      The DTC registered certificates will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the prospectus under "Description of the Certificates--Form of Certificates."

      For   additional   information   regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Accrued Certificate Interest--With respect to any class of Class A Certificates and Class M Certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date, less (x) any Net Deferred Interest allocated to such class of certificates and (y) certain interest shortfalls, including Relief Act Shortfalls, on the mortgage loans described below.

      Net Deferred Interest will be allocated as described in "Description of Certificates - Allocation of Net Deferred Interest," below.

      Accrued Certificate Interest will be reduced by Prepayment Interest Shortfalls from the mortgage loans in the related loan group or loan groups to the extent not covered by Eligible Master Servicer Compensation, and by Relief Act Shortfalls, each as described in "--Interest Distributions" below. These reductions will be allocated to the related certificates on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

      In addition to the foregoing, Accrued Certificate Interest on any class of Class A Certificates and Class M Certificates may be reduced by the interest portion of Realized Losses on the mortgage loans in the related loan group or loan groups that are not covered by Excess Cash Flow from the related or non-related loan group, overcollateralization or the Policy and are allocated to that class of certificates as described in "--Allocation of Losses" below.

      Accrued Certificate Interest on the Class I-A-1 Certificates and Class I-A-2 Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months. Accrued Certificate Interest on the Class II-A-1, Class II-A-2, Class II-A-3 and Class M Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

      Adjusted Rate Cap -- For the Class I-A-1 Certificates and Class I-A-2 Certificates, the related Net WAC Cap Rate for that distribution date, computed for this purpose by first reducing the Group I Net WAC Rate by a per annum rate equal to (i) the product of (a) the Net Deferred Interest, if any, on the Group I Loans for that distribution date and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Group I Loans immediately prior to such distribution date.

      For the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, the related Net WAC Cap Rate for that distribution date, computed for this purpose by first reducing the Group II Net WAC Rate by a per annum rate equal to (i) the product of (a) the Net Deferred Interest, if any, on the Group II Loans for that distribution date and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Group II Loans immediately prior to such distribution date.

      For the Class M Certificates, the related Net WAC Cap Rate for that distribution date, computed for this purpose by first reducing each of the Group I Net WAC Rate and Group II Net WAC Rate by a per annum rate equal to (i) the product of (a) the Net Deferred Interest, if any, on the related mortgage loans for that distribution date and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the related mortgage loans immediately prior to such distribution date.

      Available Distribution Amount--With respect to any distribution date, an amount equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

      o the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date, and payment of the premium due on the financial guaranty insurance policy, which premium will be 0.06% per annum on the Certificate Principal Balance of each of the Class I-A-2 Certificates and Class II-A-3 Certificates;

      o all unscheduled payments on the mortgage loans in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

      o all Advances made for that distribution date for the related loan group.

      In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

      Basis Risk Shortfall-- With respect to the Class I-A-1 Certificates and Class I-A-2 Certificates and any distribution date, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to MTA plus the related Margin (but not more than the Net Maximum Cap
Rate), over (ii) Accrued Certificate Interest for that class calculated using the related Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow calculated at a rate equal to MTA plus the related Margin (but not more than the Net Maximum Cap Rate).

      With respect to the Class II-A-1, Class II-A-2 or Class II-A-3 Certificates and any distribution date, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin (but not more than 11.00%), over (ii) Accrued Certificate Interest for that class calculated using the related Net WAC Cap Rate; plus any unpaid related Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow calculated at a rate equal to One-Month LIBOR plus the related Margin (but not more than 11.00%).

      With respect to any class of Class M Certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin (but not more than 11.00%), over (ii) Accrued Certificate Interest calculated using the Net WAC Cap Rate for the Class M Certificates; plus any unpaid Basis Risk Shortfall for the Class M Certificates from prior distribution dates, plus interest thereon, to the extent not previously paid from Excess Cash Flow, at a rate equal to One-Month LIBOR plus the related Margin (but not more than 11.00%).

      Basis Risk Shortfall  Reserve  Fund--The reserve fund to be established by
the  depositor  as  described  in   "Description   of  Certificates  -  Interest
Distributions - Basis Risk Shortfall Reserve Fund.

      Capitalization Reimbursement Amount--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

      Certificate Principal Balance--With respect to any class of Class A Certificates and Class M Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of
(a) all amounts allocable to principal previously distributed with respect to that class of certificates, (b) any reductions in its Certificate Principal Balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement and increased by (c) the amount of Net Deferred Interest allocated to such class of certificates; provided, that with respect to any distribution date, the Certificate Principal Balance of (i) the Class I-A Certificates and the Class M Certificates will be increased, in each case to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, by the Subsequent Recovery Allocation Amount for Loan Group I in the following order of priority: first to the Class I-A Certificates, pro rata, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order and (ii) the Class II-A and Class M Certificates will be increased, in each case to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, by the Subsequent Recovery Allocation Amount for Loan Group II in the following order of priority: to the Class II-A Certificates, pro rata, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates. The initial Certificate Principal Balance of the Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the Class A Certificates and the Class M Certificates.

      Class A Interest Distribution Priority--With respect to each class of Class A Certificates and any distribution date, the amount available for payment of Accrued Certificate Interest thereon for that distribution date plus Accrued Certificate Interest thereon remaining unpaid from any prior distribution date, in the amounts and priority as follows:

      o first, concurrently, (i) to the Class I-A Certificates from the Class I-A Interest Remittance Amount on a pro rata basis and (ii) to the Class II-A Certificates, from the Class II-A Interest Remittance Amount on a pro rata basis;

      o second, to the Class I-A Certificates, pro rata, from the remaining Class II-A Interest Remittance Amount and to the Class II-A
            Certificates, from the remaining Class I-A Interest Remittance Amount, as needed after taking into account any distributions in respect of interest on the Class A Certificates made in first above;

      o third, concurrently, (i) from the Principal Remittance Amount related to Loan Group I to the Class I-A Certificates on a pro rata basis and (ii) from the Principal Remittance Amount related to Loan Group II to the Class II-A Certificates on a pro rata basis, after taking into account any distributions in respect of interest on the Class A Certificates made in first and second above; and

      o fourth, from the remaining Principal Remittance Amount related to Loan Group II to the Class I-A Certificates, pro rata, and from the remaining Principal Remittance Amount related to Loan Group I to the Class II-A Certificates, as needed after taking into account any distributions in respect of interest on the Class A Certificates made in first, second and third above.

      Class I-A Interest Remittance Amount--With respect to any distribution date, the portion of the Available Distribution Amount for that distribution date attributable to interest received or advanced with respect to the Group I Loans.

      Class II-A Interest Remittance Amount--With respect to any distribution date, the portion of the Available Distribution Amount for that distribution date attributable to interest received or advanced with respect to the Group II Loans.

      Class A Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)   the Principal Distribution Amount for that distribution date; and

(b) the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date over
      (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M Principal Distribution Amount--With respect to any distribution date, the sum of the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class M-10 Distribution Amount for that distribution date.

      Class M-1 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-2 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1

            Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that distribution date over (B) the lesser of
            (x) the product of (1) the applicable  Subordination  Percentage and
            (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-3 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-4 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

      o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount; and

      o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that distribution date over (B) the lesser of
            (x) the product of (1) the applicable  Subordination  Percentage and
            (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-5 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount; and

o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and
      (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-6 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, the

      Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount; and

o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount for that distribution date) and
      (2) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-7 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount; and

o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-8 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount; and

o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-9 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Distribution Amount; and

o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7
      and Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Class M-10 Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal
Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Distribution Amount and Class M-9 Principal Distribution Amount; and

o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of
      (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

      Cumulative Insurance Payments--The aggregate of any payments made with respect to the Class I-A-2 Certificates and Class II-A-3 Certificates by the certificate insurer under the

Policy, to the extent not previously reimbursed, plus interest on that amount at the Late Payment Rate.

      Deferred Interest-- The amount of interest which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this prospectus supplement.

      Due Date-- With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      Due Period-- With respect to any distribution date, the calendar month in which the distribution date occurs.

      Eligible Master Servicing Compensation--With respect to any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance as of that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

      Excess Cash Flow--With respect to any distribution date, an amount equal to the sum of (a) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (A) the Interest Distribution Amount for that distribution date and (B) the Principal Remittance Amount for that distribution date and (b) the Overcollateralization Reduction Amount, if any, for that distribution date.

      Excess Overcollateralization Amount--With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

      Expense Fee Rate--With respect to any mortgage loan, the rates at which the master servicing and subservicing fees are paid.

      Group I Net WAC Rate or Group II Net WAC Rate--With respect to any distribution date and loan group, the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group as of the end of the calendar month immediately preceding the month in which such distribution date occurs.

      Group I Principal Distribution Amount--On any distribution date, the Class A Principal Distribution Amount for that distribution date multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to Loan Group I for that distribution date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that distribution date.

      Group II Principal Distribution Amount--On any distribution date, the Class A Principal Distribution Amount for that distribution date multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to Loan Group II for that distribution date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that distribution date.

      Interest Accrual Period--With respect to the Class I-A Certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs. With respect to the Class II-A Certificates and Class M Certificates and any distribution date, the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

      Interest Distribution Amount--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest on the Class A Certificates and Class M Certificates for that distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, together with interest thereon at the Pass-Through Rate in effect for that distribution date, in each case to the extent distributed to the holders of the offered certificates as described under "--Interest Distributions."

      Late Payment  Rate--With  respect to any distribution  date, the lesser of
(i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Class I-A-2 Certificates or Class II-A-3 Certificates, as the case may be, and (ii) as determined by the certificate insurer, the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      Margin--With respect to each class of Class A Certificates and Class M Certificates, the related margin set forth in the table below:

                                 Related Margins

               Class                   (1)               (2)
              -------               -------            --------
               I-A-1                 0.920%             0.920%
               I-A-2                 0.930%             0.930%
               II-A-1                0.190%             0.380%
               II-A-2                0.240%             0.480%
               II-A-3                0.210%             0.420%
                M-1                  0.380%             0.570%
                M-2                  0.400%             0.600%
                M-3                  0.420%             0.630%
                M-4                  0.580%             0.870%
                M-5                  0.600%             0.900%
                M-6                  0.640%             0.960%
                M-7                  1.490%             2.235%
                M-8                  1.690%             2.535%
                M-9                  1.750%             2.625%
                M-10                 1.750%             2.625%

            (1)   Initially.

            (2) On and after the second distribution date after the first possible Optional Termination Date.

      Net Deferred Interest-- On any distribution date, the excess, if any, of the Deferred Interest that accrued on the mortgage loans during the related Due Period over prepayments in full and partial prepayments, available to be distributed on the certificates on that distribution date.

      Net Maximum Cap Rate--For any distribution date and the Class I-A Certificates, the related Net WAC Cap Rate computed for this purpose by assuming that each related mortgage loan accrued interest at its maximum mortgage rate.

      Net Mortgage Rate--With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

      Net WAC Cap  Rate--  For any  distribution  date and for the  Class  I-A-1
Certificates and Class I-A-2 Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the group I mortgage loans
(adjusted, in the case of the Class I-A-2 Certificates, for the related insurance premium for such distribution date).

      For any distribution date and for the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the group II mortgage loans, multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates (adjusted, in the case of the Class II-A-3 Certificates, for the related insurance premium for such distribution date).

      For any distribution date and for the Class M Certificates, a per annum rate equal to the weighted average of the Group I Net WAC Rate and Group II Net WAC Rate, weighted on the basis of the Subordinate Component for the related loan group, multipled by a fraction the numeratior of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates.

      Notice--A written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the trustee to the certificate insurer specifying the information set forth therein.

      One-Month LIBOR--The London interbank offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

      Optional Termination Date-- Any distribution date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date after deducting payments of principal due during the month of the Cut-off Date.

      Overcollateralization Amount--With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates before taking into account distributions of principal to be made on that distribution date.

      Overcollateralization Floor--An amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

      Overcollateralization Increase Amount--With respect to any distribution date, an amount equal to the lesser of (i) the Excess Cash Flow for that distribution date (to the extent not used to cover the amounts described in clauses (v) and (vi) of the definition of Principal Distribution Amount as of such distribution date) and (ii) the excess, if any, of (x) the Required
Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

      Overcollateralization Reduction Amount--With respect to any distribution date on which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount prior to that distribution date and (ii) the Principal Remittance Amount for that distribution date.

      Pass-Through Rate-- With respect to each class of Class I-A Certificates and any distribution date, the lesser of (i) MTA plus the related Margin and
(ii) the related Net WAC Cap Rate. With respect to each class of Class II-A Certificates and Class M Certificates and any distribution date, the least of
(i) One-Month LIBOR plus the related Margin, (ii) the related Net WAC Cap Rate and (iii) 11.00%.

      Policy--The   financial   guaranty   insurance   policy  provided  by  the
certificate insurer, dated as of April 27, 2006, with respect to the Class I-A-2 Certificates and Class II-A-3 Certificates.

      Prepayment Interest Shortfalls--With respect to either loan group and any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the related mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Excess Cash Flow and Overcollateralization," and "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      Principal Allocation Amount--With respect to any distribution date, the sum of (a) the Principal Remittance Amount for that distribution date, (b) any Realized Losses covered by amounts included in clause (iv) of the definition of Principal Distribution Amount and (c) the aggregate amount of the principal portion of Realized Losses on the mortgage loans in the calendar month preceding that distribution date, to the extent covered by Excess Cash Flow included in clause (v) of the definition of Principal Distribution Amount; provided, however, that on any distribution date on which there is (i) insufficient Subsequent Recoveries to cover all unpaid Realized Losses on the mortgage loans described in clause (b) above, in determining the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, Subsequent Recoveries will be allocated to the Class I-A Certificates and Class II-A Certificates, pro rata, based on the principal portion of unpaid Realized Losses from prior distribution dates on the Group I Loans and Group II Loans, respectively, and
(ii) insufficient Excess Cash Flow to cover all Realized Losses on the mortgage loans described in clause (c) above, in determining the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, the Excess Cash Flow remaining after the allocation described in clause (b) or (i) above, as applicable, will be allocated to the Class I-A Certificates and Class II-A Certificates, pro rata, based on the principal portion of Realized Losses incurred during the calendar month preceding that distribution date on the Group I Loans and Group II Loans, respectively.

      Principal Distribution Amount--With respect to any distribution date, the lesser of (a) the excess of (i) the Available Distribution Amount over (ii) the sum of the Interest Distribution Amount and the amounts reimbursable to the certificate insurer with respect to draws in respect of interest and (b) the sum of the following:

            (i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

            (ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

            (iii) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

            (iv) the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

            (v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below; and

            (vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

            minus

            (vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

            (viii) any related Capitalization Reimbursement Amount.

      In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates.

      Principal Remittance Amount--With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

      Realized Loss--As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer. To the extent the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

      Record Date--With respect to the offered certificates and any distribution date, the close of business on the day prior to that distribution date.

      Relief Act Shortfalls--Interest  shortfalls resulting from the application
of  the  Servicemembers   Civil  Relief  Act,  or  any  similar  legislation  or
regulations.

      Required Overcollateralization Amount--With respect to any distribution date (i) prior to the Stepdown Date, an amount equal to 0.80% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; (ii) on or after the Stepdown Date but prior to the distribution date in May 2012, provided a Trigger Event is not in effect, the greater of (x) 2.00% of the outstanding aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and (y) the Overcollateralization Floor; (iii) on or after the Stepdown Date and on or after the distribution date in May 2012, provided a Trigger Event is not in effect, the greater of (x) 1.60% of the outstanding aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and (y) the Overcollateralization Floor; and (iv) on or after the Stepdown Date if a Trigger Event is in effect, the Required
Overcollateralization Amount for the immediately preceding distribution date; provided that the Required Overcollateralization Amount may be reduced so long as written confirmation is obtained from each rating agency that the reduction will not reduce the ratings assigned to the Class A Certificates and Class M Certificates (without regard to the policy) by that rating agency below the lower of the then-current ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

      Senior Percentage--With respect to each loan group and any distribution date, the percentage equal to the lesser of (x) the aggregate Certificate Principal Balances of the related Class A Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of the mortgage loans in that loan group immediately prior to that distribution date and (y) 100%.

      Senior Enhancement Percentage--With respect to any distribution date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M Certificates immediately prior to that distribution date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

      Sixty-Plus Delinquency Percentage--With respect to any distribution date on or after the Stepdown Date, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO and loans in bankruptcy, over (y) the aggregate Stated Principal Balance of all of the mortgage loans for the immediately preceding that distribution date.

      Stated Principal Balance--With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date, (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification and (iii) any amount by which the outstanding principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to the distribution date, minus (b) the sum of
(i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

      Stepdown Date--The earlier to occur of (1) the distribution date following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (2) the later to occur of
(x) the distribution date in May 2009 and (y) the first distribution date on which the Senior Enhancement Percentage is greater than or equal to (a) on any distribution date prior to the distribution date in May 2012, approximately 20.00% and (b) on any distribution date on or after the distribution date in May 2012, approximately 16.00%.

      Subordinate Component--With respect to each loan group and any distribution date, the positive excess, if any, of the aggregate Stated Principal Balance of the mortgage loans in that loan group, over the aggregate Certificate Principal Balance of the related Class A Certificates, in each case immediately prior to that distribution date.

      Subordination   Percentage--With   respect   to  each  class  of  Class  A
Certificates and Class M Certificates, the respective approximate percentage set forth in the table below:

             Class           Percentage (1)        Percentage (2)
             -----           --------------        --------------
               A                80.000%               84.000%
              M-1               85.625%               88.500%
              M-2               88.000%               90.400%
              M-3               89.250%               91.400%
              M-4               90.500%               92.400%
              M-5               91.750%               93.400%
              M-6               93.000%               94.400%
              M-7               94.250%               95.400%
              M-8               95.500%               96.400%
              M-9               96.750%               97.400%
             M-10               98.000%               98.400%

            (1) For any distribution date prior to the distribution date in May 2012.
            (2)   For any distribution date in May 2012 or thereafter.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      Subsequent Recovery Allocation Amount--With respect to a loan group, that portion of the Principal Allocation Amount in respect of that loan group attributable to the amounts described in clause (iv) of the definition of Principal Distribution Amount.

      Trigger Event--A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if (a) the certificate insurer pays an Insured Payment under the Policy, (b) the Sixty-Plus Delinquency Percentage, as determined on that distribution date, exceeds 35.00%, if prior to the distribution date in May 2012, or 40.00%, if on or after the distribution date in May 2012, of the Senior Enhancement Percentage for that distribution date or (c) the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:

      o May 2008 to April 2009: 0.200% with respect to May 2008, plus an additional 1/12th of 0.250% for each month through April 2009.

      o May 2009 to April 2010: 0.450% with respect to May 2009, plus an additional 1/12th of 0.350% for each month through April 2010.

      o May 2010 to April 2011: 0.800% with respect to May 2010, plus an additional 1/12th of 0.350% for each month through April 2011.

      o May 2011 to April 2012: 1.150% with respect to May 2011, plus an additional 1/12th of 0.400% for each month through April 2012.

      o May 2012 to April 2013: 1.550% with respect to May 2012, plus an additional 1/12th of 0.1500% for each month through April 2013.

      o     May 2013 and thereafter: 1.700%.

Multiple Loan Group Structure

      The mortgage loans in the trust consist of the Group I Loans and Group II Loans, as described above under "Description of the Mortgage Pool." Distributions on the Class I-A Certificates and Class II-A Certificates will be based primarily on amounts received or advanced with respect to the Group I Loans and Group II Loans, respectively. However, the Excess Cash Flow for a loan group will be available to pay amounts related to the following for the non-related loan group in the order of priority set forth below and as further described under "Excess Cash Flow and Overcollateralization" in this prospectus supplement:

            o     current Realized Losses;

            o     overcollateralization;

            o     Prepayment Interest Shortfalls;

            o     Basis Risk Shortfalls;

            o     current period Relief Act Shortfalls; and

            o the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

Interest Distributions

      On each distribution date, holders of the Class A Certificates will be entitled to receive interest distributions, on a pro rata basis, in an amount equal to the related Accrued Certificate Interest thereon for that distribution date plus any Accrued Certificate Interest, together with interest thereon at the related Pass-Through Rate, remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

      On each distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates but before interest distributions to the Class M Certificates, the certificate insurer will be entitled to Cumulative Insurance Payments with respect to draws in respect of interest.

      On each distribution date, holders of each class of the Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, together with interest thereon at the related Pass-Through Rate, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates, reimbursement amounts to the certificate insurer and distributions of interest to any class of Class M Certificates with a higher payment priority.

      With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation. On any distribution date, Eligible Master Servicing Compensation will be applied to cover Prepayment Interest Shortfalls in each loan group on a pro rata basis in accordance with the amount of Prepayment Interest Shortfalls in each loan group for the distribution date.

      Prepayment Interest Shortfalls relating to the Group I Loans which are not covered as described above and Relief Act Shortfalls relating to the Group I Loans will be allocated to the Class I-A Certificates, on a pro rata basis, based upon the related Senior Percentage of all such reductions with respect to Group I Loans in proportion to the amounts of Accrued Certificate Interest payable on the Class I-A Certificates absent such reductions and the remainder to the Class M Certificates, on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon. Prepayment Interest Shortfalls relating to the Group II Loans which are not covered as described above and Relief Act Shortfalls relating to the Group II Loans will be allocated to the Class II-A Certificates based upon the related Senior Percentage of all such reductions with respect to Group II Loans and the remainder will be allocated to the Class M Certificates, on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

      Any Prepayment Interest Shortfalls not covered by Eligible Master Servicing Compensation or Excess Cash Flow and allocated to a class of certificates will not be covered by the Policy and will accrue interest at the then-applicable Pass-Through Rate on that class of certificates and will be paid, together with interest thereon, on future distribution dates only to the extent of any Excess Cash Flow available therefor on that distribution date, as described under "--Excess Cash Flow and Overcollateralization" below. Relief Act Shortfalls will not be covered by the Policy or from any other source, except that Relief Act Shortfalls arising in an Interest Accrual Period may be covered by Excess Cash Flow in that Interest Accrual Period in the manner described under "--Excess Cash Flow and Overcollateralization."

      If the Pass-Through Rate on any class of certificates is limited by the related Net WAC Cap Rate, Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow, to the extent described in this prospectus supplement, or, with respect to the first distribution date only, from amounts with drawn from the Basis Risk Shortfall Reserve Fund. See "--Excess Cash Flow and Overcollateralization" below.

      The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls. The Policy will not cover any of these shortfalls and these shortfalls may remain unpaid on the related optional termination date or final distribution date. See "--Excess Cash Flow and Overcollateralization Provisions" and "--Description of the Certificate Guaranty Insurance Policies" below.

Basis Risk Shortfall Reserve Fund

      On the closing date, the depositor will cause, on behalf of the trust, approximately $825,000 to be deposited to the trustee for deposit in the Basis Risk Shortfall Reserve Fund, which is an amount estimated to equal the amount of any potential shortfall of interest on the Class A Certificates and Class M Certificates on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period and the Net WAC Rate will be less than One-Month LIBOR plus the related Pass-Through Margin on the Class A Certificates and Class M Certificates on such distribution date. To the extent any of the Class A Certificates or Class M Certificates has a shortfall of interest on the initial distribution date due to the application of the Net WAC Rate, amounts will be withdrawn from the Basis Risk Shortfall Reserve Fund and paid to the Class A Certificates and Class M Certificates on the initial distribution date. Such distributions will only be available to the Class A Certificates and Class M Certificates with respect to any shortfalls accruing as of the initial distribution date. Thereafter, the Basis Risk Shortfall Reserve Fund will be closed and amounts on deposit therein will be distributed to Greenwich Capital Markets, Inc., or its designee

      The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls. The Policy will not cover any of these shortfalls and these shortfalls may remain unpaid on the related optional termination date or final distribution date.

Allocation of Net Deferred Interest

      For any distribution date, the Net Deferred Interest on a loan group will be allocated among the related classes of certificates in an aggregate amount equal to the excess, if any, for each such class of (i) the current interest accrued at the pass-through rate for such class, over (ii) the amount that would have been calculated as current interest had the pass-through rate for such class equaled the applicable Adjusted Rate Cap for such class and for such distribution date. As a result, the Class A Certificates and the Class M
Certificates only receive an allocation of Net Deferred Interest if the pass-through rate for such class exceeds the related Net WAC Cap as adjusted for Net Deferred Interest. Any Net Deferred Interest allocated to a class of certificates will be added as principal to the outstanding Certificate Principal Balance of such class of certificates.

Determination of One-Month LIBOR

      One-Month LIBOR shall be established by the trustee for each Interest Accrual Period. One-Month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

      The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates then outstanding. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided however, if, under the priorities listed previously in this paragraph, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of One-Month LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Class II-A Certificates and Class M Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Determination of MTA

      MTA shall be established by the trustee for each Interest Accrual Period. MTA is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, determined by averaging the monthly yield for the most recent twelve months. The MTA used for each Interest Accrual Period will be the most recent MTA figure available as of the related MTA Determination Date. If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

      The  establishment  of  MTA by  the  trustee  and  the  master  servicer's subsequent calculation of the pass-through rates applicable to the MTA Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions

      The Principal Distribution Amount will be distributed on any distribution date as follows:

            o first, concurrently, the Group I Principal Distribution Amount, on a pro rata basis, to the Class I-A-1 Certificateholders and Class I-A-2 Certificateholders until the Certificate Principal Balances thereof have been reduced to zero, and the Group II Principal Distribution Amount, on a pro rata basis, to the Class II-A-1 Certificateholders, Class II-A-2 Certificateholders and Class II-A-3 Certificateholders until the Certificate Principal Balances thereof have been reduced to zero;

            o second, after application of payments pursuant to "first" above, concurrently, the Group II Principal Distribution
                  Amount, on a pro rata basis, to the Class I-A-1 Certificateholders and Class I-A-2 Certificateholders, until the Certificate Principal Balances thereof have been reduced to zero, and the Group I Principal Distribution Amount, on a pro rata basis, to the Class II-A-1 Certificateholders, Class II-A-2 Certificateholders and Class II-A-3 Certificateholders, until the Certificate Principal Balances thereof have been reduced to zero;

            o third, to reimbursement amounts owed to the certificate insurer for Cumulative Insurance Payments;

            o fourth, to the Class M-1 Certificateholders, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

            o fifth, to the Class M-2 Certificateholders, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

            o sixth, to the Class M-3 Certificateholders, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

            o seventh, to the Class M-4 Certificateholders, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

            o eighth, to the Class M-5 Certificateholders, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

            o ninth, to the Class M-6 Certificateholders, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

            o tenth, to the Class M-7 Certificateholders, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

            o eleventh, to the Class M-8 Certificateholders, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

            o twelfth, to the Class M-9 Certificateholders, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero; and

            o thirteenth, to the Class M-10 Certificateholders, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero.

Excess Cash Flow and Overcollateralization

      Excess Cash Flow will be applied on any distribution date as follows:

      o first, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of any class of Class A Certificates and Class M Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

      o second, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

      o third, to pay the holders of the Class A Certificates and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

      o fourth, to pay the holders of Class A Certificates and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date;

      o fifth, to pay to the holders of the Class A Certificates and Class M Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

      o sixth, to pay to the holders of the Class A Certificates, pro rata, and then the Class M Certificates, in order of priority, the amount of any Basis Risk Shortfall, as applicable, remaining unpaid as of that distribution date, after first giving effect, with respect to the initial distribution date, to distributions, if any, from the Basis Risk Shortfall Reserve Fund;

      o seventh, to pay to the holders of the Class A Certificates and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

      o eighth, to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

      o ninth, to the certificate insurer for amounts due and unpaid under the insurance agreement that remain unreimbursed; and

      o tenth, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

      On any distribution date, any amounts payable pursuant to clauses first, second and third above shall be included in the Principal Distribution Amount and shall be paid as described in "Principal Distributions" above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A Certificates and Class M Certificates.

      In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall, as
applicable, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

      The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates and Class M Certificates, to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash Flow to the payment of principal on the Class A Certificates and Class M Certificates has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans.

      In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates and Class M Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A Certificates and Class M Certificates relative to the amortization of the related mortgage loans, and of reducing the Overcollateralization Amount.

Allocation of Losses; Subordination

      Realized Losses on the mortgage loans will be allocated or covered as follows: first, to remaining Excess Cash Flow for that distribution date; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class M-10 Certificates; fourth, to the Class M-9 Certificates; fifth, to the Class M-8 Certificates; sixth, to the Class M-7
Certificates;  seventh, to the Class M-6 Certificates;  eighth, to the Class M-5
Certificates; ninth, to the Class M-4 Certificates; tenth, to the Class M-3 Certificates; and eleventh, to the Class M-2 Certificates; twelfth, to the Class M-1 Certificates; thirteenth, for losses on the Group I Loans, to all of the Class I-A Certificates on a pro rata basis, and for losses on the Group II Loans, to the Class II-A Certificates on a pro rata basis, in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; provided, however, that such losses otherwise allocable to the Class I-A-1 Certificates will be allocated first to the Class I-A-2 Certificates until the Certificate Principal Balance of the Class I-A-2 Certificates has been reduced to zero, and such losses otherwise allocable to the Class II-A-1 Certificates and Class II-A-2 Certificates will be allocated first to the Class II-A-3 Certificates until the Certificate Principal Balance of the Class II-A-3 Certificates has been reduced to zero, and thereafter, such losses otherwise allocable to the Class II-A-1 Certificates will be allocated to the Class II-A-2 Certificates until the Certificate Principal Balance of the Class II-A-2 Certificates has been reduced to zero.

      Subject to its terms, the Policy will cover all Realized Losses to the Class I-A-2 Certificates and Class II-A-3 Certificates. However, if payments are not made as required under the Policy, Realized Losses on the mortgage loans will be allocable to the Class I-A-2 Certificates and Class II-A-3 Certificates to reduce their respective Certificate Principal Balances.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

      The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A Certificates or Class M Certificates will be allocated in reduction of its Certificate Principal Balance, until the Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A Certificates or Class M Certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Losses may be made by operation of the payment priority for the certificates set forth in this prospectus supplement.

      In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates, on each distribution date, holders of each class of Class A Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization and the application of Excess Cash Flow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

      The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

      In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral" in the prospectus. However the master servicer's and subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding Corporation's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the cut-off date and (ii) the sum of the Expense Fee Rate and the rate at which the premium for the Policy accrues. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies and the certificate insurer.

Advances

      Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

      These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class M Certificates. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

      The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Description of the Financial Guaranty Insurance Policy

      The certificate insurer will issue a certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class I-A-2 Certificates and Class II-A-3 Certificates to the trustee. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

      The certificate insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the trustee on behalf of the holders of the Class I-A-2 Certificates and Class II-A-3 Certificates. The certificate insurer will pay Insured Amounts to the trustee on the later of (1) the distribution date the Insured Amount is distributable to the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates under the pooling and servicing agreement, and (2) the Business Day following the Business Day on which the certificate insurer shall have received notice by telecopy, simultaneously confirmed by telephone and subsequently confirmed in writing, the original of which is sent by registered or certified mail or sent by written notice delivered to the certificate insurer at its office specified in the Policy, from the trustee (a "Notice"), specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such notice is received after 10:00 A.M., New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the certificate insurer shall promptly so advise the trustee and the trustee may submit an amended or corrected notice.

      The certificate insurer's obligation under the Policy will be discharged to the extent that funds are received by the trustee for distribution to the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates, as the case may be, whether or not those funds are properly distributed by the trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no payments which become due on an accelerated basis for any reason, including an optional termination, will be made regardless of any acceleration of the Class I-A-2 Certificates and Class II-A-3 Certificates, unless the acceleration is at the sole option of the certificate insurer (in which case the Insured Amounts will include such accelerated payments as, when and to the extent so elected by the certificate insurer).

      For purposes of the Policy, a holder does not and may not include the master servicer or the depositor.

      The Policy will not cover Basis Risk Shortfalls, Net Deferred Interest (except to the extent that Net Deferred Interest is added to the Certificate Principal Balance of the Class I-A-2 Certificates or Class II-A-3 Certificates), Prepayment Interest Shortfalls or Relief Act Shortfalls allocated to the Class I-A-2 Certificates or Class II-A-3 Certificates, nor does the Policy guarantee to the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC, the trustee or any holder of a Class I-A-2 Certificate or Class II-A-3 Certificate for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment of a Scheduled Payment, including the failure of the trustee to make any payment required under the pooling and servicing agreement to the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates. The Policy will not cover any reduction in the amount of current interest payable to the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates on any distribution date due to the pass-through rate for such class of Certificates being limited by any applicable cap.

      No person other than the trustee shall be entitled to present the Notice.

      The certificate insurer will be subrogated to the rights of each holder of the Class I-A-2 Certificates or Class II-A-3 Certificates to the extent of any payment by the certificate insurer under the Policy in respect of such class.

      The certificate insurer agrees that if it shall be subrogated to the rights of the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates, no recovery of such payment will occur on any distribution date unless the full amount of such holders' allocable distributions for such distribution date can be made, but such rights of subrogation will be in the same priority, in relation to payments on other classes of certificates, as the right of such holder to receive payments as if such payment had not been paid on the Policy. In so doing, the certificate insurer does not waive its rights to seek full payment of all Cumulative Insurance Payments owed to it under the pooling and servicing agreement.

      The Policy and the obligations of the certificate insurer thereunder will terminate without any action on the part of the certificate insurer or any other person on the last date of the Term of the Policy. Upon termination of the Policy, the trustee will forthwith deliver the original of the Policy to the certificate insurer.

      Pursuant to the Policy, the certificate insurer will pay any Avoided Payment on the Business Day following receipt by the certificate insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the trustee or holder of a Class I-A-2 Certificate or Class II-A-3 Certificate, as applicable, is required to return such Avoided Payment paid during the Term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the trustee or holder of a Class I-A-2 Certificate or Class II-A-3 Certificate (the "Order"), (ii) a notice by or on behalf of the trustee or holder of a Class I-A-2 Certificate or Class II-A-3 Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the certificate insurer, properly completed and duly executed and delivered by the trustee or holder of a Class I-A-2 Certificate or Class II-A-3 Certificate, irrevocably assigning to the certificate insurer all rights and claims of the trustee and such holder relating to or arising under the pooling and servicing agreement with respect to such Avoided Payment and (iv) a notice (in the form provided in the Policy) appropriately completed and executed by the trustee; provided, that if such documents are received after 10:00 a.m., New York City time on such Business Day, they will be deemed to be received the following Business Day. All payments made by the certificate insurer shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the trustee or to the holders of the Class I-A-2 Certificates or Class II-A-3 Certificates directly, unless the related holder of a Class I-A-2 Certificate or Class II-A-3 Certificate has previously paid the Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the certificate insurer will pay to the trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the certificate insurer and (b) evidence satisfactory to the certificate insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      As used in the Policy, the following terms shall have the following meanings:

      "Avoided Payment" shall mean with respect to the Class I-A-2 Certificates and Class II-A-3 Certificates, any payment of principal or interest previously distributed to a holder of a Class I-A-2 Certificate or Class II-A-3 Certificate by or on behalf of the trust fund formed pursuant to the pooling and servicing agreement that is voided as a result of any Insolvency Proceeding and which is returned by a holder of a Class I-A-2 Certificate or Class II-A-3 Certificate as required by a final, non-appealable order of a court of competent jurisdiction.

      "Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California, the State of Illinois or the State of Minnesota (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

      "Deficiency Amount" shall mean, for the Class I-A-2 Certificates or Class II-A-3 Certificates, as the case may be, (a) for any distribution date prior to the Final Distribution Date, the sum of (1) the excess, if any, of the Accrued Certificate Interest on the certificates of such class for such distribution date, net of any Prepayment Interest Shortfalls, Relief Act shortfalls, Basis Risk Shortfalls and Net Deferred Interest, over the Available Distribution Amount allocated to pay such net amount on the certificates of such class on such distribution date and (2) the amount, if any, of any Realized Losses allocable to the Class I-A-2 Certificates or Class II-A-3 Certificates, as the case may be, on such distribution date and (b) for the Final Distribution Date, the sum of (x) the amount set forth in clause (a)(1) above in respect of the Class I-A-2 Certificates and Class II-A-3 Certificates and (y) the outstanding Certificate Principal Balance of such Class of Certificates, after giving effect to all payments of principal on such class of certificates on such Final Distribution Date, other than pursuant to a claim on the Policy on that distribution date.

      "Final Distribution Date" shall mean the distribution date occurring in April 2046.

      "Insolvency Proceeding" shall mean the commencement after the closing date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the closing date, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

      "Insured Amounts" shall mean, with respect to any distribution date, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such distribution date (which shall be equal to the amount of the Deficiency Amount for such distribution date).

      "Insured Payments" shall mean, (i) with respect to any distribution date, the aggregate amount actually paid by the certificate insurer to the trustee in respect of Insured Amounts for such distribution date and (ii) amounts actually paid by the certificate insurer in respect of Avoided Payments for any given Business Day.

      "Nonpayment" shall mean, with respect to any distribution date, the failure of the trustee to receive in full, in accordance with the terms of the pooling and servicing agreement, funds (other than funds paid pursuant to the Policy) legally available to pay all or a portion of the Scheduled Payment that is due for payment on such distribution date.

      "Reimbursement Amount" shall mean, as to any distribution date, (i) all Insured Payments paid by the certificate insurer, but for which the certificate insurer has not been reimbursed prior to such distribution date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made.

      "Scheduled Payment" shall mean, with respect to any distribution date with respect to the Class I-A-2 Certificates or Class II-A-3 Certificates during the Term of the Policy, (i) the Accrued Certificate Interest due and payable in respect of such class of certificates on such distribution date and (ii) (A) for any distribution date earlier than the Final Distribution Date, distributions allocated to reduce the Certificate Principal Balance of such class of certificates in an amount at least sufficient to ensure that no Realized Loss is allocated to such class of certificates on such distribution date, and (B) for the Final Distribution Date, without duplication of the amount specified in clause (ii)(A), the Certificate Principal Balance of such class of certificates outstanding on such distribution date, in each case, in accordance with the original terms of the Class I-A-2 Certificates or Class II-A-3 Certificates, as the case may be, and the pooling and servicing agreement when the certificates of such class were issued and without regard to any subsequent amendment or modification of the certificates of such class or the pooling and servicing agreement that has not been consented to in writing by the certificate insurer. Notwithstanding the foregoing, "Scheduled Payments" shall in no event include payments which become due on an accelerated basis as a result of any optional termination, in whole or in part, or any other cause, unless the certificate insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which event the Scheduled Payments shall include such accelerated payments as, when and to the extent so elected by the certificate insurer). In the event that the certificate insurer does not make such election, the "Scheduled Payments" shall include payments due in accordance with the original scheduled terms of the Class I-A-2 Certificates or Class II-A-3 Certificates, as the case may be, without regard to any acceleration. In addition, the "Scheduled Payments" shall not include, nor shall coverage be provided under the Policy in respect of, (i) any amounts due in respect of the Class I-A-2 Certificates or Class II-A-3 Certificates attributable to any increase in interest rate, penalty or other sum payable by the trust by reason of any default or event of default in respect of the Class I-A-2 Certificates or Class II-A-3 Certificates, or by reason of any deterioration of the creditworthiness of the trust, (ii) any Basis Risk Shortfalls, (iii) any Net Deferred Interest, except to the extent such amount has been added to the Certificate Principal Balance of the Class I-A-2 Certificates or Class II-A-3 Certificates, (iv) any Prepayment Interest Shortfalls, (v) any Relief Act Shortfalls or (vi) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any holder or owner of a Class I-A-2 Certificate or Class II-A-3 Certificate.

      "Term of the Policy" shall mean the period from and including the closing date to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the pooling and servicing agreement; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and non-appealable order in resolution of each such proceeding has been entered; provided, further, that if the holders of Class I-A-2 Certificates or Class II-A-3 Certificates are required to return any Avoided Payment as a result of such Insolvency

Proceeding, then the Term of the Policy shall terminate on the date on which the certificate insurer has made all payments required to be made under the terms of the Policy in respect of all such Avoided Payments.

      The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class I-A-2 Certificates and Class II-A-3 Certificates.

      The Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW DOES NOT COVER THE POLICY. THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE DOES NOT COVER THE POLICY. IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER 1 OF PART 2 OF DIVISION I OF THE CALIFORNIA INSURANCE CODE, EXCLUDES FROM COVERAGE ANY CLAIMS ARISING UNDER THE POLICY.

      In the absence of payments under the Policy, holders of the Class I-A-2 Certificates or Class II-A-3 Certificates will directly bear the credit risks associated with their certificates.

Residual Interests

      Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant, after all required payments have been made to the Class A Certificates, Class M Certificates and Class SB Certificates. The Class R Certificates will not be entitled to any payments unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of a Class R Certificate will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                   Certain Yield and Prepayment Considerations

General

      The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

o the rate and timing of principal payments on the mortgage loans in the related group or groups, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

o the allocation of principal payments among the various classes of offered certificates;

o the rate and timing of realized losses and interest shortfalls on the mortgage loans in the related loan group or groups;

o the pass-through rate on the offered certificates, and fluctuations in One-Month LIBOR and MTA;

o allocations of Net Deferred Interest among the various classes of offered certificates;

o payments, if any, made pursuant to the financial guaranty insurance policy;

o     the purchase price paid for the offered certificates; and

o     the timing of the exercise of any optional termination.

      For  additional  considerations  relating  to the  yields  on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the prospectus.

Prepayment Considerations

      The yields to maturity and the aggregate amount of distributions on each class of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group or groups and the amount and timing of mortgagor defaults resulting in realized losses on the mortgage loans in the related loan group or groups. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of realized losses on the mortgage loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

      The mortgage loans may be prepaid by the mortgagors at any time, although all of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement. Prepayment charges with respect to the mortgage loans will not be available for distribution on the offered certificates. The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

      Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

      Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See "Description of the Mortgage Pool--The Program" in this prospectus supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

      The negative amortization feature of the mortgage loans may affect the yield on the certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest as described in this prospectus supplement. During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the certificates because unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

      The rate and  timing of  principal  prepayments  relative  to the rate and timing of the creation of Deferred Interest on the mortgage loans will also affect the yields to maturity on the classes of certificates. To the extent that there is Net Deferred Interest, it will be allocated as described in this prospectus supplement. Any allocation of Net Deferred Interest to a class of certificates will reduce the amount of interest distributable on that class. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the related Certificate Principal Balance of a class of certificates may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. The amount of the Deferred Interest on the mortgage loans is offset by using full and partial principal prepayments to make distributions of current interest on the certificates. On any distribution date, to the extent that the aggregate Deferred Interest on the mortgage loans as of the related due date exceeds full and partial prepayments, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of Accrued Certificate Interest on the classes of certificates to which the Net Deferred Interest is allocated.

      The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

      Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

      The yields to maturity of the offered certificates will be affected by the allocation of principal distributions among the offered certificates and the extent of any Overcollateralization Reduction Amount. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal and the weighted average lives of classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of those mortgage loans. The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, realized losses, liquidations and purchases, on the mortgage loans in the related loan group or loan groups.

      As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal distributions will be distributed to each class of Class M Certificates. Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with the overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

      As described under "Description of the Certificates--Allocation of Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates.

      The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent any Overcollateralization Reduction Amount is used to decelerate principal on the offered certificates. In addition, the amount of the Overcollateralization Increase Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and realized losses on the mortgage loans, and the level of One-Month LIBOR and MTA. See "Description of the Certificates--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

      Certificates with Subordination Features: The yield to maturity on the class of Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates. After the Certificate Principal Balances of the Class M Certificates are reduced to zero, the yield to maturity of the Class I-A-2, Class II-A-2 and Class II-A-3 Certificates will be extremely sensitive to losses on mortgage loans, in the related loan group, and the timing thereof, because the entire amount of losses allocable to the Class I-A-1 Certificates and Class I-A-2 Certificates will be allocated to the Class I-A-2 Certificates and Class I-A-1 Certificates, in that order, until the Certificate Principal Balance of that class of certificates has been reduced to zero, and losses allocable to the Class II-A-1,

Class II-A-2 and Class II-A-3 Certificates will be allocated to the Class II-A-3, Class II-A-2 and Class II-A-1 Certificates, in that order, until the Certificate Principal Balance of such class of certificates has been reduced to zero.

Realized Losses and Interest Shortfalls

      The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support by the Policy or in the form of the Excess Cash Flow, overcollateralization, cross-collateralization or subordination provided to the Class A Certificates by the Class M Certificates, and, with respect to any Class M Certificates, by any Class M Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

      Investors in the Senior Certificates should be aware that because the Class M Certificates represent interests in both of the loan groups, the Certificate Principal Balances of the Class M Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or both loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in one loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates of Realized Losses on the mortgage loans in both loan groups will increase the likelihood that Realized Losses may be allocated to such Senior Certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates.

      The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls on the mortgage loans to the extent not covered by the Eligible Master Servicing Compensation and Excess Cash Flow, in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls and Basis Risk Shortfalls will not be covered by the Policy and will only be covered by Eligible Master Servicing Compensation and Excess Cash Flow to the extent described in this prospectus supplement. Relief Act Shortfalls allocated to the offered certificates on a distribution date will only be covered to the extent of Excess Cash Flow available therefor on that distribution date in the manner described under "Description of the Certificates-- Excess Cash Flow and Overcollateralization Provisions." Relief Act Shortfalls will not carry forward or be paid on other distribution dates. See "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related certificateholders and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of related certificates with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

Pass-Through Rates

      The yields to maturity on the offered certificates will be affected by their pass-through rates. The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin or MTA plus the related margin, as the case may be. If with respect to a class of offered certificates, the Net WAC Cap Rate is less than One-Month LIBOR plus the related margin, or MTA plus the related margin, as the case may be, the pass-through rate on that class of offered certificates will be limited to the applicable Net WAC Cap Rate. Thus, the yield to investors in the offered certificates will be sensitive to fluctuations in the level of One-Month LIBOR or MTA, as applicable, and will be adversely affected by the application of the applicable Net WAC Cap Rate. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates. If on any distribution date the application of the applicable Net WAC Cap Rate results in an interest payment lower than One-Month LIBOR plus the related margin, or MTA plus the related margin, as the case may be, on any class of offered certificates during the related Interest Accrual Period, the value of that class may be temporarily or permanently reduced.

      Investors in the offered certificates should be aware that the mortgage loans have adjustable interest rates, in most cases after an initial fixed rate period, but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. Consequently, the interest that becomes due on the mortgage loans during the related Due Period may be less than interest that would accrue on the related offered certificates at the rate of One-Month LIBOR plus the related margin, or MTA plus the related margin, as the case may be. In a rising interest rate environment, the offered certificates may receive interest at the applicable Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create or maintain overcollateralization. Moreover, because the initial mortgage rates on the mortgage loans may be lower than the related minimum mortgage rates, and will remain fixed for the initial fixed rate period, the applicable Net WAC Cap Rate may initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

      To the extent the applicable Net WAC Cap Rate is paid on the Class A Certificates or Class M Certificates, the difference between the applicable Net WAC Cap Rate and the pass-through rate on such certificates (but not more than Net Maximum Cap Rate for the Class I-A Certificates and 11.00% for the Class II-A Certificates and Class M Certificates) will create a Basis Risk Shortfall that will carry forward with interest thereon. These basis risk shortfalls will only be payable from applicable Excess Cash Flow or, with respect to the initial distribution date only, from distributions from the Basis Risk Shortfall Reserve Fund, and will not be covered by the Policy. Any remaining shortfall may remain unpaid on the optional termination date or the applicable final distribution date.

Purchase Price

      In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

Assumed Final Distribution Date

      The assumed final distribution date with respect to each class of the offered certificates is the distribution date in April 2046, which is the distribution date in the month of the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 25% CPR assumes a constant prepayment rate of 25% per annum of the then outstanding principal balance of the mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

      The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:
(i) as of the date of issuance of the offered certificates, the mortgage loans consist of the 18 following hypothetical mortgage loans:

                            Mortgage Loan Assumptions

                               Initial
                              Principal
                                 and                                Current    Original   Remaining    Remaining
               Current         Interest    Original     Current       Net       Term to     Term to   Amortization   Gross
 Loan         Principal        Payment     Mortgage     Mortgage    Mortgage   Maturity    Maturity       Term       Margin
Number         Balance ($)       ($)       Rate (%)     Rate (%)    Rate (%)   (Months)    (Months)     (Months)       (%)
-------------------------------------------------------------------------------------------------------------------------------
                                                                             Group I Loans
-------------------------------------------------------------------------------------------------------------------------------
  1(2)       1,553,490.70      5,771.87     2.03008      7.03401     6.60901      360         358          358       2.85417
  2(2)         225,206.40        827.48     1.94509      5.24757     4.82257      360         359          359       3.11335
  3(2)         283,475.07        809.95     1.64868      8.15325     7.72825      480         479          479       3.37825
  4(1)      49,105,720.71     68,939.48     1.46148      3.81087     3.38587      360         359          359       3.28243
  5(1)      259,893,270.8     96,935.32     1.48487      4.48027     4.05527      360         359          359       3.25433
  6(1)      10,459,174.82      7,803.83     1.26241      5.29076     4.86576      480         479          479       3.30222
  7(1)      52,178,477.01     44,179.33     1.46149      5.22410     4.79910      480         479          479       3.36737
  8(1)       6,572,059.04     19,611.30     1.89427      2.65202     2.22702      360         360          480       3.23912
  9(1)      64,505,800.31     86,066.42     1.71213      2.72367     2.29867      360         360          480       3.24499

                                                                            Group II Loans

 10(2)       1,372,874.85      4,408.35     0.99384      5.51356     5.08856      360         359          359       3.23051
 11(2)       1,450,604.97      5,147.74     1.64930      7.92503     7.50003      360         359          359       3.20003
 12(2)         800,000.00      2,118.76     1.25000      1.25000     0.82500      480         480          480       3.27500
 13(1)      82,110,329.42     72,294.91     1.20623      3.72404     3.29904      360         359          359       3.23525
 14(1)     177,334,013.59     6,027.65      1.29834      4.12135     3.69635      360         359          359       3.13048
 15(1)      16,268,823.84      3,607.20     1.30025      4.92783     4.50283      480         479          479       3.38086
 16(1)      60,714,855.71     61,940.35     1.27895      5.28129     4.85629      480         479          479       3.34902
 17(1)      11,488,348.83      1,728.22     1.47028      2.21175     1.78675      360         360          480       3.13405
 18(1)      53,710,756.71     50,498.04     1.55328      2.46970     2.04470      360         360          480       3.16500

                                          Months                                                       Original
             Months to      Rate          to Next    Payment                              Maximum      Prepay
             Next Rate   Adjustment       Payment   Adjustment   Maximum     Minimum      Negative     Penalty
 Loan       Adjustment    Frequency     Adjustment  Frequency   Mortgage    Mortgage    Amortization    Term
Number         Date        (Months)        Date      (Months)   Rate (%)    Rate (%)         (%)       (Months)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
  1(2)            1            1             11         12       9.95000      2.85417     115.00000      12.00
  2(2)            1            1             12         12       9.95000      3.11335     115.00000      36.00
  3(2)            1            1             12         12       9.95000      3.37825     115.00000      12.00
  4(1)            1            1             12         12       9.98060      3.28243     114.82629      12.00
  5(1)            1            1             12         12       9.96796      3.25433     114.72322      36.00
  6(1)            1            1             12         12       9.96004      3.30222     114.75631      12.00
  7(1)            1            1             12         12       9.96206      3.36737     114.97321      36.00
  8(1)            1            1             13         12       9.95000      3.23912     114.78497      12.00
  9(1)            1            1             13         12       9.95000      3.24499     115.00000      36.00



 10(2)            1            1             12         12       9.95000      3.23051     115.00000      12.00
 11(2)            1            1             12         12       9.95000      3.20003     115.00000      36.00
 12(2)            1            1             13         12       9.95000      3.27500     115.00000      12.00
 13(1)            1            1             12         12       9.95848      3.23525     114.95543      12.00
 14(1)            1            1             12         12       9.96087      3.13048     114.63601      36.00
 15(1)            1            1             12         12       9.95000      3.38086     115.00000      12.00
 16(1)            1            1             12         12       9.95000      3.34902     114.95257      36.00
 17(1)            1            1             13         12       9.95000      3.13405     115.00000      12.00
 18(1)            1            1             13         12       9.95000      3.16500     115.00000      36.00

      (1)   Index for indicated loan is MTA
      (2)   Index for indicated loan is One-Month LIBOR

(ii) none of the unaffiliated sellers, Residential Funding or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations with Respect to Mortgage Loans" and "Description of the Certificates--Assignment of the Trust Assets" in the prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust except as indicated in the footnotes;

(iii) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table;

(iv) there is no Prepayment Interest Shortfall, Basis Risk Shortfall or any other interest shortfall in any month;

(v) payments on the certificates will be received on the 25th day of each month, commencing on May 25, 2006;

(vi) payments on the mortgage loans earn no reinvestment return;

(vii) there are no additional ongoing trust expenses payable out of the trust;

(viii) the certificates will be purchased on April 27, 2006;

(ix) One-Month LIBOR and LIBOR remain constant at 4.950%;

(x) MTA remains constant at 4.011%;

(xi) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to MTA or LIBOR plus the applicable note margin, subject to maximum lifetime mortgage rates, minimum mortgage rates and payment adjustment caps (as applicable); and

(xii) the scheduled monthly payment will be adjusted on the next payment adjustment date and annually thereafter (as necessary) to equal the fully amortizing payment described above (except in the case of Balloon Loans), subject to a 7.5% payment cap (with the exception of each fifth payment adjustment date).

Clauses (i) through (xii) above are collectively referred to as the structuring assumptions.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

      In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, and set forth the percentages of the initial Certificate Principal Balance of each class of offered certificates, that would be outstanding after each of the distribution dates at the various percentages of CPR shown.

                Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                     Class I-A-1 Certificates and Class I-A-2   Class II-A-1, Class II-A-2 and Class
                                                                    Certificates                         II-A-3 Certificates
                                                     ----------------------------------------   ------------------------------------
Distribution Date                                       15%     20%     25%     30%     40%     15%     20%     25%     30%     40%
-----------------                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage ...............................      100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
April 2007 .......................................       87      81      75      70      59      87      81      75      70      59
April 2008 .......................................       75      65      56      48      33      75      66      57      48      33
April 2009 .......................................       65      52      42      32      17      65      53      42      32      17
April 2010 .......................................       55      41      31      24      13      55      42      31      24      13
April 2011 .......................................       46      33      24      17       8      46      32      24      17       8
April 2012 .......................................       38      26      17      12       5      37      26      17      12       5
April 2013 .......................................       33      21      14       8       3      33      21      14       8       3
April 2014 .......................................       27      17      10       6       1      27      17      10       6       1
April 2015 .......................................       23      13       7       4       1      23      13       7       4       1
April 2016 .......................................       19      10       5       3       *      19      10       5       3       *
April 2017 .......................................       16       8       4       2       0      16       8       4       2       0
April 2018 .......................................       13       6       3       1       0      13       6       3       1       0
April 2019 .......................................       11       5       2       *       0      11       5       2       1       0
April 2020 .......................................        9       4       1       *       0       9       4       1       *       0
April 2021 .......................................        8       3       1       0       0       8       3       1       0       0
April 2022 .......................................        6       2       *       0       0       6       2       *       0       0
April 2023 .......................................        5       2       *       0       0       5       2       *       0       0
April 2024 .......................................        4       1       0       0       0       4       1       0       0       0
April 2025 .......................................        3       1       0       0       0       3       1       0       0       0
April 2026 .......................................        3       *       0       0       0       3       *       0       0       0
April 2027 .......................................        2       *       0       0       0       2       *       0       0       0
April 2028 .......................................        2       *       0       0       0       2       *       0       0       0
April 2029 .......................................        1       0       0       0       0       1       0       0       0       0
April 2030 .......................................        1       0       0       0       0       1       0       0       0       0
April 2031 .......................................        *       0       0       0       0       *       0       0       0       0
April 2032 .......................................        *       0       0       0       0       *       0       0       0       0
April 2033 .......................................        *       0       0       0       0       *       0       0       0       0
April 2034 .......................................        0       0       0       0       0       0       0       0       0       0
April 2035 .......................................        0       0       0       0       0       0       0       0       0       0
April 2036 .......................................        0       0       0       0       0       0       0       0       0       0
April 2037 .......................................        0       0       0       0       0       0       0       0       0       0
April 2038 .......................................        0       0       0       0       0       0       0       0       0       0
April 2039 .......................................        0       0       0       0       0       0       0       0       0       0
April 2040 .......................................        0       0       0       0       0       0       0       0       0       0
April 2041 .......................................        0       0       0       0       0       0       0       0       0       0
April 2042 .......................................        0       0       0       0       0       0       0       0       0       0
April 2043 .......................................        0       0       0       0       0       0       0       0       0       0
April 2044 .......................................        0       0       0       0       0       0       0       0       0       0
April 2045 .......................................        0       0       0       0       0       0       0       0       0       0
April 2046 .......................................        0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (in years)** ...     6.05    4.45    3.45    2.77    1.89    6.06    4.46    3.46    2.78    1.90
Weighted Average Life to Call (in years)*** ......     5.64    4.13    3.19    2.56    1.74    5.65    4.13    3.19    2.56    1.75

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

*** The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                             Class M-1 Certificates                    Class M-2 Certificates
                                                       -----------------------------------     ------------------------------------
Distribution Date                                      15%    20%     25%     30%     40%     15%     20%     25%     30%     40%
-----------------                                      ---    ---     ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage ...............................     100%   100%    100%    100%    100%    100%    100%    100%    100%    100%
April 2007 .......................................     100    100     100     100     100     100     100     100     100     100
April 2008 .......................................     100    100     100     100     100     100     100     100     100     100
April 2009 .......................................     100    100     100     100     100     100     100     100     100     100
April 2010 .......................................     100    100      89      68      37     100     100      89      68      37
April 2011 .......................................     100     93      68      48      22     100      93      68      48      22
April 2012 .......................................     100     74      50      33      13     100      74      50      33      13
April 2013 .......................................      71     47      30      18       0      71      47      30      18       0
April 2014 .......................................      60     37      22      13       0      60      37      22      13       0
April 2015 .......................................      50     29      16       9       0      50      29      16       *       0
April 2016 .......................................      42     23      12       0       0      42      23      12       0       0
April 2017 .......................................      35     18       9       0       0      35      18       1       0       0
April 2018 .......................................      29     14       1       0       0      29      14       0       0       0
April 2019 .......................................      24     11       0       0       0      24      11       0       0       0
April 2020 .......................................      20      8       0       0       0      20       0       0       0       0
April 2021 .......................................      17      1       0       0       0      17       0       0       0       0
April 2022 .......................................      14      0       0       0       0      14       0       0       0       0
April 2023 .......................................      11      0       0       0       0      11       0       0       0       0
April 2024 .......................................       9      0       0       0       0       3       0       0       0       0
April 2025 .......................................       4      0       0       0       0       0       0       0       0       0
April 2026 .......................................       0      0       0       0       0       0       0       0       0       0
April 2027 .......................................       0      0       0       0       0       0       0       0       0       0
April 2028 .......................................       0      0       0       0       0       0       0       0       0       0
April 2029 .......................................       0      0       0       0       0       0       0       0       0       0
April 2030 .......................................       0      0       0       0       0       0       0       0       0       0
April 2031 .......................................       0      0       0       0       0       0       0       0       0       0
April 2032 .......................................       0      0       0       0       0       0       0       0       0       0
April 2033 .......................................       0      0       0       0       0       0       0       0       0       0
April 2034 .......................................       0      0       0       0       0       0       0       0       0       0
April 2035 .......................................       0      0       0       0       0       0       0       0       0       0
April 2036 .......................................       0      0       0       0       0       0       0       0       0       0
April 2037 .......................................       0      0       0       0       0       0       0       0       0       0
April 2038 .......................................       0      0       0       0       0       0       0       0       0       0
April 2039 .......................................       0      0       0       0       0       0       0       0       0       0
April 2040 .......................................       0      0       0       0       0       0       0       0       0       0
April 2041 .......................................       0      0       0       0       0       0       0       0       0       0
April 2042 .......................................       0      0       0       0       0       0       0       0       0       0
April 2043 .......................................       0      0       0       0       0       0       0       0       0       0
April 2044 .......................................       0      0       0       0       0       0       0       0       0       0
April 2045 .......................................       0      0       0       0       0       0       0       0       0       0
April 2046 .......................................       0      0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (in years)** ...   10.33   8.04    6.47    5.34    4.18    10.22   7.95    6.40    5.28    4.08
Weighted Average Life to Call (in years)*** .....     9.68   7.53    6.06    5.01    3.89     9.67   7.52    6.06    5.00    3.84

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

*** The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                 Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                               Class M-3 Certificates                 Class M-4 Certificates
                                                        ------------------------------------    ------------------------------------
Distribution Date                                       15%     20%     25%     30%     40%     15%     20%     25%     30%     40%
-----------------                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage .................................    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
April 2007 .........................................    100     100     100     100     100     100     100     100     100     100
April 2008 .........................................    100     100     100     100     100     100     100     100     100     100
April 2009 .........................................    100     100     100     100     100     100     100     100     100     100
April 2010 .........................................    100     100      89      68      37     100     100      89      68      37
April 2011 .........................................    100      93      68      48      22     100      93      68      48      22
April 2012 .........................................    100      74      50      33      13     100      74      50      33      13
April 2013 .........................................     71      47      30      18       0      71      47      30      18       0
April 2014 .........................................     60      37      22      13       0      60      37      22       9       0
April 2015 .........................................     50      29      16       0       0      50      29      16       0       0
April 2016 .........................................     42      23      12       0       0      42      23       3       0       0
April 2017 .........................................     35      18       0       0       0      35      18       0       0       0
April 2018 .........................................     29      14       0       0       0      29      14       0       0       0
April 2019 .........................................     24       5       0       0       0      24       0       0       0       0
April 2020 .........................................     20       0       0       0       0      20       0       0       0       0
April 2021 .........................................     17       0       0       0       0      17       0       0       0       0
April 2022 .........................................     14       0       0       0       0      14       0       0       0       0
April 2023 .........................................      7       0       0       0       0       0       0       0       0       0
April 2024 .........................................      0       0       0       0       0       0       0       0       0       0
April 2025 .........................................      0       0       0       0       0       0       0       0       0       0
April 2026 .........................................      0       0       0       0       0       0       0       0       0       0
April 2027 .........................................      0       0       0       0       0       0       0       0       0       0
April 2028 .........................................      0       0       0       0       0       0       0       0       0       0
April 2029 .........................................      0       0       0       0       0       0       0       0       0       0
April 2030 .........................................      0       0       0       0       0       0       0       0       0       0
April 2031 .........................................      0       0       0       0       0       0       0       0       0       0
April 2032 .........................................      0       0       0       0       0       0       0       0       0       0
April 2033 .........................................      0       0       0       0       0       0       0       0       0       0
April 2034 .........................................      0       0       0       0       0       0       0       0       0       0
April 2035 .........................................      0       0       0       0       0       0       0       0       0       0
April 2036 .........................................      0       0       0       0       0       0       0       0       0       0
April 2037 .........................................      0       0       0       0       0       0       0       0       0       0
April 2038 .........................................      0       0       0       0       0       0       0       0       0       0
April 2039 .........................................      0       0       0       0       0       0       0       0       0       0
April 2040 .........................................      0       0       0       0       0       0       0       0       0       0
April 2041 .........................................      0       0       0       0       0       0       0       0       0       0
April 2042 .........................................      0       0       0       0       0       0       0       0       0       0
April 2043 .........................................      0       0       0       0       0       0       0       0       0       0
April 2044 .........................................      0       0       0       0       0       0       0       0       0       0
April 2045 .........................................      0       0       0       0       0       0       0       0       0       0
April 2046 .........................................      0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (in years)** .....    10.14   7.89    6.35    5.24    4.06    10.08   7.83    6.30    5.20    4.04
Weighted Average Life to Call (in years)*** ........     9.67   7.52    6.05    5.00    3.84    9.67    7.52    6.05    5.00    3.82

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

*** The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                  Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                               Class M-5 Certificates                   Class M-6 Certificates
                                                        ------------------------------------    ------------------------------------
Distribution Date                                       15%     20%     25%     30%     40%     15%     20%     25%     30%     40%
-----------------                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage .................................    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
April 2007 .........................................    100     100     100     100     100     100     100     100     100     100
April 2008 .........................................    100     100     100     100     100     100     100     100     100     100
April 2009 .........................................    100     100     100     100     100     100     100     100     100     100
April 2010 .........................................    100     100      89      68      37     100     100      89      68      37
April 2011 .........................................    100      93      68      48      22     100      93      68      48      22
April 2012 .........................................    100      74      50      33       0     100      74      50      33       0
April 2013 .........................................     71      47      30      18       0      71      47      30      18       0
April 2014 .........................................     60      37      22       0       0      60      37      22       0       0
April 2015 .........................................     50      29      16       0       0      50      29       7       0       0
April 2016 .........................................     42      23       0       0       0      42      23       0       0       0
April 2017 .........................................     35      18       0       0       0      35      18       0       0       0
April 2018 .........................................     29       6       0       0       0      29       0       0       0       0
April 2019 .........................................     24       0       0       0       0      24       0       0       0       0
April 2020 .........................................     20       0       0       0       0      20       0       0       0       0
April 2021 .........................................     17       0       0       0       0       9       0       0       0       0
April 2022 .........................................      3       0       0       0       0       0       0       0       0       0
April 2023 .........................................      0       0       0       0       0       0       0       0       0       0
April 2024 .........................................      0       0       0       0       0       0       0       0       0       0
April 2025 .........................................      0       0       0       0       0       0       0       0       0       0
April 2026 .........................................      0       0       0       0       0       0       0       0       0       0
April 2027 .........................................      0       0       0       0       0       0       0       0       0       0
April 2028 .........................................      0       0       0       0       0       0       0       0       0       0
April 2029 .........................................      0       0       0       0       0       0       0       0       0       0
April 2030 .........................................      0       0       0       0       0       0       0       0       0       0
April 2031 .........................................      0       0       0       0       0       0       0       0       0       0
April 2032 .........................................      0       0       0       0       0       0       0       0       0       0
April 2033 .........................................      0       0       0       0       0       0       0       0       0       0
April 2034 .........................................      0       0       0       0       0       0       0       0       0       0
April 2035 .........................................      0       0       0       0       0       0       0       0       0       0
April 2036 .........................................      0       0       0       0       0       0       0       0       0       0
April 2037 .........................................      0       0       0       0       0       0       0       0       0       0
April 2038 .........................................      0       0       0       0       0       0       0       0       0       0
April 2039 .........................................      0       0       0       0       0       0       0       0       0       0
April 2040 .........................................      0       0       0       0       0       0       0       0       0       0
April 2041 .........................................      0       0       0       0       0       0       0       0       0       0
April 2042 .........................................      0       0       0       0       0       0       0       0       0       0
April 2043 .........................................      0       0       0       0       0       0       0       0       0       0
April 2044 .........................................      0       0       0       0       0       0       0       0       0       0
April 2045 .........................................      0       0       0       0       0       0       0       0       0       0
April 2046 .........................................      0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (in years)** .....    9.97    7.75    6.24    5.16    4.00    9.85    7.65    6.17    5.09    3.96
Weighted Average Life to Call (in years)*** ........    9.66    7.51    6.05    5.00    3.80    9.66    7.51    6.05    5.00    3.80

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

*** The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

               Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                               Class M-7 Certificates                  Class M-8 Certificates
                                                        ------------------------------------    ------------------------------------
Distribution Date                                       15%     20%     25%     30%     40%     15%     20%     25%     30%     40%
-----------------                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage .................................    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
April 2007 .........................................    100     100     100     100     100     100     100     100     100     100
April 2008 .........................................    100     100     100     100     100     100     100     100     100     100
April 2009 .........................................    100     100     100     100     100     100     100     100     100     100
April 2010 .........................................    100     100      89      68      37     100     100      89      68      37
April 2011 .........................................    100      93      68      48      22     100      93      68      48       2
April 2012 .........................................    100      74      50      33       0     100      74      50      33       0
April 2013 .........................................     71      47      30       3       0      71      47      30       0       0
April 2014 .........................................     60      37      22       0       0      60      37       1       0       0
April 2015 .........................................     50      29       0       0       0      50      29       0       0       0
April 2016 .........................................     42      23       0       0       0      42       5       0       0       0
April 2017 .........................................     35       *       0       0       0      35       0       0       0       0
April 2018 .........................................     29       0       0       0       0      29       0       0       0       0
April 2019 .........................................     24       0       0       0       0      11       0       0       0       0
April 2020 .........................................     12       0       0       0       0       0       0       0       0       0
April 2021 .........................................      0       0       0       0       0       0       0       0       0       0
April 2022 .........................................      0       0       0       0       0       0       0       0       0       0
April 2023 .........................................      0       0       0       0       0       0       0       0       0       0
April 2024 .........................................      0       0       0       0       0       0       0       0       0       0
April 2025 .........................................      0       0       0       0       0       0       0       0       0       0
April 2026 .........................................      0       0       0       0       0       0       0       0       0       0
April 2027 .........................................      0       0       0       0       0       0       0       0       0       0
April 2028 .........................................      0       0       0       0       0       0       0       0       0       0
April 2029 .........................................      0       0       0       0       0       0       0       0       0       0
April 2030 .........................................      0       0       0       0       0       0       0       0       0       0
April 2031 .........................................      0       0       0       0       0       0       0       0       0       0
April 2032 .........................................      0       0       0       0       0       0       0       0       0       0
April 2033 .........................................      0       0       0       0       0       0       0       0       0       0
April 2034 .........................................      0       0       0       0       0       0       0       0       0       0
April 2035 .........................................      0       0       0       0       0       0       0       0       0       0
April 2036 .........................................      0       0       0       0       0       0       0       0       0       0
April 2037 .........................................      0       0       0       0       0       0       0       0       0       0
April 2038 .........................................      0       0       0       0       0       0       0       0       0       0
April 2039 .........................................      0       0       0       0       0       0       0       0       0       0
April 2040 .........................................      0       0       0       0       0       0       0       0       0       0
April 2041 .........................................      0       0       0       0       0       0       0       0       0       0
April 2042 .........................................      0       0       0       0       0       0       0       0       0       0
April 2043 .........................................      0       0       0       0       0       0       0       0       0       0
April 2044 .........................................      0       0       0       0       0       0       0       0       0       0
April 2045 .........................................      0       0       0       0       0       0       0       0       0       0
April 2046 .........................................      0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (in years)** .....    9.68    7.52    6.06    5.00    3.90    9.42    7.32    5.90    4.88    3.78
Weighted Average Life to Call (in years)*** ........    9.64    7.49    6.04    4.99    3.80    9.42    7.32    5.90    4.88    3.76

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

*** The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                 Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                               Class M-9 Certificates                  Class M-10 Certificates
                                                        ------------------------------------    ------------------------------------
Distribution Date                                       15%     20%     25%     30%     40%     15%     20%     25%     30%     40%
-----------------                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage .................................    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
April 2007 .........................................    100     100     100     100     100     100     100     100     100     100
April 2008 .........................................    100     100     100     100     100     100     100     100     100     100
April 2009 .........................................    100     100     100     100     100     100     100     100     100     100
April 2010 .........................................    100     100      89      68      32     100     100      89      68       0
April 2011 .........................................    100      93      68      48       0     100      93      68      25       0
April 2012 .........................................    100      74      50      19       0     100      74      30       0       0
April 2013 .........................................     71      47       7       0       0      71      21       0       0       0
April 2014 .........................................     60      32       0       0       0      55       0       0       0       0
April 2015 .........................................     50       4       0       0       0      30       0       0       0       0
April 2016 .........................................     42       0       0       0       0       9       0       0       0       0
April 2017 .........................................     25       0       0       0       0       0       0       0       0       0
April 2018 .........................................      4       0       0       0       0       0       0       0       0       0
April 2019 .........................................      0       0       0       0       0       0       0       0       0       0
April 2020 .........................................      0       0       0       0       0       0       0       0       0       0
April 2021 .........................................      0       0       0       0       0       0       0       0       0       0
April 2022 .........................................      0       0       0       0       0       0       0       0       0       0
April 2023 .........................................      0       0       0       0       0       0       0       0       0       0
April 2024 .........................................      0       0       0       0       0       0       0       0       0       0
April 2025 .........................................      0       0       0       0       0       0       0       0       0       0
April 2026 .........................................      0       0       0       0       0       0       0       0       0       0
April 2027 .........................................      0       0       0       0       0       0       0       0       0       0
April 2028 .........................................      0       0       0       0       0       0       0       0       0       0
April 2029 .........................................      0       0       0       0       0       0       0       0       0       0
April 2030 .........................................      0       0       0       0       0       0       0       0       0       0
April 2031 .........................................      0       0       0       0       0       0       0       0       0       0
April 2032 .........................................      0       0       0       0       0       0       0       0       0       0
April 2033 .........................................      0       0       0       0       0       0       0       0       0       0
April 2034 .........................................      0       0       0       0       0       0       0       0       0       0
April 2035 .........................................      0       0       0       0       0       0       0       0       0       0
April 2036 .........................................      0       0       0       0       0       0       0       0       0       0
April 2037 .........................................      0       0       0       0       0       0       0       0       0       0
April 2038 .........................................      0       0       0       0       0       0       0       0       0       0
April 2039 .........................................      0       0       0       0       0       0       0       0       0       0
April 2040 .........................................      0       0       0       0       0       0       0       0       0       0
April 2041 .........................................      0       0       0       0       0       0       0       0       0       0
April 2042 .........................................      0       0       0       0       0       0       0       0       0       0
April 2043 .........................................      0       0       0       0       0       0       0       0       0       0
April 2044 .........................................      0       0       0       0       0       0       0       0       0       0
April 2045 .........................................      0       0       0       0       0       0       0       0       0       0
April 2046 .........................................      0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (in years)** .....    8.99    6.98    5.63    4.80    3.61    8.10    6.32    5.32    4.39    3.28
Weighted Average Life to Call (in years)*** ........    8.99    6.98    5.63    4.80    3.61    8.10    6.32    5.32    4.39    3.28

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

*** The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

      This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                         Pooling and Servicing Agreement

General

      The certificates will be issued under a series supplement, dated as of April 1, 2006, to the standard terms of pooling and servicing agreement, dated as of March 1, 2006, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Deutsche Bank Trust Company Americas, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual capacity or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

      The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

Custodial Arrangements

      The trustee will appoint Wells Fargo Bank, N.A., to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the sponsor's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

The Master Servicer and Subservicer

      Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

      o     receiving funds from subservicers;

      o     reconciling servicing activity with respect to the mortgage loans;

      o     calculating remittance amounts to certificateholders;

      o     sending   remittances   to  the   trustee   for   distributions   to
            certificateholders;

      o     investor and tax reporting;

      o     coordinating loan repurchases;

      o     oversight of all servicing activity, including subservicers;

      o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

      o     approval of loss mitigation strategies;

      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

      o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement Rights Upon Event of Default" in the prospectus.

      Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

      o     communicating with borrowers;

      o     sending monthly remittance statements to borrowers;

      o     collecting payments from borrowers;

      o     recommending  a loss  mitigation  strategy  for  borrowers  who have
            defaulted  on  their  loans  (i.e.  repayment  plan,   modification,
            foreclosure, etc.);

      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

      o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

      o accurate and timely reporting of negative amortization amounts, if any;

      o     paying escrows for borrowers, if applicable;

      o     calculating and reporting payoffs and liquidations;

      o     maintaining an individual file for each loan; and

      o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

      Homecomings Financial Network, Inc. Homecomings will subservice all of the mortgage loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Corporation in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into

Homecomings' servicing operations. Approximately 85% of the mortgage loans currently master serviced by Residential Funding Corporation are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--Subservicer responsibilities."

      Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

      The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                         Homecomings Servicing Portfolio

First Lien Mortgage Loans

      Volume by
  Principal Balance           2001               2002               2003               2004               2005
----------------------        ----               ----               ----               ----               ----
Prime Mortgages(1)       $25,532,458,680    $27,343,774,000    $29,954,139,212    $31,943,811,060    $44,570,851,126
Non-Prime Mortgages(2)   $17,039,860,699    $27,384,763,000    $39,586,900,679    $44,918,413,591    $52,102,835,214
                         ---------------    ---------------    ---------------    ---------------    ---------------
Total                    $42,572,319,379    $54,728,537,000    $69,541,039,891    $76,862,224,651    $96,673,686,340
                         ===============    ===============    ===============    ===============    ===============
Prime Mortgages(1)                 59.97%             49.96%             43.07%             41.56%             46.10%
Non-Prime Mortgages(2)             40.03%             50.04%             56.93%             58.44%             53.90%
                         ---------------    ---------------    ---------------    ---------------    ---------------
Total                             100.00%            100.00%            100.00%            100.00%            100.00%
                         ===============    ===============    ===============    ===============    ===============

Percentage Change from Prior Year(3)
------------------------------------
Prime Mortgages(1)                 (6.30)%             7.09%              9.55%              6.64%             39.53%
Non-Prime Mortgages(2)             56.49%             60.71%             44.56%             13.47%             15.99%
                         ---------------    ---------------    ---------------    ---------------    ---------------
Total                              11.62%             28.55%             27.07%             10.53%             25.78%
                         ===============    ===============    ===============    ===============    ===============

Junior Lien Mortgage Loans

      Volume by
  Principal Balance            2001              2002               2003               2004              2005
  -----------------            ----              ----               ----               ----              ----
Prime Mortgages(1)       $8,024,136,313     $7,627,424,000     $7,402,626,296     $7,569,300,685    $7,442,264,087
Non-Prime Mortgages(2)                -                  -                  -                  -                 -
                         --------------     --------------     --------------     --------------    --------------
Total                    $8,024,136,313     $7,627,424,000     $7,402,626,296     $7,569,300,685    $7,442,264,087
                         ==============     ==============     ==============     ==============    ==============
Prime Mortgages(1)               100.00%            100.00%            100.00%            100.00%           100.00%
Non-Prime Mortgages(2)             0.00%              0.00%              0.00%              0.00%             0.00%
                         --------------     --------------     --------------     --------------    --------------
Total                            100.00%            100.00%            100.00%            100.00%           100.00%
                         ==============     ==============     ==============     ==============    ==============

Percentage Change from Prior Year(3)
------------------------------------
Prime Mortgages(1)                  N/A              (4.94)%            (2.95)%             2.25%            (1.68)%
Non-Prime Mortgages(2)              N/A                  -                  -                  -                 -
                         --------------     --------------     --------------     --------------    --------------
Total                               N/A              (4.94)%            (2.95)%             2.25%            (1.68)%
                         ==============     ==============     ==============     ==============    ==============

First Lien Mortgage Loans

   Volume by
 Number of Loans                            2001          2002           2003           2004           2005
 ---------------                            ----          ----           ----           ----           ----
Prime Mortgages(1)                        133,632        125,209        143,645        150,297        187,773
Non-Prime Mortgages(2)                    168,185        257,077        341,190        373,473        394,776
                                          -------        -------        -------        -------        -------
Total                                     301,817        382,286        484,835        523,770        582,549
                                          =======        =======        =======        =======        =======
Prime Mortgages(1)                          44.28%         32.75%         29.63%         28.70%         32.23%
Non-Prime Mortgages(2)                      55.72%         67.25%         70.37%         71.30%         67.77%
                                          -------        -------        -------        -------        -------

Total                                      100.00%        100.00%        100.00%        100.00%        100.00%
                                          =======        =======        =======        =======        =======

Percentage Change from Prior Year(3)
------------------------------------
Prime Mortgages(1)                          (9.85)   %     (6.30)%        14.72%          4.63%         24.93%
Non-Prime Mortgages(2)                      38.47%         52.85%         32.72%          9.46%          5.70%
                                          -------        -------        -------        -------        -------
Total                                       11.91%         26.66%         26.83%          8.03%         11.22%
                                          =======        =======        =======        =======        =======

Junior Lien Mortgage Loans


   Volume by
 Number of Loans                            2001          2002           2003           2004           2005
 ---------------                            ----          ----           ----           ----           ----
Prime Mortgages(1)                        228,946        217,031        211,585        210,778        199,600
Non-Prime Mortgages(2)                          -              -              -              -              -
                                          -------        -------        -------        -------        -------
Total                                     228,946        217,031        211,585        210,778        199,600
                                          =======        =======        =======        =======        =======
Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%
Non-Prime Mortgages(2)                       0.00%          0.00%          0.00%          0.00%          0.00%
                                          -------        -------        -------        -------        -------
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%
                                          =======        =======        =======        =======        =======

Percentage Change from Prior Year(3)
------------------------------------
Prime Mortgages(1)                            N/A          (5.20)%        (2.51)%        (0.38)%        (5.30)%
Non-Prime Mortgages(2)                        N/A              -              -              -              -
                                       ----------     ----------     ----------     ----------     ----------
Total                                         N/A          (5.20)%        (2.51)%        (0.38)%        (5.30)%
                                       ==========     ==========     ==========     ==========     ==========

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be 0.425% per annum of the outstanding principal balance of that mortgage loan. The servicing fees consist of (a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to 0.05% per annum of the outstanding principal balance of each mortgage loan. As described in the prospectus, a subservicer is entitled to servicing compensation in an amount equal to 0.375% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

------------------------- ----------------------------- ------------------------
       Description                   Amount                 Receiving Party
------------------------- ----------------------------- ------------------------
Master Servicer Fee       0.05% per annum of the        Master Servicer
                          principal balance of
                          each mortgage loan.
------------------------- ----------------------------- ------------------------
Subservicer Fee           0.375% per annum of the       Subservicers
                          principal balance of each
                          mortgage loan serviced by
                          a subservicer.
------------------------- ----------------------------- ------------------------

      In addition, the Master Servicer or any applicable Subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

      On each distribution date, a distribution date statement will be made available to each certificateholder and the certificate insurer setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the certificate insurer and other parties to the pooling and servicing agreement via the trustee's internet website, at www.tss.db.com/invr. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also "Pooling and Servicing Agreement - Reports to
Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

      There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the offered certificates in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates in proportion to their then outstanding Certificate Principal Balances, and 1% of all voting rights will be allocated to holders of the Class R Certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances. The certificate insurer's written consent will be required for any amendment that adversely affects in any respect the rights and interests of the certificate insurer or of holders of the Class I-A-2 or Class II-A-3 Certificates (without regard to the Policy).

      For so long as there does not exist a failure by the certificate insurer to make a required payment under the Policy and the continuation of such failure for two Business Days (such event, a "Certificate Insurer Default"), the certificate insurer will have the right to exercise all rights, including voting rights, of the holders of the Class I-A-2 Certificates and Class II-A-3 Certificates under the pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the certificate insurer. In addition, to the extent of unreimbursed payments under the Policy, the certificate insurer will be subrogated to the rights of the holders of the Class I-A-2 Certificates and Class II-A-3 Certificates to which such Insured Amounts were paid. In connection with each insured amount paid on a Class I-A-2 Certificate or Class II-A-3 Certificate, the trustee as attorney-in-fact for the holder thereof will be required to assign to the certificate insurer the rights of such holder with respect to the Class I-A-2 Certificate or Class II-A-3 Certificates, as applicable, to the extent of such Insured Amount.

Termination

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement --Termination; Retirement of Certificates" in the prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal

Balance of the mortgage loans in all loan groups is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates; provided, however, in each case, that no early termination of the trust will be permitted if it would result in a draw on the Policy, and no early termination of the trust will be permitted if the certificate insurer would not be paid all amounts owed to it at the time of termination, unless, in either case, the certificate insurer consents to the termination.

      Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and (c) any amounts due to the certificate insurer pursuant to the insurance agreement. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions on the certificates in respect of any optional termination related to the mortgage loans will be paid, first, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, second, to the Class M Certificates in their order of payment priority, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, to the certificate insurer, any amounts due to the certificate insurer for Cumulative Insurance Payments, in each case through the date of such optional termination, fourth, to the Class A Certificates and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and fifth, to the Class SB Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

      Any such purchase of the certificates as discussed above will be made at a price equal to 100% of the Certificate Principal Balance of each class of certificates plus one month's interest accrued thereon at the applicable Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, as applicable, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. Promptly upon the purchase of the certificates, the master servicer, will retire the REMICs in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of the certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, as applicable, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

The Trustee

      Deutsche Bank Trust Company Americas ("DBTCA") is the trustee. DBTCA is a New York banking corporation. DBTCA has acted as trustee on numerous residential mortgage-backed securities transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, DBTCA is experienced in administering transactions of this kind. DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates.

      DBTCA has provided trustee and custodial services on mortgaged-backed transactions since 1991 and has acted as trustee on over 2,000 mortgage-backed transactions. In 2005, Deutsche Bank acted as trustee in over 350 combined new asset-backed and mortgage-backed transactions involving the aggregate issuance of over 300 billion dollars in securities.

      DBTCA is providing the foregoing information at the issuing entity's and depositor's request in order to assist the issuing entity and depositor with the preparation of their disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

      Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                Legal Proceedings

      There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Corporation, as sponsor and master servicer, Residential Accredit Loans, Inc. as depositor, RALI Series 2006-QO4 Trust as the issuing entity, Homecomings, as subservicer, or any other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

      Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Corporation or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                    Material Federal Income Tax Consequences

      Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (exclusive of any basis risk shortfall reserve fund) will qualify as three REMICs under the Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I, REMIC II and REMIC III.

      For federal income tax purposes:

      o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

      o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

      o the Class R-III Certificates will constitute the sole class of "residual interests" in REMIC III; and

      o each class of offered certificates and the Class SB Certificates will represent ownership of "regular interests" in REMIC III, will generally be treated as debt instruments of REMIC III and will also represent the right to receive payments in respect of basis risk shortfall amounts.

      See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 25% CPR, respectively. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

      Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

      The IRS has issued the OID Regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Internal Revenue Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Internal Revenue Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Internal Revenue Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Internal Revenue Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and a right to receive payments with respect to Basis Risk Shortfall Carry Forward Amounts. The treatment of amounts received by an offered certificateholder under such certificateholder's right to receive payments of Basis Risk Shortfall Carry Forward Amounts will depend on the portion, if any, of such offered certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of an offered certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive certain payments with respect to Basis Risk Shortfall Carry Forward Amounts in accordance with the relative fair market values of each property right. Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss upon disposition. It is intended that certain payments made to the holders of the offered certificates with respect to Basis Risk Shortfall Carry Forward Amounts be treated as includible in income based on, and the purchase price allocated to the right to receive those payments may be amortized in accordance with, the tax regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the offered certificates are encouraged to consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund. The OID regulations provide that the trust's determination of the issue price of the REMIC regular interest is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation.

      Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments with respect to Basis Risk Shortfall Carry

Forward Amounts as discrete property rights. It is possible that the right to receive payments with respect to Basis Risk Shortfall Carry Forward Amounts could be treated as a partnership among the holders of the offered certificates and Class SB Certificates, in which case holders of the offered certificates would be subject to potentially different timing of income and foreign holders of the offered certificates could be subject to withholding in respect of any payments with respect to Basis Risk Shortfall Carry Forward Amounts. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to
Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

      To the extent that the right to receive payments with respect to Basis Risk Shortfall Carry Forward Amounts is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of an offered certificate, the amount of the sale allocated to the selling certificateholder's right to receive such payments would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. An offered certificateholder would have gain or loss from such a termination of the right to receive payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the reserve fund. In addition, this calculation may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments of Basis Risk Shortfall Carry Forward Amounts.

      Gain or loss realized upon the termination of the right to receive payments of Basis Risk Shortfall Carry Forward Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      This paragraph applies to the portion of each offered certificate exclusive of any rights in respect to payments with respect to Basis Risk Shortfall Carry Forward Amounts. That portion of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates, exclusive of any interest received with respect to Basis Risk Shortfall Carry Forward Amounts, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the specified portion of the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a prohibited transaction tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an offered certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments with respect to Basis Risk Shortfall Carry Forward Amounts. The value of the right to receive any such payments of Basis Risk Shortfall Carry Forward Amounts is a question of fact which could be subject to differing interpretations. Because the right to receive such payments of Basis Risk Shortfall Carry Forward Amounts is treated as a separate right of the offered certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

Tax Return Disclosure and Investor List Requirements

      Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia one or more of which may be present with respect to your investment in the certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in Residual Certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuer and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

      Notwithstanding any other express or implied agreement to the contrary, the depositor, the issuer, the underwriters and each recipient of this prospectus supplement and the prospectus agree that each of them and each of their employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind, including opinions or other tax analyses, that are provided to any of them relating to the tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.

Penalty Protection

      If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                             Method of Distribution

      In accordance with the terms and conditions of an underwriting agreement, dated April 26, 2006, Greenwich Capital Markets, Inc. will serve as the underwriter and has agreed to purchase and the depositor has agreed to sell the offered certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about April 27, 2006 against payment therefor in immediately available funds.

      In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

      The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of its underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately 99.91% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

      The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates are also underwriters under the Securities Act of 1933. Any profit on the resale of the underwritten certificates positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act, as amended.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders" and in this prospectus supplement under "Pooling and Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 Use of Proceeds

      The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                                 Legal Opinions

      Certain legal matters relating to the certificates will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York, and for the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     Ratings

      It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement.

      Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

      The rating assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

      The ratings assigned by Standard & Poor's and Moody's to the Class I-A-2 Certificates and Class II-A-3 Certificates were determined without regard to the financial guaranty insurance policy.

      The ratings do not address the likelihood that any Basis Risk Shortfall Amount will be paid to holders of the Class A Certificates or Class M Certificates.

      The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Standard & Poor's and Moody's.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                Legal Investment

      The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the prospectus.

                                     Experts

      The consolidated balance sheets of XLCA and its subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

      The balance sheets of XLFA as of December 31, 2005 and 2004, and the related statements of operations and comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                              ERISA Considerations

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class I-A-1 Certificates and Class II-A-1 Certificates, as well as the Class I-A-2, Class II-A-2 and Class II-A-3 Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus, provided that those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch Ratings, or Fitch, at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirements that (1) any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and (2) in the case of the Class I-A-2, Class II-A-2, Class II-A-3 and Class M Certificates, none of the mortgage loans may be less than fully secured and, in the case of the Class I-A-1 Certificates and Class II-A-1 Certificates, none of the mortgage loans may have an LTV ratio that exceeds 125%, based on the fair market value of the collateral on the closing date of the mortgage loans represented by the certificates and all other mortgage loans secured by a lien of equal or higher priority on the same collateral. The depositor expects that the specific conditions of the RFC exemption should be satisfied with respect to the offered certificates so that the RFC exemption should provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

      All of the mortgage loans represented by the offered certificates provide for negative amortization. Although each mortgage loan represented by the offered certificates will be fully secured as of the closing date, it is conceivable that, after the closing date, a small percentage of the loans could, due to negative amortization, have an outstanding balance that exceeds 100%, but not 125%, of the value of the related collateral. The mortgage pool has been so structured as to reduce to an immaterial level the probability that such a result would occur. For certain seasoned loans, broker's price opinions or statistical valuations have been obtained indicating that, as of the cut-off date, the current LTV ratio was 86.9565% or less or 90.909% or less, for loans with a negative amortization cap of 115% and 110%, respectively, with respect to all but an immaterial percentage of the mortgage loans, notwithstanding that the LTV information disclosed in this prospectus supplement, as of the mortgage loans' origination dates, may indicate a slightly higher percentage.

      The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriters despite the restriction in PTE 2000-58 to the contrary.

      Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor; (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

o     is permissible under applicable law;

o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                     ANNEX I
                      MORTGAGE LOAN STATISTICAL INFORMATION

                 Credit Score Distribution of the Group I Loans

                                   Number of                                           Average    Weighted Average
                                    Group I                         Percentage of     Principal     Loan-to-Value
Credit Score Range                   Loans     Principal Balance    Group I Loans      Balance          Ratio
------------------                 ---------   -----------------    -------------     ---------   ----------------
620 - 639 ....................         156        $ 40,098,857           9.02%         $257,044         73.20%
640 - 659 ....................         186          49,458,001          11.12           265,903         72.60
660 - 679 ....................         288          79,108,594          17.79           274,683         74.85
680 - 699 ....................         283          76,504,873          17.20           270,335         73.67
700 - 719 ....................         217          58,048,419          13.05           267,504         73.96
720 - 739 ....................         182          46,618,036          10.48           256,143         73.45
740 - 759 ....................         146          39,755,317           8.94           272,297         73.54
760 - 779 ....................         122          29,973,001           6.74           245,680         71.04
780 - 799 ....................          80          19,674,010           4.42           245,925         66.49
800 or greater ...............          18           4,320,644           0.97           240,036         48.20
                                     -----        ------------         ------          --------         -----
Subtotal with Credit Score ...       1,678         443,559,753          99.73           264,338         72.98
Not Available ................           5           1,216,921           0.27           243,384         78.05
                                     -----        ------------         ------          --------         -----
Total Average or
Weighted Average .............       1,683        $444,776,674         100.00%         $264,276         72.99%
                                     =====        ============         ======

Group I Loans indicated as having a credit score that is "Not Available" include certain Group I Loans where the credit score was not provided by the related seller and Group I Loans where no credit history can be obtained for the related mortgagor.

As of the cut-off date, the weighted average Credit Score of the Group I Loans will be approximately 699.

         Original Mortgage Loan Principal Balances of the Group I Loans

                                                                                     Weighted      Weighted
                                Number of                 Percentage     Average      Average       Average
Original Mortgage Loan           Group I     Principal    of Group I    Principal     Credit     Loan-to-Value
Balance ($)                       Loans       Balance        Loans       Balance       Score        Ratio
--------------------------      ---------  ------------    ----------   ---------    --------    -------------
100,000 or less ..........          51     $  4,092,325       0.92%       $ 80,242       708        63.80%
100,001 to 200,000 .......         417       66,302,232      14.91         158,998       704        69.91
200,001 to 300,000 .......         607      153,668,795      34.55         253,161       700        72.74
300,001 to 400,000 .......         525      184,422,165      41.46         351,280       697        74.41
400,001 to 500,000 .......          74       31,118,818       7.00         420,525       695        73.61
500,001 to 600,000 .......           6        3,197,580       0.72         532,930       694        73.51
600,001 to 700,000 .......           2        1,254,760       0.28         627,380       649        74.36
700,001 to 800,000 .......           1          720,000       0.16         720,000       741        69.00
                                 -----     ------------     ------        --------       ---        -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%       $264,276       699        72.99%
                                 =====     ============     ======

                     Net Mortgage Rates of the Group I Loans

                                                                                    Weighted       Weighted
                               Number of                 Percentage     Average      Average        Average
                                Group I     Principal    of Group I    Principal     Credit      Loan-to-Value
Net Mortgage Rates (%)           Loans       Balance        Loans       Balance       Score          Ratio
--------------------------      ---------  ------------    ----------   ---------    --------    -------------
0.500 - 0.999 ............         257     $ 68,269,221      15.35%       $265,639       707        66.50%
1.000 - 1.499 ............         430      122,849,725      27.62         285,697       693        76.02
1.500 - 1.999 ............         113       27,414,513       6.16         242,606       696        76.07
2.000 - 2.499 ............          48       10,385,695       2.34         216,369       695        80.69
2.500 - 2.999 ............          20        3,912,750       0.88         195,638       675        83.27
3.000 - 3.499 ............           4          887,050       0.20         221,763       683        83.65
5.500 - 5.999 ............          15        3,882,834       0.87         258,856       719        70.55
6.000 - 6.499 ............         140       36,275,323       8.16         259,109       713        68.90
6.500 - 6.999 ............         540      139,112,028      31.28         257,615       699        72.51
7.000 - 7.499 ............         113       31,137,681       7.00         275,555       696        75.50
7.500 - 7.999 ............           3          649,854       0.15         216,618       697        80.00
                                 -----     ------------     ------        --------       ---        -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%       $264,276       699        72.99%
                                 =====     ============     ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group I Loans will be approximately 3.8176% per annum.

                       Mortgage Rates of the Group I Loans

                                                                                    Weighted       Weighted
                               Number of                 Percentage     Average      Average        Average
                                Group I     Principal    of Group I    Principal     Credit      Loan-to-Value
Mortgage Rates (%)               Loans       Balance        Loans       Balance       Score          Ratio
--------------------------      ---------  ------------    ----------   ---------    --------    -------------
0.500 - 0.999 ............          10     $  2,430,650       0.55%       $243,065       712        64.85%
1.000 - 1.499 ............         255       68,254,071      15.35         267,663       708        66.85
1.500 - 1.999 ............         436      124,376,990      27.96         285,268       693        75.89
2.000 - 2.499 ............         102       24,131,998       5.43         236,588       690        77.13
2.500 - 2.999 ............          47       10,200,435       2.29         217,031       699        81.05
3.000 - 3.499 ............          19        3,636,510       0.82         191,395       668        81.28
3.500 - 3.999 ............           3          688,300       0.15         229,433       677        86.15
6.000 - 6.499 ............          15        3,882,834       0.87         258,856       719        70.55
6.500 - 6.999 ............         140       36,275,323       8.16         259,109       713        68.90
7.000 - 7.499 ............         540      139,112,028      31.28         257,615       699        72.51
7.500 - 7.999 ............         113       31,137,681       7.00         275,555       696        75.50
8.000 - 8.499 ............           3          649,854       0.15         216,618       697        80.00
                                 -----     ------------     ------        --------       ---        -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%       $264,276       699        72.99%
                                 =====     ============     ======

As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 4.2426% per annum.

               Original Loan-to-Value Ratios of the Group I Loans

                                                                                                       Weighted
Original Loan-to-Value           Number of                         Percentage of       Average          Average
Ratio (%)                      Group I Loans  Principal Balance    Group I Loans  Principal Balance   Credit Score
----------------------         -------------  -----------------    -------------  -----------------   ------------
00.01 - 50.00.............          135          $28,128,677            6.32%         $208,361            722
50.01 - 55.00.............           53           13,235,297            2.98           249,723            726
55.01 - 60.00.............           84           21,587,230            4.85           256,991            706
60.01 - 65.00.............           88           23,112,244            5.20           262,639            700
65.01 - 70.00.............          203           54,146,996           12.17           266,734            693
70.01 - 75.00.............          239           63,629,498           14.31           266,232            686
75.01 - 80.00.............          759          215,894,447           48.54           284,446            698
80.01 - 85.00.............           17            3,995,066            0.90           235,004            687
85.01 - 90.00.............           88           17,393,255            3.91           197,651            706
90.01 - 95.00.............           17            3,653,964            0.82           214,939            719
                                  -----         ------------          ------          --------            ---
Total, Average or
Weighted Average..........        1,683         $444,776,674          100.00%         $264,276            699
                                  =====         ============          ======

The weighted average loan-to-value ratio at origination of the Group I Loans will be approximately 72.99%.

The above table provides loan-to-value information as of the loans' origination dates. For certain seasoned loans, broker's price opinions or statistical valuations have been obtained indicating that, as of the cut-off date, the current loan-to-value ratio was 86.9565% or less, or 90.909% or less, for loans with a negative amortization cap of 115% and 110%, respectively, with respect to all but an immaterial percentage of the mortgage loans, notwithstanding that the above table may indicate a slightly higher percentage. See "ERISA Considerations".

      Geographic Distribution of Mortgaged Properties of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
State                            Loans        Balance        Loans       Balance       Score          Ratio
-----                          ---------   ------------   ----------    ---------    --------    -------------
Alabama...................           3     $    379,803       0.09%      $126,601       705          91.71%
Arizona...................         159       36,237,363       8.15        227,908       699          75.82
California................         936      278,330,707      62.58        297,362       699          71.07
Colorado..................          29        5,835,139       1.31        201,212       709          74.89
Connecticut...............          11        2,566,779       0.58        233,344       694          73.75
Delaware..................           1          350,000       0.08        350,000       692          59.00
Florida...................         239       53,570,136      12.04        224,143       695          76.08
Georgia...................          11        2,069,870       0.47        188,170       701          80.11
Hawaii....................           5        2,156,115       0.48        431,223       737          77.49
Idaho.....................          11        2,056,956       0.46        186,996       698          74.65
Indiana...................           7          793,982       0.18        113,426       721          86.54
Kansas....................           1          220,054       0.05        220,054       674          72.00
Kentucky..................           1           70,310       0.02         70,310       753          90.00
Louisiana.................           4          468,000       0.11        117,000       723          78.39
Massachusetts.............           9        2,652,678       0.60        294,742       700          75.20
North Carolina............           3          641,000       0.14        213,667       774          81.15
North Dakota..............           1           68,400       0.02         68,400       743          90.00
Nebraska..................           5          651,983       0.15        130,397       752          90.57
New Hampshire.............           5          978,420       0.22        195,684       719          72.24
New Mexico................           1          123,892       0.03        123,892       653          68.00
Nevada....................          48       11,535,018       2.59        240,313       700          77.98
New York..................          16        5,879,723       1.32        367,483       684          68.11
Oklahoma..................           3          270,800       0.06         90,267       664          78.21
Oregon....................          23        4,441,028       1.00        193,088       702          70.02
Pennsylvania..............           7        1,640,113       0.37        234,302       685          76.99
South Carolina............           3          486,024       0.11        162,008       782          79.79
Tennessee.................           1          153,000       0.03        153,000       742          79.00
Texas.....................          14        1,850,267       0.42        132,162       707          78.05
Utah......................          14        3,153,489       0.71        225,249       698          78.26
Virginia..................          34        7,621,142       1.71        224,151       705          77.49
Washington................          78       17,524,485       3.94        224,673       702          78.65
                                 -----     ------------     ------       --------       ---          -----
Total, Average or
Weighted Average..........       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

No more than 0.9% of the Group I Loans will be secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the Group I Loans will be secured by mortgaged properties located in any one zip code area outside California.

                   Mortgage Loan Purpose of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Loan Purpose                     Loans        Balance        Loans       Balance       Score          Ratio
------------                   ---------   ------------   ----------    ---------    --------    -------------
Purchase .................         163     $ 36,712,580       8.25%      $225,231       726          81.09%
Rate/Term Refinance ......         355       95,169,807      21.40        268,084       683          76.28
Equity Refinance .........       1,165      312,894,287      70.35        268,579       701          71.04
                                 -----     ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

             Mortgage Loan Documentation Types of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Documentation Type               Loans        Balance        Loans       Balance       Score          Ratio
------------------             ---------   ------------   ----------    ---------    --------    -------------
Full/Alternate
  Documentation...........         241     $ 53,999,346      12.14%      $224,064       706          76.48%
Reduced Documentation ....       1,417      384,587,020      86.47        271,409       698          72.63
No Stated Income .........          10        2,780,141       0.63        278,014       734          72.27
No Income/No Asset
Verification .............          15        3,410,167       0.77        227,344       727          58.78
                                 -----     ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

No more than 66.5% of such reduced, no stated income, and no income/no asset verification loan documentation Group I Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Group I Loans which were underwritten under a no stated income or no income/no asset program.

                      Occupancy Types of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Occupancy                        Loans        Balance        Loans       Balance       Score          Ratio
---------                      ---------   ------------   ----------    ---------    --------    -------------
Primary Residence ........       1,332     $364,360,926      81.92%      $273,544       695          72.77%
Second/Vacation ..........          93       23,004,471       5.17        247,360       716          80.13
Non-Owner Occupied .......         258       57,411,278      12.91        222,524       717          71.53
                                 -----     ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

                  Mortgaged Property Types of the Group I Loans

                                                                                               Weighted       Weighted
                                         Number of                  Percentage     Average      Average        Average
                                          Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Property Type                              Loans        Balance        Loans       Balance       Score          Ratio
-------------                            ---------   ------------   ----------    ---------    --------    -------------
Single-family detached ...............     1,103     $291,151,418      65.46%      $263,963       698          72.54%
Planned Unit Developments (detached)..       223       57,806,627      13.00        259,223       702          75.09
Condo Low-Rise (less than 5 stories)..       156       36,845,585       8.28        236,190       697          75.24
Two-to-four family units .............        98       33,313,733       7.49        339,936       702          69.25
Planned Unit Developments (attached)..        57       13,769,539       3.10        241,571       709          74.99
Townhouse ............................        21        5,107,440       1.15        243,211       701          75.11
Condo High-Rise (9 stories or more)...        15        4,199,185       0.94        279,946       697          77.82
Condo Mid-Rise (5 to 8 stories) ......         9        2,213,148       0.50        245,905       703          73.10
Leasehold ............................         1          370,000       0.08        370,000       779          56.00
                                           -----     ------------     ------       --------       ---          -----
Total, Average or Weighted Average....     1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                           =====     ============     ======

                        Note Margins of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Note Margins (%)                 Loans        Balance        Loans       Balance       Score          Ratio
----------------               ---------   ------------   ----------    ---------    --------     -------------
2.0000 - 2.4999 ..........          21     $  5,480,523       1.23%      $260,977       713          71.57%
2.5000 - 2.9999 ..........         271       69,974,349      15.73        258,208       719          68.62
3.0000 - 3.4999 ..........       1,205      318,717,199      71.66        264,496       695          73.51
3.5000 - 3.9999 ..........         186       50,604,604      11.38        272,068       699          75.91
                                 -----     ------------     ------       --------       ---          -----
Total Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

As of the cut-off date, the weighted average note margin of the Group I Loans will be approximately 3.2688% per annum.

                   Maximum Mortgage Rates of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Maximum Mortgage Rates (%)       Loans        Balance        Loans       Balance       Score          Ratio
--------------------------     ---------   ------------   ----------    ---------    --------     -------------
9.000 - 9.999 ............       1,650     $436,604,482     98.16%       $264,609       700          72.91%
10.000 - 10.999 ..........          27        6,715,440      1.51         248,720       671          77.64
11.000 - 11.999 ..........           3          855,670      0.19         285,223       666          78.22
12.000 - 12.999 ..........           3          601,083      0.14         200,361       700          75.95
                                 -----     ------------    ------        --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674    100.00%       $264,276       699          72.99%
                                 =====     ============    ======

As of the cut-off date, the weighted average maximum mortgage rate of the Group I Loans will be approximately 9.9655% per annum.

                   Minimum Mortgage Rates of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Minimum Mortgage Rates (%)       Loans        Balance        Loans       Balance       Score          Ratio
--------------------------     ---------   ------------   ----------    ---------    --------     -------------
2.000 - 2.999 ............         292     $ 75,454,872      16.96%      $258,407       718          68.84%
3.000 - 3.999 ............       1,391      369,321,803      83.04        265,508       695          73.84
                                 -----     ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

As of the cut-off date, the weighted average minimum mortgage rate of the Group I Loans will be approximately 3.2688% per annum.

            Next Interest Rate Adjustment Dates of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
Next Interest Rate              Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Adjustment Date                  Loans        Balance        Loans       Balance       Score          Ratio
--------------------------     ---------   ------------   ----------    ---------    --------     -------------
May 2006 .................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 -----     ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group I Loans will be approximately 1 month.

                          Indices of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Index                            Loans        Balance        Loans       Balance       Score          Ratio
-----                          ---------   ------------   ----------    ---------    --------     -------------
One-Year Treasury ........       1,672     $442,714,502      99.54%      $264,781       699          72.94%
LIBOR ....................          11        2,062,172       0.46        187,470       728          83.47
                                 -----     ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%      $264,276       699          72.99%
                                 =====     ============     ======

                 Remaining Term to Maturity of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Remaining Term (months)          Loans        Balance        Loans       Balance       Score          Ratio
-----------------------        ---------   ------------   ----------    ---------    --------     -------------
351 ......................          1      $    212,202       0.05%      $212,202       747          90.00%
353 ......................         12         2,614,667       0.59        217,889       698          72.25
354 ......................         15         3,505,840       0.79        233,723       696          68.18
355 ......................         11         2,147,869       0.48        195,261       694          72.47
356 ......................         10         2,699,157       0.61        269,916       720          83.78
357 ......................         33         6,611,820       1.49        200,358       691          77.85
358 ......................         95        24,435,212       5.49        257,213       697          74.40
359 ......................        494       127,975,977      28.77        259,061       699          71.99
360 ......................        794       211,652,804      47.59        266,565       696          73.83
476 ......................          1           205,990       0.05        205,990       777          18.00
477 ......................          1           277,340       0.06        277,340       777          80.00
478 ......................         28         8,238,986       1.85        294,249       706          74.32
479 ......................        110        32,132,661       7.22        292,115       714          70.01
480 ......................         78        22,066,150       4.96        282,899       704          71.43
                                -----      ------------     ------       --------       ---          -----
Total, Average or Weighted
Average ..................      1,683      $444,776,674     100.00%      $264,276       699          72.99%
                                =====      ============     ======

                      Prepayment Term of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Prepay Term (months)             Loans        Balance        Loans       Balance       Score          Ratio
--------------------           ---------   ------------   ----------    ---------    --------     -------------
12 .......................         259     $ 67,973,920      15.28%     $262,448       708           73.20%
36 .......................       1,424      376,802,754      84.72       264,609       698           72.95
                                 -----     ------------     ------      --------       ---           -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%     $264,276       699           72.99%
                                 =====     ============     ======

                         Seasoning of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Seasoning (months)               Loans        Balance        Loans       Balance       Score          Ratio
------------------             ---------   ------------   ----------    ---------    --------     -------------
0 ........................        872      $233,718,954      52.55%     $268,026       697           73.60%
1 ........................        604       160,108,638      36.00       265,081       702           71.60
2 ........................        123        32,674,197       7.35       265,644       699           74.38
3 ........................         34         6,889,160       1.55       202,622       695           77.93
4 ........................         11         2,905,147       0.65       264,104       725           79.12
5 ........................         11         2,147,869       0.48       195,261       694           72.47
6 ........................         15         3,505,840       0.79       233,723       696           68.18
7 ........................         12         2,614,667       0.59       217,889       698           72.25
9 ........................          1           212,202       0.05       212,202       747           90.00
                                -----      ------------     ------      --------       ---           -----
Total, Average or Weighted
Average ..................      1,683      $444,776,674     100.00%     $264,276       699           72.99%
                                =====      ============     ======

As of the cut-off date, the weighted average seasoning of the Group I Loans is 1 month.

                 Original Term to Maturity of the Group I Loans


                                                          Percentage     Average
                                             Principal    of Group I    Principal
                                              Balance        Loans       Balance     Weighted       Weighted
                               Number of      As of         As of         As of       Average        Average
                                Group I      April 1,      April 1,      April 1,     Credit      Loan-to-Value
Original Term (months)           Loans         2006          2006          2006        Score          Ratio
----------------------         ---------   ------------   ----------    ---------    --------     -------------
360 ......................       1,465     $381,855,547      85.85%     $260,652        697           73.33%
480 ......................         218       62,921,127      14.15       288,629        710           70.94
                                 -----     ------------     ------      --------        ---           -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%     $264,276        699           72.99%
                                 =====     ============     ======

The weighted average original term to maturity of the Group I Loans is approximately 377 months.

                        Amortization of the Group I Loans

                                                                                     Weighted       Weighted
                               Number of                  Percentage     Average      Average        Average
                                Group I      Principal    of Group I    Principal     Credit      Loan-to-Value
Amortization Term                Loans        Balance        Loans       Balance       Score          Ratio
-----------------              ---------   ------------   ----------    ---------    --------     -------------
30 year ARM ..............       1,210     $310,777,688      69.87%     $256,841        698           73.21%
40 year ARM ..............         218       62,921,127      14.15       288,629        710           70.94
40/30 ARM Balloon ........         255       71,077,859      15.98       278,737        693           73.86
                                 -----     ------------     ------      --------        ---           -----
Total, Average or Weighted
Average ..................       1,683     $444,776,674     100.00%     $264,276        699           72.99%
                                 =====     ============     ======

               Maximum Negative Amortization of the Group I Loans

                                                                                              Weighted
                                                                                  Weighted     Average               Weighted
                                                                                  Average     Remaining   Weighted   Average
                                  Number of               Percentage    Average   Current      Term to     Average   Loan-to-
Maximum Negative                   Group I    Principal   of Group I   Principal  Mortgage    Maturity     Credit     Value
Amortization (%)                    Loans      Balance      Loans       Balance     Rate      (Months)      Score     Ratio
----------------                  ---------   ---------   ----------   ---------  --------    --------    --------   --------
110.00 ........................        60   $ 17,164,649     3.86%     $286,077     4.53        365          702      70.44%
115.00 ........................     1,623    427,612,026    96.14       263,470     4.23        377          699      73.09
                                    -----   ------------   ------      --------     ----        ---          ---      -----
Total, Average or
Weighted Average ..............     1,683   $444,776,674   100.00%     $264,276     4.24        376          699      72.99%
                                    =====   ============   ======

                 Credit Score Distribution of the Group II Loans

                                                Number of                                            Average    Weighted Average
                                                 Group II                       Percentage of       Principal     Loan-to-Value
Credit Score Range                                 Loans     Principal Balance  Group II Loans       Balance         Ratio
------------------                              ---------    -----------------  --------------      ---------   ----------------
620 - 639 .................................          23        $ 10,086,150          2.49%          $438,528        73.71%
640 - 659 .................................          65          30,618,712          7.56            471,057        76.21
660 - 679 .................................         158          84,916,475         20.95            537,446        76.17
680 - 699 .................................         171          90,568,652         22.35            529,641        76.02
700 - 719 .................................         117          64,043,698         15.80            547,382        75.42
720 - 739 .................................         104          54,355,026         13.41            522,644        75.70
740 - 759 .................................          63          31,798,673          7.85            504,741        75.26
760 - 779 .................................          50          23,846,346          5.88            476,927        72.78
780 - 799 .................................          29          11,369,059          2.81            392,037        77.52
800 or greater ............................           6           3,202,948          0.79            533,825        76.23
                                                    ---        ------------        ------           --------        -----
Subtotal with Credit Score ................         786         404,805,737         99.89            515,020        75.66
Not Available .............................           1             444,871          0.11            444,871        75.00
                                                    ---        ------------        ------           --------        -----
Total, Average or Weighted
Average ...................................         787        $405,250,608        100.00%          $514,931        75.66%
                                                    ===        ============        ======

Group II Loans indicated as having a credit score that is "Not Available" include certain Group II Loans where the credit score was not provided by the related seller and Group II Loans where no credit history can be obtained for the related mortgagor.

As of the cut-off date, the weighted average credit score of the Group II Loans will be approximately 702.

         Original Mortgage Loan Principal Balances of the Group II Loans

                                                                                                   Weighted    Weighted
                                             Number of                 Percentage       Average     Average     Average
Original Mortgage Loan                       Group II     Principal    of Group II     Principal    Credit   Loan-to-Value
Balance ($)                                    Loans       Balance        Loans         Balance      Score       Ratio
----------------------                       ---------    ---------    -----------     ---------   --------  -------------
100,000 or less .........................         3     $    208,400       0.05%     $     69,467     702        57.26%
100,001 to 200,000 ......................        20        3,391,769       0.84           169,588     703        79.31
200,001 to 300,000 ......................        69       17,375,975       4.29           251,826     719        81.28
300,001 to 400,000 ......................        68       23,407,710       5.78           344,231     709        80.51
400,001 to 500,000 ......................       274      125,097,856      30.87           456,562     698        77.11
500,001 to 600,000 ......................       195      106,918,614      26.38           548,301     701        77.12
600,001 to 700,000 ......................        70       45,053,950      11.12           643,628     697        74.59
700,001 to 800,000 ......................        34       25,147,659       6.21           739,637     708        71.43
800,001 to 900,000 ......................        19       16,168,005       3.99           850,948     707        72.54
900,001 to 1,000,000 ....................        18       17,512,707       4.32           972,928     698        70.67
1,000,000 to 1,100,000 ..................         2        2,130,000       0.53         1,065,000     659        58.23
1,100,001 to 1,200,000 ..................         2        2,344,252       0.58         1,172,126     703        55.60
1,200,001 to 1,300,000 ..................         3        3,807,205       0.94         1,269,068     721        68.35
1,300,001 to 1,400,000 ..................         2        2,653,761       0.65         1,326,880     672        68.50
1,400,001 to 1,500,000 ..................         4        5,878,734       1.45         1,469,683     694        68.20
1,500,001 to 1,600,000 ..................         2        3,140,000       0.77         1,570,000     738        60.83
2,200,001 to 2,300,000 ..................         1        2,300,000       0.57         2,300,000     742        66.00
2,700,001 to 2,800,000 ..................         1        2,714,013       0.67         2,714,013     695        68.00
                                                ---     ------------     ------      ------------     ---        -----
Total, Average or Weighted
Average .................................       787     $405,250,608     100.00%     $    514,931     702        75.66%
                                                ===     ============     ======

                    Net Mortgage Rates of the Group II Loans

                                                                                                   Weighted    Weighted
                                             Number of                 Percentage       Average     Average     Average
                                              Group II     Principal    of Group II     Principal    Credit   Loan-to-Value
Net Mortgage Rates (%)                         Loans       Balance        Loans         Balance      Score       Ratio
----------------------                       ---------    ---------    -----------     ---------   --------  -------------
0.500 - 0.999 ...........................        213    $109,468,180       27.01%       $513,935      707        73.89%
1.000 - 1.499 ...........................        176      95,066,087       23.46         540,148      693        75.64
1.500 - 1.999 ...........................         28      12,843,795        3.17         458,707      684        80.05
2.000 - 2.499 ...........................          4       1,782,707        0.44         445,677      660        75.72
2.500 - 2.999 ...........................          7       2,198,136        0.54         314,019      722        90.46
5.000 - 5.499 ...........................          1         407,028        0.10         407,028      685        80.00
5.500 - 5.999 ...........................         10       4,803,204        1.19         480,320      706        73.52
6.000 - 6.499 ...........................         87      50,641,417       12.50         582,085      709        74.29
6.500 - 6.999 ...........................        214     105,720,372       26.09         494,020      705        76.78
7.000 - 7.499 ...........................         45      21,250,254        5.24         472,228      690        78.63
7.500 - 7.999 ...........................          2       1,069,429        0.26         534,714      665        80.00
                                                 ---    ------------      ------        --------      ---        -----
Total, Average or Weighted
Average .................................        787    $405,250,608      100.00%       $514,931      702        75.66%
                                                 ===    ============      ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group II Loans will be approximately 3.5616% per annum.

                      Mortgage Rates of the Group II Loans

                                                                                                   Weighted    Weighted
                                             Number of                 Percentage       Average     Average     Average
                                              Group II     Principal    of Group II     Principal    Credit   Loan-to-Value
Mortgage Rates (%)                             Loans       Balance        Loans         Balance      Score       Ratio
----------------------                       ---------    ---------    -----------     ---------   --------  -------------
0.500 - 0.999 ...........................         22    $ 11,962,973       2.95%        $543,772      695        71.54%
1.000 - 1.499 ...........................        196      99,985,207      24.67          510,129      709        74.18
1.500 - 1.999 ...........................        173      93,511,087      23.07          540,527      692        75.62
2.000 - 2.499 ...........................         26      11,918,795       2.94          458,415      684        80.79
2.500 - 2.999 ...........................          4       1,782,707       0.44          445,677      660        75.72
3.000 - 4.999 ...........................          7       2,198,136       0.54          314,019      722        90.46
5.500 - 5.999 ...........................          1         407,028       0.10          407,028      685        80.00
6.000 - 6.499 ...........................         11       5,289,208       1.31          480,837      706        73.65
6.500 - 6.999 ...........................         86      50,155,414      12.38          583,202      709        74.29
7.000 - 7.499 ...........................        214     105,720,372      26.09          494,020      705        76.78
7.500 - 7.999 ...........................         45      21,250,254       5.24          472,228      690        78.63
8.000 - 8.499 ...........................          2       1,069,429       0.26          534,714      665        80.00
                                                 ---    ------------     ------         --------      ---        -----
Total, Average or Weighted
Average .................................        787    $405,250,608     100.00%        $514,931      702        75.66%
                                                 ===    ============     ======

As of the cut-off date, the weighted average mortgage rate of the Group II Loans will be approximately 3.9866% per annum.

               Original Loan-to-Value Ratios of the Group II Loans

                                                                                                                    Weighted
Original Loan-to-Value                       Number of                       Percentage of         Average          Average
Ratio (%)                                 Group II Loans  Principal Balance  Group II Loans   Principal Balance   Credit Score
----------------------                    --------------  -----------------  --------------   -----------------   ------------
00.01 - 50.00 .......................            6          $  4,110,000          1.01%            $685,000            692
50.01 - 55.00 .......................            3             2,796,451          0.69              932,150            754
55.01 - 60.00 .......................           18             9,449,250          2.33              524,958            716
60.01 - 65.00 .......................           29            19,661,385          4.85              677,979            705
65.01 - 70.00 .......................           87            59,784,345         14.75              687,176            701
70.01 - 75.00 .......................          118            73,713,368         18.19              624,690            700
75.01 - 80.00 .......................          492           225,347,036         55.61              458,022            701
80.01 - 85.00 .......................            4             1,427,943          0.35              356,986            673
85.01 - 90.00 .......................           14             4,834,913          1.19              345,351            713
90.01 - 95.00 .......................           16             4,125,918          1.02              257,870            719
Total, Average or
Weighted Average ....................          787          $405,250,608        100.00%            $514,931            702

The weighted average loan-to-value ratio at origination of the Group II Loans will be approximately 75.66%.

The above table provides loan-to-value information as of the loans' origination dates. For certain seasoned loans, broker's price opinions or statistical valuations have been obtained indicating that, as of the cut-off date, the current loan-to-value ratio was 86.9565% or less, or 90.909% or less, for loans with a negative amortization cap of 115% or 110%, respectively, with respect to all but an immaterial percentage of the mortgage loans, notwithstanding that the above table may indicate a slightly higher percentage. See "ERISA Considerations".

      Geographic Distribution of Mortgaged Properties of the Group II Loans

                                                                                                                Weighted
                                 Number of                                          Average      Weighted        Average
                                 Group II                       Percentage of      Principal     Average      Loan-to-Value
State                              Loans    Principal Balance  Group II Loans       Balance    Credit Score       Ratio
-----                              -----    -----------------  --------------       -------    ------------       -----
Arizona .....................        41       $ 20,886,290          5.15%         $  509,422        704           72.88%
California ..................       542        286,993,522         70.82             529,508        702           76.04
Colorado ....................         5          3,360,588          0.83             672,118        703           73.01
Connecticut .................         3          1,523,350          0.38             507,783        642           64.75
Florida .....................        90         39,241,805          9.68             436,020        702           75.90
Georgia .....................         1            300,000          0.07             300,000        688           76.00
Hawaii ......................         2          1,448,705          0.36             724,353        695           70.13
Idaho .......................         3            776,165          0.19             258,722        707           80.00
Indiana .....................         1            456,000          0.11             456,000        660           80.00
Louisiana ...................         3          1,614,000          0.40             538,000        729           75.66
Massachusetts ...............         3          3,328,448          0.82           1,109,483        700           72.37
North Carolina ..............         2          1,150,250          0.28             575,125        699           85.50
Nebraska ....................         1            179,550          0.04             179,550        713           95.00
Nevada ......................        14          5,778,576          1.43             412,755        706           80.40
New York ....................         8          4,043,494          1.00             505,437        693           70.97
Oklahoma ....................         1            466,400          0.12             466,400        712           80.00
Oregon ......................         4          1,537,027          0.38             384,257        690           79.09
Pennsylvania ................         4          2,665,352          0.66             666,338        733           63.16
South Carolina ..............         2          2,035,000          0.50           1,017,500        741           66.81
Texas .......................         5          2,167,482          0.53             433,496        708           77.84
Utah ........................         4          1,982,960          0.49             495,740        705           75.43
Virginia ....................        22         11,534,202          2.85             524,282        694           75.30
Washington ..................        25         11,261,440          2.78             450,458        689           75.44
Wyoming .....................         1            520,000          0.13             520,000        774           80.00
                                    ---       ------------        ------          ----------        ---           -----
Total, Average or
Weighted Average ............       787       $405,250,608        100.00%         $  514,931        702           75.66%
                                    ===       ============        ======

No more than 0.8% of the Group II Loans will be secured by mortgaged properties located in any one zip code area in Arizona and no more than 0.8% of the Group II Loans will be secured by mortgage properties located in any one zip code area outside Arizona.

                   Mortgage Loan Purpose of the Group II Loans

                                                                                                              Weighted
                                            Number of                 Percentage     Average     Weighted      Average
                                             Group II     Principal   of Group II   Principal    Average     Loan-to-Value
Loan Purpose                                   Loans       Balance       Loans       Balance   Credit Score     Ratio
------------                                   -----       -------       -----       -------   ------------     -----
Purchase ................................       292     $118,417,944     29.22%     $405,541       704          78.45%
Rate/Term Refinance .....................       137       79,473,096     19.61       580,096       694          75.89
Equity Refinance ........................       358      207,359,569     51.17       579,217       703          73.98
                                                ---     ------------    ------      --------       ---          -----
Total, Average or Weighted
Average .................................       787     $405,250,608    100.00%     $514,931       702          75.66%
                                                ===     ============    ======

             Mortgage Loan Documentation Types of the Group II Loans

                                                                                                              Weighted
                                            Number of                 Percentage     Average     Weighted      Average
                                             Group II     Principal   of Group II   Principal    Average     Loan-to-Value
Documentation Type                             Loans       Balance       Loans       Balance   Credit Score     Ratio
------------------                             -----       -------       -----       -------   ------------     -----
Full/Alternate Documentation ............        65     $ 32,712,344       8.07%    $503,267       689          76.58%
Reduced Documentation ...................       713      368,074,180      90.83      516,233       703          75.67
No Stated Income ........................         7        3,655,666       0.90      522,238       710          68.35
No Income/No Asset
Verification ............................         2          808,419       0.20      404,210       724          68.56
                                                ---     ------------     ------     --------       ---          -----
Total, Average or Weighted
Average .................................       787     $405,250,608     100.00%    $514,931       702          75.66%
                                                ===     ============     ======

No more than 72.2% of such reduced, no stated income, and no income/no asset verification loan documentation Group II Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Group II Loans which were underwritten under a no stated income or no income/no asset program.

                      Occupancy Types of the Group II Loans

                                                                                                              Weighted
                                            Number of                 Percentage     Average     Weighted      Average
                                             Group II     Principal   of Group II   Principal    Average     Loan-to-Value
Occupancy                                      Loans       Balance       Loans       Balance   Credit Score     Ratio
---------                                      -----       -------       -----       -------   ------------     -----
Primary Residence .......................       752     $384,687,693      94.93%    $511,553       701          75.86%
Second/Vacation .........................        10        5,175,683       1.28      517,568       710          76.32
Non-Owner Occupied ......................        25       15,387,232       3.80      615,489       706          70.43
                                                ---     ------------     ------     --------       ---          -----
Total, Average or Weighted
Average .................................       787     $405,250,608     100.00%    $514,931       702          75.66%
                                                ===     ============     ======

                 Mortgaged Property Types of the Group II Loans

                                                                                                         Weighted      Weighted
                                             Number of                      Percentage      Average       Average       Average
                                             Group II      Principal        of Group II    Principal      Credit     Loan-to-Value
Property Type                                  Loans        Balance           Loans         Balance        Score         Ratio
----------------------------------------     --------    ------------       -----------    ---------     --------    -------------
Single-family detached..................        515      $266,890,145          65.86%       $518,233        701         75.54%
Planned Unit Developments (detached)....        154        85,713,886          21.15         556,584        698         75.42
Condo Low-Rise (less than 5 stories)....         57        23,050,803           5.69         404,400        716         78.20
Planned Unit Developments (attached)....         23         8,305,961           2.05         361,129        701         77.73
Two-to-four family units................         11         6,552,027           1.62         595,639        714         73.18
Townhouse...............................          8         6,374,348           1.57         796,793        694         72.23
Condo High-Rise (9 stories or more).....         15         6,304,652           1.56         420,310        710         77.93
Condo Mid-Rise (5 to 8 stories).........          4         2,058,785           0.51         514,696        734         76.65
                                                ---      ------------         ------        --------        ---         -----
Total, Average or Weighted Average.....         787      $405,250,608         100.00%       $514,931        702         75.66%
                                                ===      ============         ======

                       Note Margins of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Note Margins (%)                Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
1.5000 - 1.9999..........           2         $1,039,028          0.26%       $519,514       676           80.00%
2.0000 - 2.4999..........          16          6,908,964          1.70         431,810       708           77.87
2.5000 - 2.9999..........         174         96,513,992         23.82         554,678       713           74.02
3.0000 - 3.4999..........         515        262,311,267         64.73         509,342       698           75.88
3.5000 - 3.9999..........          80         38,477,358          9.49         480,967       694           77.77
                                  ---       ------------        ------        --------       ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%       $514,931       702           75.66%
                                  ===       ============        ======

As of the cut-off date, the weighted average note margin of the Group II Loans will be approximately 3.2001% per annum.

                  Maximum Mortgage Rates of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
Maximum Mortgage               Group II       Principal       of Group II     Principal      Average       Loan-to-
Rates (%)                       Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
9.000 - 9.999............         780       $402,316,708         99.28%       $515,791         702           75.64%
10.000 - 10.999..........           5          2,022,068          0.50         404,414         672           78.84
11.000 - 11.999..........           1            464,000          0.11         464,000         667           80.00
12.000 - 12.999..........           1            447,832          0.11         447,832         714           80.00
                                  ---       ------------        ------        --------         ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%       $514,931         702           75.66%
                                  ===       ============        ======

As of the cut-off date, the weighted average Maximum Mortgage Rate of the Group II Loans will be approximately 9.9565% per annum.

                  Minimum Mortgage Rates of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
Minimum Mortgage               Group II       Principal       of Group II     Principal      Average       Loan-to-
Rates (%)                       Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
1.000 - 1.999............           2         $1,039,028          0.26%       $519,514         676           80.00%
2.000 - 2.999............         190        103,422,956         25.52         544,331         713           74.28
3.000 - 3.999............         595        300,788,625         74.22         505,527         698           76.12
                                  ---       ------------        ------        --------         ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%       $514,931         702           75.66%
                                  ===       ============        ======

As of the cut-off date, the weighted average Minimum Mortgage Rate of the Group II Loans will be approximately 3.2001% per annum.

            Next Interest Rate Adjustment Dates of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
Next Interest Rate             Group II       Principal       of Group II     Principal      Average       Loan-to-
Adjustment Date                 Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
May 2006.................         787       $405,250,608        100.00%        $514,931        702           75.66%
                                  ---       ------------        ------         --------        ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%        $514,931        702           75.66%
                                  ===       ============        ======

As of the cut-off date, the weighted average months to Next Interest Rate Adjustment Date of the Group II Loans will be approximately 1 month.

                          Indices of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Index                           Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
One-Year Treasury........         779       $401,627,129         99.11%        $515,568        702           75.65%
LIBOR....................           8          3,623,480          0.89          452,935        686           76.77
                                  ---       ------------        ------         --------        ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%        $514,931        702           75.66%
                                  ===       ============        ======

                Remaining Term to Maturity of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Remaining Term (months)         Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
352......................           1           $116,245          0.03%       $116,245         690           80.00%
353......................           3          1,841,020          0.45         613,673         729           73.97
354......................           5          2,707,344          0.67         541,469         716           78.39
355......................           1            480,624          0.12         480,624         680           70.00
356......................           4          2,452,667          0.61         613,167         686           77.77
357......................           8          3,338,657          0.82         417,332         725           79.65
358......................          39         18,361,700          4.53         470,813         713           77.78
359......................         203        104,543,196         25.80         514,991         701           75.58
360......................         375        193,625,476         47.78         516,335         699           75.11
477......................           2            899,392          0.22         449,696         674           82.00
478......................          19          9,323,275          2.30         490,699         703           78.36
479......................          74         39,827,584          9.83         538,211         707           76.32
480......................          53         27,733,429          6.84         523,272         706           75.62
                                  ---       ------------        ------        --------         ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%       $514,931         702           75.66%
                                  ===       ============        ======        ========         ===           =====

                      Prepayment Term of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Prepay Term (months)            Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
12.......................         215       $112,040,377         27.65%       $521,118         702           75.90%
36.......................         572        293,210,231         72.35         512,605         702           75.57
                                  ---       ------------        ------        --------         ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608        100.00%       $514,931         702           75.66%
                                  ===       ============        ======

                         Seasoning of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Seasoning (months)              Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
0........................         428       $221,358,905        54.62%        $517,194         700           75.18%
1........................         277        144,370,780        35.63          521,194         702           75.78
2........................          58         27,684,976         6.83          477,327         710           77.97
3........................          10          4,238,048         1.05          423,805         714           80.15
4........................           4          2,452,667         0.61          613,167         686           77.77
5........................           1            480,624         0.12          480,624         680           70.00
6........................           5          2,707,344         0.67          541,469         716           78.39
7........................           3          1,841,020         0.45          613,673         729           73.97
8........................           1            116,245         0.03          116,245         690           80.00
                                   ---       ------------       ------         --------         ---           -----
Total, Average or
Weighted Average.........          787       $405,250,608       100.00%        $514,931         702           75.66%
                                   ===       ============       ======

The weighted average seasoning of the Group II Loans is 1 month.

                 Original Term to Maturity of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Original Term (months)          Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
360......................         639       $327,466,929       80.81%         $512,468         701           75.49%
480......................         148         77,783,680       19.19           525,565         706           76.38
                                  ---       ------------      ------          --------         ---           -----
Total, Average or Weighted
Average..................         787       $405,250,608      100.00%         $514,931         702           75.66%
                                  ===       ============      ======

The weighted average original term to maturity of the Group II Loans is approximately 383 months.

                       Amortization of the Group II Loans

                                                                                                           Weighted
                               Number of                      Percentage       Average      Weighted       Average
                               Group II       Principal       of Group II     Principal      Average       Loan-to-
Amortization Term               Loans          Balance           Loans         Balance     Credit Score   Value Ratio
-------------------------      ---------    ------------      -----------     ---------    ------------   -----------
30 year ARM..............         516       $262,267,823        64.72%        $508,271         701           75.64%
40  year ARM.............         148         77,783,680        19.19          525,565         706           76.38
40/30 ARM Balloon........         123         65,199,106        16.09          530,074         700           74.89
                                  ---       ------------       ------         --------         ---           -----
Total, Average or
Weighted Average.........         787       $405,250,608       100.00%        $514,931         702           75.66%
                                  ===       ============       ======

               Maximum Negative Amortization of the Group II Loans


                                                                                            Weighted
                                                                                Weighted     Average                Weighted
                                                                                 Average    Remaining    Weighted   Average
                     Number of                    Percentage of     Average      Current     Term to     Average    Loan-to-
Maximum Negative     Group II      Principal        Group II       Principal    Group II     Maturity     Credit     Value
Amortization (%)       Loans        Balance          Loans          Balance       Rate       (Months)     Score      Ratio
-------------------  ---------     -----------    -------------    ---------    --------    ---------    --------   --------
110................      29        $14,217,543         3.51%       $490,260        4.16        364         703       74.12%
115................     758        391,033,065        96.49         515,875        3.98        383         702       75.72
                        ---       ------------       ------        --------        ----        ---         ---       -----
Total, Average or
Weighted Average...     787       $405,250,608       100.00%       $514,931        3.99        382         702       75.66%
                        ===       ============       ======

                 Credit Score Distribution of the Mortgage Loans

                               Number of                                             Average      Weighted Average
                               Mortgage                         Percentage of       Principal      Loan-to-Value
Credit Score Range               Loans     Principal Balance    Mortgage Loans       Balance           Ratio
-------------------------      ---------   -----------------    --------------      ---------     ----------------
620 - 639................         179         $50,185,007            5.90%           $280,363          73.30%
640 - 659................         251          80,076,713            9.42             319,031          73.98
660 - 679................         446         164,025,069           19.30             367,769          75.53
680 - 699................         454         167,073,524           19.66             368,003          74.94
700 - 719................         334         122,092,117           14.36             365,545          74.73
720 - 739................         286         100,973,062           11.88             353,053          74.66
740 - 759................         209          71,553,990            8.42             342,364          74.30
760 - 779................         172          53,819,347            6.33             312,903          71.81
780 - 799................         109          31,043,070            3.65             284,799          70.53
800 or greater...........          24           7,523,592            0.89             313,483          60.13
Subtotal with Credit            2,464         848,365,490           99.80             344,304          74.26
Score Not Available                 6           1,661,792            0.20             276,965          77.23
                                -----        ------------          ------            --------          -----
Total, Average or
Weighted Average.........       2,470        $850,027,283          100.00%           $344,141          74.27%
                                =====        ============          ======

Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 700.

         Original Mortgage Loan Principal Balances of the Mortgage Loans

                                                                                                    Weighted    Weighted
                                Number of                                             Average       Average      Average
Original Mortgage Loan          Mortgage                         Percentage of       Principal       Credit    Loan-to-Value
Balance ($)                       Loans     Principal Balance    Mortgage Loans       Balance        Score        Ratio
-------------------------       ---------   -----------------    --------------      ---------      --------   -------------
100,000 or less..........          54         $4,300,725             0.51%             $79,643         708        63.48%
100,001 to 200,000.......         437         69,694,001             8.20              159,483         704        70.37
200,001 to 300,000.......         676        171,044,770            20.12              253,025         702        73.61
300,001 to 400,000.......         593        207,829,875            24.45              350,472         699        75.09
400,001 to 500,000.......         348        156,216,674            18.38              448,898         697        76.41
500,001 to 600,000.......         201        110,116,193            12.95              547,842         701        77.02
600,001 to 700,000.......          72         46,308,710             5.45              643,177         696        74.58
700,001 to 800,000.......          35         25,867,659             3.04              739,076         709        71.37
800,001 to 900,000.......          19         16,168,005             1.90              850,948         707        72.54
900,001 to 1,000,000.....          18         17,512,707             2.06              972,928         698        70.67
1,000,001 to 1,100,000...           2          2,130,000             0.25            1,065,000         659        58.23
1,100,001 to 1,200,000...           2          2,344,252             0.28            1,172,126         703        55.60
1,200,001 to 1,300,000...           3          3,807,205             0.45            1,269,068         721        68.35
1,300,001 to 1,400,000...           2          2,653,761             0.31            1,326,880         672        68.50
1,400,001 to 1,500,000...           4          5,878,734             0.69            1,469,683         694        68.20
1,500,001 to 1,600,000...           2          3,140,000             0.37            1,570,000         738        60.83
2,200,001 to 2,300,000...           1          2,300,000             0.27            2,300,000         742        66.00
2,700,001 to 2,800,000...           1          2,714,013             0.32            2,714,013         695        68.00
                                -----       ------------           ------             --------         ---        -----
Total, Average or
Weighted Average.........       2,470       $850,027,283           100.00%            $344,141         700        74.27%
                                =====       ============           ======

                    Net Mortgage Rates of the Mortgage Loans

                                                                                                    Weighted    Weighted
                                Number of                                             Average       Average      Average
                                Mortgage                         Percentage of       Principal       Credit    Loan-to-Value
Net Mortgage Rates (%)            Loans     Principal Balance    Mortgage Loans       Balance        Score        Ratio
-------------------------       ---------   -----------------    --------------      ---------      --------   -------------
0.500 - 0.999............            470      $177,737,401          20.91%           $378,165          707        71.05%
1.000 - 1.499............         606         217,915,812           25.64             359,597          693        75.85
1.500 - 1.999............         141          40,258,308            4.74             285,520          692        77.34
2.000 - 2.499............          52          12,168,402            1.43             234,008          690        79.97
2.500 - 2.999............          27           6,110,886            0.72             226,329          692        85.86
3.000 - 3.499............           4             887,050            0.10             221,763          683        83.65
5.000 - 5.499............           1             407,028            0.05             407,028          685        80.00
5.500 - 5.999............          25           8,686,039            1.02             347,442          712        72.19
6.000 - 6.499............         227          86,916,741           10.23             382,893          711        72.04
6.500 - 6.999............         754         244,832,400           28.80             324,711          701        74.35
7.000 - 7.499............         158          52,387,935            6.16             331,569          694        76.77
7.500 - 7.999............           5           1,719,282            0.20             343,856          677        80.00
                                -----        ------------          ------            --------          ---        -----
Total, Average or
Weighted Average.........       2,470        $850,027,283          100.00%           $344,141          700        74.27%
                                =====        ============          ======

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately 3.6955% per annum.

                      Mortgage Rates of the Mortgage Loans

                                                                                                    Weighted     Weighted
                                Number of                                             Average       Average       Average
                                Mortgage                         Percentage of       Principal       Credit    Loan-to-Value
Mortgage Rates (%)                Loans     Principal Balance    Mortgage Loans       Balance        Score        Ratio
-------------------------       ---------   -----------------    --------------      ---------      --------   -------------
0.500 - 0.999............          32         $14,393,623            1.69%           $449,801         698          70.41%
1.000 - 1.499............         451         168,239,278           19.79             373,036         709          71.21
1.500 - 1.999............         609         217,888,077           25.63             357,780         693          75.77
2.000 - 2.499............         128          36,050,793            4.24             281,647         688          78.34
2.500 - 2.999............          51          11,983,142            1.41             234,964         693          80.26
3.000 - 3.499............          26           5,834,646            0.69             224,409         688          84.74
3.500 - 3.999............           3             688,300            0.08             229,433         677          86.15
5.500 - 5.999............           1             407,028            0.05             407,028         685          80.00
6.000 - 6.499............          26           9,172,042            1.08             352,771         711          72.34
6.500 - 6.999............         226          86,430,737           10.17             382,437         711          72.03
7.000 - 7.499............         754         244,832,400           28.80             324,711         701          74.35
7.500 - 7.999............         158          52,387,935            6.16             331,569         694          76.77
8.000 - 8.499............           5           1,719,282            0.20             343,856         677          80.00
                                -----        ------------          ------            --------         ---          -----
Total, Average or
Weighted Average.........       2,470        $850,027,283          100.00%           $344,141         700          74.27%
                                =====        ============          ======

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 4.1205% per annum.

               Original Loan-to-Value Ratios of the Mortgage Loans

                                                                                         Average         Weighted
Original Loan-to-Value        Number of                               Percentage of     Principal         Average
Ratio (%)                   Mortgage Loans     Principal Balance      Mortgage Loans     Balance        Credit Score
-------------------------   --------------     -----------------      --------------    ---------       ------------
00.01 - 50.00............         141            $32,238,677             3.79%           $228,643           719
50.01 - 55.00............          56             16,031,748             1.89             286,281           731
55.01 - 60.00............         102             31,036,480             3.65             304,279           709
60.01 - 65.00............         117             42,773,629             5.03             365,587           702
65.01 - 70.00............         290            113,931,340            13.40             392,867           697
70.01 - 75.00............         357            137,342,865            16.16             384,714           694
75.01 - 80.00............       1,251            441,241,483            51.91             352,711           699
80.01 - 85.00............          21              5,423,009             0.64             258,239           683
85.01 - 90.00............         102             22,228,168             2.61             217,923           708
90.01 - 95.00............          33              7,779,883             0.92             235,754           719
                                -----           ------------           ------            --------           ---
Total, Average or
Weighted Average.........       2,470           $850,027,283           100.00%           $344,141           700
                                =====           ============           ======            ========           ===

The weighted average Loan-to-Value ratio at origination of the mortgage loans will be approximately 74.27%.

The above table provides loan-to-value information as of the loans' origination dates. For certain seasoned loans, broker's price opinions or statistical valuations have been obtained indicating that, as of the cut-off date, the current loan-to-value ratio was 86.9565% or less, or 90.909% or less, for loans with a negative amortization cap of 115% and 110%, respectively, with respect to all but an immaterial percentage of the mortgage loans, notwithstanding that the above table may indicate a slightly higher percentage. See "ERISA Considerations".

      Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                                                                                Weighted        Weighted
                                Number of                                            Average     Average         Average
                                Mortgage                         Percentage of      Principal     Credit      Loan-to-Value
State                             Loans     Principal Balance    Mortgage Loans      Balance      Score           Ratio
-------------------------      ----------   -----------------    --------------     ---------   ---------     -------------
Alabama..................           3            $379,803            0.04%          $126,601       705           91.71%
Arizona..................         200          57,123,653            6.72            285,618       701           74.74
California...............       1,478         565,324,229           66.51            382,493       700           73.59
Colorado.................          34           9,195,727            1.08            270,463       707           74.20
Connecticut..............          14           4,090,129            0.48            292,152       675           70.40
Delaware.................           1             350,000            0.04            350,000       692           59.00
Florida..................         329          92,811,942           10.92            282,103       698           76.01
Georgia..................          12           2,369,870            0.28            197,489       700           79.59
Hawaii...................           7           3,604,820            0.42            514,974       720           74.54
Idaho....................          14           2,833,122            0.33            202,366       700           76.12
Indiana..................           8           1,249,982            0.15            156,248       699           84.16
Kansas...................           1             220,054            0.03            220,054       674           72.00
Kentucky.................           1              70,310            0.01             70,310       753           90.00
Louisiana................           7           2,082,000            0.24            297,429       728           76.28
Massachusetts............          12           5,981,126            0.70            498,427       700           73.62
North Carolina...........           5           1,791,250            0.21            358,250       726           83.94
North Dakota.............           1              68,400            0.01             68,400       743           90.00
Nebraska.................           6             831,533            0.10            138,589       743           91.52
New Hampshire............           5             978,420            0.12            195,684       719           72.24
New Mexico...............           1             123,892            0.01            123,892       653           68.00
Nevada...................          62          17,313,594            2.04            279,252       702           78.79
New York.................          24           9,923,217            1.17            413,467       687           69.27
Oklahoma.................           4             737,200            0.09            184,300       694           79.34
Oregon...................          27           5,978,055            0.70            221,409       699           72.35
Pennsylvania.............          11           4,305,465            0.51            391,406       715           68.43
South Carolina...........           5           2,521,024            0.30            504,205       749           69.31
Tennessee................           1             153,000            0.02            153,000       742           79.00
Texas....................          19           4,017,749            0.47            211,460       707           77.94
Utah.....................          18           5,136,449            0.60            285,358       701           77.17
Virginia.................          56          19,155,344            2.25            342,060       699           76.17
Washington...............         103          28,785,925            3.39            279,475       697           77.39
Wyoming..................           1             520,000            0.06            520,000       774           80.00
                                -----        ------------          ------           --------       ---           -----
Total, Average or
Weighted Average.........       2,470        $850,027,283          100.00%          $344,141       700           74.27%
                                =====        ============          ======

No more than 0.8% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                   Mortgage Loan Purpose of the Mortgage Loans

                                                                                                                     Weighted
                                             Number of                   Percentage      Average      Weighted       Average
                                             Mortgage     Principal     of Mortgage     Principal     Average      Loan-to-Value
Loan Purpose                                   Loans       Balance         Loans         Balance    Credit Score      Ratio
------------                                   -----       -------         -----         -------    ------------      -----
Purchase ................................        455     $155,130,524      18.25%        $340,946       709          79.08%
Rate/Term Refinance .....................        492      174,642,903      20.55          354,965       688          76.10
Equity Refinance ........................      1,523      520,253,855      61.20          341,598       702          72.21
                                               -----     ------------     ------         --------       ---          -----
Total, Average or Weighted
Average .................................      2,470     $850,027,283     100.00%        $344,141       700          74.27%
                                               =====     ============     ======

             Mortgage Loan Documentation Types of the Mortgage Loans

                                                                                                                     Weighted
                                             Number of                   Percentage      Average      Weighted       Average
                                             Mortgage     Principal     of Mortgage     Principal     Average      Loan-to-Value
Documentation Type                             Loans       Balance         Loans         Balance    Credit Score      Ratio
------------------                             -----       -------         -----         -------    ------------      -----
Full/Alternate Documentation ............        306     $ 86,711,689      10.20%        $283,372       699          76.52%
Reduced Documentation ...................      2,130      752,661,200      88.55          353,362       700          74.12
No Stated Income ........................         17        6,435,806       0.76          378,577       720          70.04
No Income/No Asset
Verification ............................         17        4,218,587       0.50          248,152       727          60.65
                                               -----     ------------     ------         --------       ---          -----
Total, Average or Weighted
Average .................................      2,470     $850,027,283     100.00%        $344,141       700          74.27%
                                               =====     ============     ======

No more than 69.2% of such reduced, no stated income, and no income/no asset verification loan documentation mortgage loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                      Occupancy Types of the Mortgage Loans

                                                                                                                     Weighted
                                             Number of                   Percentage      Average      Weighted       Average
                                             Mortgage     Principal     of Mortgage     Principal     Average      Loan-to-Value
Occupancy                                      Loans       Balance         Loans         Balance    Credit Score      Ratio
---------                                      -----       -------         -----         -------    ------------      -----
Primary Residence .......................      2,084     $749,048,619      88.12%        $359,428       698          74.36%
Second/Vacation .........................        103       28,180,153       3.32          273,594       715          79.43
Non-Owner Occupied ......................        283       72,798,511       8.56          257,239       715          71.30
                                               -----     ------------     ------         --------       ---          -----
Total, Average or Weighted
Average .................................      2,470     $850,027,283     100.00%        $344,141       700          74.27%
                                               =====     ============     ======

                 Mortgaged Property Types of the Mortgage Loans

                                                                                                    Weighted       Weighted
                                           Number of                   Percentage        Average     Average       Average
                                           Mortgage       Principal    of Mortgage      Principal     Credit     Loan-to-Value
Property Type                                Loans         Balance        Loans          Balance      Score         Ratio
-------------                                -----         -------        -----          -------      -----         -----
Single-family detached.................      1,618      $558,041,563      65.65%         $344,896      699          73.97%
Planned Unit Developments (detached)...        377       143,520,513      16.88           380,691      699          75.29
Condo Low-Rise (less than 5 stories)...        213        59,896,388       7.05           281,204      704          76.38
Two-to-four family units...............        109        39,865,760       4.69           365,741      704          69.89
Planned Unit Developments (attached)...         80        22,075,500       2.60           275,944      706          76.02
Townhouse..............................         29        11,481,788       1.35           395,924      697          73.51
Condo High-Rise (9 stories or more)....         30        10,503,837       1.24           350,128      705          77.89
Condo Mid-Rise (5 to 8 stories)........         13         4,271,933       0.50           328,610      718          74.81
Leasehold..............................          1           370,000       0.04           370,000      779          56.00
                                             -----      ------------     ------          --------      ---          -----
Total, Average or Weighted Average.....      2,470      $850,027,283     100.00%         $344,141      700          74.27%
                                             =====      ============     ======

                       Note Margins of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Note Margins (%)                              Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
----------------                              -----        -------    --------------    -------    ------------   -----------
1.5000 - 1.9999 .........................         2     $  1,039,028       0.12%       $519,514        676           80.00%
2.0000 - 2.4999 .........................        37       12,389,486       1.46         334,851        710           75.09
2.5000 - 2.9999 .........................       445      166,488,341      19.59         374,131        715           71.75
3.0000 - 3.4999 .........................     1,720      581,028,466      68.35         337,807        696           74.58
3.5000 - 3.9999 .........................       266       89,081,962      10.48         334,895        697           76.72
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately 3.2361% per annum.

                  Maximum Mortgage Rates of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Maximum Mortgage Rates (%)                    Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
--------------------------                    -----        -------    --------------    -------    ------------   -----------
9.000 - 9.999 ...........................     2,430     $838,921,190      98.69%       $345,235        701           74.22%
10.000 - 10.999 .........................        32        8,737,508       1.03         273,047        671           77.92
11.000 - 11.999 .........................         4        1,319,670       0.16         329,918        666           78.84
12.000 - 12.999 .........................         4        1,048,915       0.12         262,229        706           77.68
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

As of the cut-off date, the weighted average Maximum Mortgage Rate of the mortgage loans will be approximately 9.9612% per annum.

                  Minimum Mortgage Rates of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Minimum Mortgage Rates (%)                    Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
--------------------------                    -----        -------    --------------    -------    ------------   -----------
1.000 - 1.999 ...........................         2     $  1,039,028       0.12%       $519,514        676           80.00%
2.000 - 2.999 ...........................       482      178,877,827      21.04         371,116        715           71.98
3.000 - 3.999 ...........................     1,986      670,110,428      78.83         337,417        696           74.87
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

As of the cut-off date, the weighted average Minimum Mortgage Rate of the mortgage loans will be approximately 3.2361% per annum.

            Next Interest Rate Adjustment Dates of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
Next Interest Rate                           Mortgage     Principal   Percentage of    Principal      Average      Loan-to-
Adjustment Date                               Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
--------------------------                    -----        -------    --------------    -------    ------------   -----------
May 2006 ................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

As of the cut-off date, the weighted average months to Next Interest Rate Adjustment Date of the mortgage loans will be approximately 1 month.

                          Indices of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Index                                         Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
-----                                         -----        -------    --------------    -------    ------------   -----------
One-Year Treasury .......................     2,451     $844,341,631      99.33%       $344,489        700           74.23%
LIBOR ...................................        19        5,685,652       0.67         299,245        701           79.20
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

                Remaining Term to Maturity of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Remaining Term (months)                       Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
-----------------------                       -----        -------    --------------    -------    ------------   -----------
351 .....................................         1     $    212,202       0.02%       $212,202        747           90.00%
352 .....................................         1          116,245       0.01         116,245        690           80.00
353 .....................................        15        4,455,687       0.52         297,046        711           72.96
354 .....................................        20        6,213,184       0.73         310,659        705           72.63
355 .....................................        12        2,628,493       0.31         219,041        691           72.02
356 .....................................        14        5,151,823       0.61         367,987        702           80.92
357 .....................................        41        9,950,477       1.17         242,695        703           78.45
358 .....................................       134       42,796,912       5.03         319,380        704           75.85
359 .....................................       697      232,519,173      27.35         333,600        700           73.61
360 .....................................     1,169      405,278,280      47.68         346,688        697           74.44
476 .....................................         1          205,990       0.02         205,990        777           18.00
477 .....................................         3        1,176,731       0.14         392,244        698           81.53
478 .....................................        47       17,562,261       2.07         373,665        705           76.46
479 .....................................       184       71,960,245       8.47         391,088        710           73.50
480 .....................................       131       49,799,579       5.86         380,149        705           73.76
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

                   Prepay Penalty Terms of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Prepay Term (months)                          Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
--------------------                          -----        -------    --------------    -------    ------------   -----------
12 ......................................       474     $180,014,297      21.18%       $379,777        704           74.88%
36 ......................................     1,996      670,012,985      78.82         335,678        699           74.10
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

                         Seasoning of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Seasoning (months)                            Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
------------------                            -----        -------    --------------    -------    ------------   -----------
0 .......................................     1,300     $455,077,859      53.54%       $350,060        698           74.37%
1 .......................................       881      304,479,418      35.82         345,607        702           73.58
2 .......................................       181       60,359,173       7.10         333,476        704           76.03
3 .......................................        44       11,127,208       1.31         252,891        702           78.78
4 .......................................        15        5,357,814       0.63         357,188        705           78.50
5 .......................................        12        2,628,493       0.31         219,041        691           72.02
6 .......................................        20        6,213,184       0.73         310,659        705           72.63
7 .......................................        15        4,455,687       0.52         297,046        711           72.96
8 .......................................         1          116,245       0.01         116,245        690           80.00
9 .......................................         1          212,202       0.02         212,202        747           90.00
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average .................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

The weighted average seasoning of the mortgage loans is 1 month.

                 Original Term to Maturity of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Original Term (months)                        Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
----------------------                        -----        -------    --------------    -------    ------------   -----------
360 .....................................     2,104     $709,322,476      83.45%       $337,130        699           74.33%
480 .....................................       366      140,704,807      16.55         384,439        708           73.95
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted Average.......     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

The weighted average original term to maturity of the mortgage loans is approximately 380 months.

                     Amortization Term of the Mortgage Loans

                                                                                                                   Weighted
                                            Number of                                   Average      Weighted       Average
                                            Mortgage      Principal   Percentage of    Principal      Average      Loan-to-
Amortization Term                             Loans        Balance    Mortgage Loans    Balance    Credit Score   Value Ratio
-----------------                             -----        -------    --------------    -------    ------------   -----------
30 year ARM..............................     1,726     $573,045,511      67.41%       $332,008        699           74.32%
40  year ARM.............................       366      140,704,807      16.55         384,439        708           73.95
40/30 ARM Balloon........................       378      136,276,965      16.03         360,521        696           74.35
                                              -----     ------------     ------        --------        ---           -----
Total, Average or Weighted
Average..................................     2,470     $850,027,283     100.00%       $344,141        700           74.27%
                                              =====     ============     ======

               Maximum Negative Amortization of the Mortgage Loans

                                                                                              Weighted
                                                                                  Weighted     Average              Weighted
                                                                                  Average     Remaining   Weighted  Average
                            Number of               Percentage of  Average        Current      Term to    Average   Loan-to-
Maximum Negative            Mortgage     Balance      Mortgage     Principal      Mortgage    Maturity    Credit     Value
Amortization (%)              Loans      Principal      Loans       Balance        Rate       (Months)     Score     Ratio
----------------              -----      ---------      -----       -------        ----       --------     -----     -----
110 ...................          89    $ 31,382,192      3.69%     $352,609        4.37         365         703      72.11%
115 ...................       2,381     818,645,091     96.31       343,824        4.11         380         700      74.35
                              -----    ------------    ------      --------        ----         ---         ---      -----
Grand Total ...........       2,470    $850,027,283    100.00%     $344,141        4.12         379         700      74.27%
                              =====    ============    ======

Prospectus

Mortgage Asset-Backed and Manufactured Housing
Contract Pass-Through Certificates

Residential Accredit Loans, Inc.
Depositor

Residential Funding Corporation
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

Offered Certificates          The   certificates  in  a  series  will  represent
                              interests  in a trust  and will be paid  only from
                              the assets of that trust.  The  certificates  will
                              not  represent  interests  in  or  obligations  of
                              Residential  Accredit  Loans,  Inc.,   Residential
                              Funding  Corporation  or any of their  affiliates.
                              Each  series  may  include   multiple  classes  of
                              certificates with differing payment terms and priorities. Credit enhancement will be provided for all offered certificates.

Mortgage Collateral           Each trust will consist primarily of:

                              o mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first liens on one- to four-family residential properties; or

                              o  mortgage   securities   and  whole  or  partial
                                 participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  March 3, 2006

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

      We provide information to you about the certificates in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and "Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Accredit Loans, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                   ----------

                                TABLE OF CONTENTS

INTRODUCTION .............................................................     4
THE TRUSTS ...............................................................     4
         General .........................................................     4
         The Mortgage Loans ..............................................     6
         The Mortgaged Properties ........................................    11
         Loan-to-Value Ratio .............................................    11
         Underwriting Policies ...........................................    12
         The Contracts ...................................................    16
         The Agency Securities ...........................................    17
         Mortgage Collateral Sellers .....................................    18
         Qualifications of Sellers .......................................    19
         Representations With Respect to Mortgage Collateral .............    19
         Repurchases of Mortgage Collateral ..............................    20
         Limited Right of Substitution ...................................    21
DESCRIPTION OF THE CERTIFICATES ..........................................    22
         General .........................................................    22
         Form of Certificates ............................................    24
         Assignment of Mortgage Loans ....................................    26
         Assignment of the Contracts .....................................    27
         Review of Mortgage Loan or Contract Documents ...................    28
         Assignment of Mortgage Securities ...............................    28
         Spread ..........................................................    28
         Payments on Mortgage Collateral .................................    29
         Withdrawals From the Custodial Account ..........................    31
         Distributions ...................................................    32
         Example of Distributions ........................................    34
         Advances ........................................................    35
         Prepayment Interest Shortfalls ..................................    36
         Funding Account .................................................    36
         Reports to Certificateholders ...................................    36
         Servicing and Administration of Mortgage Collateral .............    38
         Realization Upon Defaulted Mortgage Loans or Contracts ..........    40
DESCRIPTION OF CREDIT ENHANCEMENT ........................................    42
         General .........................................................    42
         Letters of Credit ...............................................    43
         Subordination ...................................................    43
         Overcollateralization ...........................................    45
         Mortgage Pool Insurance Policies ................................    45
         Special Hazard Insurance Policies ...............................    46
         Mortgage Insurance Policies .....................................    47
         Bankruptcy Bonds ................................................    47
         Reserve Funds ...................................................    47
         Certificate Insurance Policies; Surety Bonds ....................    48
         Maintenance of Credit Enhancement ...............................    48
         Reduction or Substitution of Credit Enhancement .................    49
OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES ..................    49
         Swaps and Yield Supplement Agreements ...........................    49
         Purchase Obligations ............................................    50
INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS ........................    50
         Primary Insurance Policies ......................................    50
         Standard Hazard Insurance on Mortgaged Properties ...............    52
         Standard Hazard Insurance on Manufactured Homes .................    53
THE DEPOSITOR ............................................................    53
RESIDENTIAL FUNDING CORPORATION ..........................................    53
THE POOLING AND SERVICING AGREEMENT ......................................    53
         Servicing Compensation and Payment of Expenses ..................    54
         Evidence as to Compliance .......................................    54
         Certain Other Matters Regarding Servicing .......................    55
         Events of Default ...............................................    55
         Rights Upon Event of Default ....................................    56
         Amendment .......................................................    57
         Termination; Retirement of Certificates..........................    57
         The Trustee .....................................................    58
YIELD CONSIDERATIONS .....................................................    59
MATURITY AND PREPAYMENT CONSIDERATIONS ...................................    61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS ....................    64
         The Mortgage Loans ..............................................    64
         The Contracts ...................................................    73
         Environmental Legislation .......................................    75
         Servicemembers Civil Relief Act .................................    76
         Default Interest and Limitations on Prepayments .................    77
         Forfeitures in Drug and RICO Proceedings ........................    77
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................    78
         General .........................................................    78
         Opinions ........................................................    79
         REMICs ..........................................................    79
STATE AND OTHER TAX CONSEQUENCES .........................................    95
ERISA CONSIDERATIONS .....................................................    95
         ERISA Plan Asset Regulations ....................................    95
         Prohibited Transaction Exemptions ...............................    96
         Insurance Company General Accounts ..............................   101
         Representations From Investing ERISA Plans ......................   101
         Tax-Exempt Investors; REMIC Residual Certificates ...............   101
         Consultation With Counsel .......................................   102
LEGAL INVESTMENT MATTERS .................................................   102
USE OF PROCEEDS ..........................................................   104
METHODS OF DISTRIBUTION ..................................................   104
LEGAL MATTERS ............................................................   105
ADDITIONAL INFORMATION ...................................................   105
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................   105
GLOSSARY .................................................................   107

                                  INTRODUCTION

      The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                   THE TRUSTS

General

      The mortgage loans, contracts and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and "--The Contracts" and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

      o     mortgages;

      o     deeds of trust;

      o manufactured housing conditional sales contracts and installment loan agreements;

      o other similar security instruments creating a first lien on one- to four-family residential properties; or

      o whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

      o     manufactured housing conditional sales contracts; and

      o     installment loan agreements.

Mortgage collateral may include:

      o     mortgage loans; and

      o     contracts.

      As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

      o     attached or detached one-family dwelling units;

      o     two- to four-family dwelling units;

      o     condominiums;

      o     units in condotels;

      o     townhouses;

      o     row houses;

      o     individual units in planned-unit developments;

      o     modular pre-cut/panelized housing;

      o     Cooperatives;

      o     manufactured homes; and

      o the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

      The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

      o mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

      o assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

      o property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

      o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

      o any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, certificate insurance policy, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

      The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

      Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

      o either directly or through its affiliates, including Residential Funding Corporation;

      o sellers who are affiliates of the depositor including Homecomings Financial Network, Inc. and GMAC Mortgage Corporation; or

      o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

      The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction. A "Designated Seller Transaction" is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement. Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. All representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties. Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

      If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows. The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans. Payments on the mortgage securities will be passed through to holders of the related certificates. The Agency Securities may have been guaranteed and/or issued by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

      For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

      The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

   General

      If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

      The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

      The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

   Interest Rate Characteristics

      The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

      ARM Loans. ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

      o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

      o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

      o the daily bank prime loan rate as quoted by financial industry news sources;

      o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

      o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

      o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

      Other ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

      Convertible Mortgage Loans. On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Corporation, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

   Amortization Provisions

      The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans. The mortgage loans may include:

      o     loans with equal monthly payments;

      o GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;

      o     Interest Only Loans;

      o     simple interest loans;

      o     mortgage loans that experience negative amortization;

      o     bi-weekly or semi-monthly payment loans; and

      o     Balloon Loans.

      Interest Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, when the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

      Simple Interest Mortgage Loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

      Negatively Amortizing ARM Loans. Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

      Bi-Weekly or Semi-Monthly Mortgage Loans. Certain mortgage loans may provide for payments by the borrowers every other week or twice each month during the term of the mortgage loan, rather than monthly payments.

      Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

   Collateral Characteristics

      The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans. In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

      o     Pledged Asset Mortgage Loans; and

      o     Additional Collateral Loans.

      Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

      If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

      Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

      The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any liquidation would be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

      The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates or a similarly rated financial institution. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

   Other Attributes

      Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

      Cooperative Loans. Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

      Prepayment Charges on the Mortgage Loans. In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments."

      "Equity Refinance" and "Rate and Term Refinance" Mortgage Loans. Some of the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan. All of these types of loans are nevertheless secured by mortgaged properties.

      Buy-Down Mortgage Loans. In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

      o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

      o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

      o additional Buy-Down Funds to be contributed over time by the mortgagor's employer or another source.

      All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See "Description of the Certificates--Payments on Mortgage Collateral--Buy-Down Mortgage Loans."

The Mortgaged Properties

      The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular pre-cut/panelized housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

      o the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

      o a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

      o the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

      In the case of most purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

      In the case of certain other mortgage loans, including purchase money, refinance, or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

      o a representation by the related mortgage collateral seller, as described below, as to such value;

      o a broker's price opinion, automated valuation, drive-by appraisal or other certification of value;

      o an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

      o the sales price, if the mortgaged property was purchased within the previous twelve months; or

      o with respect to a contract made in connection with the mortgagor's purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

      In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

      o     a statistical analysis;

      o     a broker's price opinion;

      o an automated valuation, drive-by appraisal or other certification of value; or

      o an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

      The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

      Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the depositor's underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

Underwriting Policies

      The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. All of the mortgage loans constituting the mortgage pool for a series of certificates will have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under "--The Expanded Criteria Mortgage Program."

      The mortgage loans in any mortgage pool may be underwritten by Residential Funding Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by Residential Funding Corporation to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated Underwriting," below.

   General Standards

      In most cases, under a traditional "full documentation" program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

      If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

      If specified in the accompanying prospectus supplement, some mortgage loans may have been originated under "limited documentation," "stated documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under "--Loan-to-Value Ratio." Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Contracts." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

      Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The level of review by Residential Funding Corporation, if any, will vary depending on several factors. Residential Funding Corporation, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Corporation for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Corporation may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Corporation may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

      With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

      Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation or the designated seller a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

      The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15- to 30- year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the

LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

   The Expanded Criteria Mortgage Program

      Residential Funding Corporation's Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment. The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Corporation's Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time. The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor's affiliate, Residential Funding Corporation, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. For example, the Expanded Criteria Program may include mortgage loans with higher LTV ratios and larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance and mortgage loans made to borrowers who are self-employed or are not required to state their income. The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates and may also be waived by Residential Funding Corporation from time to time. The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded Criteria Program will describe the general underwriting criteria applicable to such mortgage loans, as well as any material changes to the general standard described above.

      A portion of the mortgage loans typically will be reviewed by Residential Funding Corporation or by a designated third party for compliance with applicable underwriting criteria. Residential Funding Corporation may conduct this review using an automated underwriting system. See "--Automated Underwriting" below. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. See "Underwriting Policies" above. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation or the designated seller. The sellers who sell to Residential Funding Corporation or the designated seller pursuant to master commitment agreements will represent to Residential Funding Corporation or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Some other mortgage loans will be purchased from Expanded Criteria Program Sellers who will represent to Residential Funding Corporation or the designated seller that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Corporation or the designated seller. Residential Funding Corporation or the designated seller may accept a certification from an insurance company as to the mortgage loan's insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding Corporation, the designated seller, or the depositor.

   Automated Underwriting

      In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Corporation evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Corporation's Seller Guide as the underwriting criteria necessary to satisfy each underwriting program. In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied.

      In some cases, Residential Funding Corporation enters information into the automated underwriting system using documentation delivered to Residential Funding Corporation by the mortgage collateral seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Corporation will accept or reject the mortgage loan. For most mortgage collateral sellers, Residential Funding Corporation will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Corporation will approve that mortgage loan for purchase.

      In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Corporation for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation. For most mortgage collateral sellers, Residential Funding Corporation will verify the accuracy of the information with respect to a sample of that mortgage collateral seller's mortgage loans.

      Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Corporation's Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

The Contracts

   General

      The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

      The manufactured homes securing the contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. ss. 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

   Underwriting Policies

      Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

      With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home. However, an appraisal of the manufactured home generally will not be required.

The Agency Securities

   Government National Mortgage Association

      Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

   Ginnie Mae Securities

      In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

   Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

   Freddie Mac Securities

      In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

   Federal National Mortgage Association

      Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

   Fannie Mae Securities

      In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

      The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Corporation or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, credit unions, insurance companies, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may include Homecomings Financial Network, Inc. and GMAC Mortgage Corporation and its affiliates, each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

      o one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

      o one or more direct or indirect purchases through the Expanded Criteria Program; or

      o     one or more purchases from affiliated sellers.

      Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

      Each Expanded Criteria Program Seller is selected by Residential Funding Corporation on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, Residential Funding Corporation generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria Program Seller may be an affiliate of the depositor, and the depositor presently anticipates that GMAC Mortgage Corporation and Homecomings Financial Network, Inc., each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

      There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral" below.

Representations with Respect to Mortgage Collateral

      Except in the case of a Designated Seller Transaction, Residential Funding Corporation will provide with respect to each mortgage loan, including Expanded Criteria Program loans, or contracts constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates. In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect. Residential Funding Corporation will generally represent and warrant that:

      o as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

      o except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

      o to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

      o Residential Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, as amended, or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

      o each mortgaged property is free of material damage and is in good repair;

      o each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

      o the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

      o there is no delinquent tax or assessment lien against the related mortgaged property.

      In the event of a breach of a representation or warranty made by Residential Funding Corporation that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding Corporation will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, Residential Funding Corporation will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

      o liens of real property taxes and assessments not yet due and payable;

      o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

      o other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

      In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Corporation will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under "--Repurchases of Mortgage Collateral" and "--Limited Right of Substitution."

      Mortgage  collateral  sellers will typically make certain  representations and warranties regarding the characteristics of the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, Residential Funding Corporation and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties. Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Corporation described above. If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

Repurchases of Mortgage Collateral

      If a designated seller or Residential Funding Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or Residential Funding Corporation as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under "Description of the Certificates--Review of Mortgage Loan or Contract Documents," if the designated seller or Residential Funding Corporation cannot cure certain documentary defects with respect to a mortgage loan or contract, the designated seller or Residential Funding Corporation, as applicable, will be required to repurchase the item of mortgage collateral. The purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

      Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither Residential Funding Corporation nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

      The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or Residential Funding Corporation of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

      Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Corporation or seller arising from any misrepresentation by the designated seller, Residential Funding Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Corporation. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by Residential Funding Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

      Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a designated seller defaults on its obligation to do so, and no assurance can be given that the designated sellers will carry out those obligations with respect to mortgage loans. This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

Limited Right of Substitution

      In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or Residential Funding Corporation, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust. With respect to a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either
(a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

      In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

      o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

      o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

      o have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

      o be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

      o comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

      If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. The prospectus supplement will indicate whether a Designated Seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement. All references to a "pooling and servicing agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

      Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed.........   A class that receives  principal payments from the
                              accreted  interest from specified accrual classes.
                              An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual....................   A  class  that  accretes  the  amount  of  accrued
                              interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion..................   A class that  receives  principal  payments on any
                              distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component..................   A class consisting of "components." The components
                              of a class  of  component  certificates  may  have
                              different    principal   and   interest    payment
                              characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Fixed Rate.................   A  class  with an  interest  rate  that  is  fixed
                              throughout the life of the class.

Floating Rate..............   A  class  with  an   interest   rate  that  resets
                              periodically based upon a designated index and that varies directly with changes in the index.

Interest Only..............   A class  having no  principal  balance and bearing
                              interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate......   A  class  with  an   interest   rate  that  resets
                              periodically based upon a designated index and that varies inversely with changes in the index.

Lockout....................   A class that,  for the period of time specified in
                              the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual............   A class  that  accretes a portion of the amount of
                              accrued interest on it, which amount will be added
                              to the  principal  balance  of the  class  on each
                              applicable  distribution  date, with the remainder
                              of  the  accrued   interest   to  be   distributed
                              currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only.............   A  class  that  does  not  bear  interest  and  is
                              entitled   to  receive   only   distributions   of
                              principal.

Planned Principal
  or PACs..................   A class  that is  designed  to  receive  principal
                              payments using a predetermined  principal  balance
                              schedule   derived  by   assuming   two   constant
                              prepayment   rates  for  the  underlying  pool  of
                              assets.  These two rates are the endpoints for the
                              "structuring  range"  for  the  planned  principal
                              class. The planned principal classes in any series
                              of  certificates  may be subdivided into different
                              categories   (e.g.,   primary  planned   principal
                              classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.
                              The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal........   A class  that is  designed  to  receive  principal
                              payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support.............   A class that  absorbs the  realized  losses  other
                              than  excess   losses  that  would   otherwise  be
                              allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay.............   Classes  that  receive  principal  payments  in  a
                              prescribed    sequence,    that   do   not    have
                              predetermined principal balance schedules and that
                              under  all   circumstances   receive  payments  of
                              principal continuously from the first distribution
                              date on which they  receive  principal  until they
                              are  retired.   A  single   class  that   receives
                              principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Super Senior...............   A class that will not bear its proportionate share
                              of realized  losses (other than excess  losses) as
                              its share is directed to another  class,  referred
                              to as the "senior  support  class" until the class
                              certificate   balance  of  the  support  class  is
                              reduced to zero.

Targeted Principal
  or TACs..................   A class  that is  designed  to  receive  principal
                              payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate..............   A  class  with  an   interest   rate  that  resets
                              periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).


      Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.

Form of Certificates

      As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

      If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

      The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

      Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      No beneficial owner of an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

      Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Mortgage Loans

      At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

      If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

      o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

      o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

      o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

      o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

      The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

      If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

      Any mortgage for a mortgage loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

      Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Assignment of the Contracts

      The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread.

Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

      In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

Review of Mortgage Loan or Contract Documents

      The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 45 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify Residential Funding Corporation or the designated seller, if any, and the depositor. If Residential Funding Corporation or the designated seller, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given, Residential Funding Corporation or designated seller, as applicable will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under "The Trust -- Repurchases of Mortgage Collateral." The obligation of
Residential Funding Corporation and designated seller to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

      The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. The trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

Spread

      The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral, which will be an uncertificated interest in the mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral  will  be  allocated  between  the  owners  of  any  Spread  and  the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

   Collection of Payments on Mortgage Loans and Contracts

      The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

      o all payments on account of principal of the mortgage loans or contracts comprising a trust;

      o all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

      o     Liquidation Proceeds;

      o all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

      o Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

      o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

      o all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Corporation, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under "The Trusts--Representations with Respect to Mortgage Collateral" and "--Repurchases of Mortgage Collateral;"

      o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

      o any amounts required to be transferred from the Certificate Account to the Custodial Account.

      In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

      o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a
            specified   level   comparable   to  the  rating   category  of  the
            certificates;

      o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

      o in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

      o in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

      o     any other Eligible Account.

      The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this section below. The Custodial

Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

      Not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

      o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

      o any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under "Description of Credit Enhancement" below;

      o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans or Contracts" below;

      o any distributions received on any mortgage securities included in the trust; and

      o any other amounts as described in the related pooling and servicing agreement.

      The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

   Buy-Down Mortgage Loans

      For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or
(ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

      Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

      If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

      Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

      Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

   Collection of Payments on Mortgage Securities

      The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

Withdrawals from the Custodial Account

      The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

      o to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

      o to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

      o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

      o to pay to itself, a subservicer, Residential Funding Corporation, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

      o to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

      o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

      o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

      o to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

Distributions

      Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

      Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. The final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

      As a result of the provisions described below under "--Realization upon Defaulted Mortgage Loans or Contracts," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

   Principal and Interest on the Certificates

      The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. The applicable prospectus supplement will describe the manner of interest accruals and payments. In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. The accompanying prospectus supplement will describe the method of calculating interest on the certificates. In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

      On or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

      The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

Date                         Note                    Description
----                         ----                    -----------
July 1 ....................   (A)    Cut-off date.

July 2-31 .................   (B)    Servicers or subservicers, as
                                     applicable, receive any partial Principal
                                     Prepayments.

July 16-August 15 .........   (C)    The servicers or the
                                     subservicers, as applicable, receive
                                     any Principal Prepayments in full.

July 31 ...................   (D)    Record date.

July 2-August 1 ...........   (E)    The due dates for payments on a mortgage
                                     loan or contract.

August 18 .................   (F)    Servicers or subservicers remit to the
                                     master servicer or servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.

August 23 .................   (G)    Determination date.

August 25 .................   (H)    Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A) The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on July 1 after deducting principal payments due on or before that date or such other date as may be specified in the accompanying prospectus supplement. Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

(B) Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C) Any Principal Prepayments in full that are received during the Prepayment Period will be remitted to the master servicer or servicer as described in
      (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(D) Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)   Scheduled principal and interest payments are due from mortgagors.

(F) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G) On the determination date, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on August 25 to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period that have been received from subservicers or servicers prior to and including August 18, as well as all partial Principal Prepayments received on mortgage loans in July and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in "Subordination" and "--Advances."

(H) On August 25, the amounts determined on August 23 will be distributed to certificateholders.

      If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

      As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

      The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential
Funding Corporation, a subservicer, the designated seller or a mortgage collateral seller.

      Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "--Servicing and Administration of Mortgage Collateral." For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

      The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

Prepayment Interest Shortfalls

      When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

      If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full during the preceding Prepayment Period or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

      Compensating Interest on any distribution date will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield Considerations."

Funding Account

      A pooling and servicing agreement or other agreement may provide for the transfer of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. A Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Certificateholders

      On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. The information will include the following (as applicable):

      o the applicable record date, determination date and distribution date;

      o the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

      o     the   servicing   fee  payable  to  the  master   servicer  and  the
            subservicer;

      o the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

      o     the amount, if any, of the distribution allocable to principal;

      o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

      o the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

      o updated pool composition information, including weighted average interest rate and weighted average remaining term;

      o the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

      o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

      o the principal balances of the senior certificates as of the closing date;

      o in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

      o the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

      o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days,
            (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

      o the amount of any losses on the mortgage loans during the reporting period;

      o information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

      o any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

      o any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

      o for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

      In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

   General

      The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or Certificate Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

      Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

   Collection and Other Servicing Procedures

      The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

      In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan or contract, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications. Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

      In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

      The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

      Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under "--Payments on Mortgage Collateral."

   Special Servicing

      The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of Residential Funding Corporation. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

      In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

      o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

      o instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

      o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

      In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

   Enforcement of "Due-on-Sale" Clauses

      When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions" and "--The Contracts -- `Due-on-Sale' Clauses."

      If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization upon Defaulted Mortgage Loans or Contracts

      For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt. In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

      Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

      For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

      For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

      Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract. Alternatively, for purposes of determining the amount of related Liquidation
Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

      For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

      If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

      In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans or Contracts."

      For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of Mortgage Loans and Contracts."

      The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

      Credit support for each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

      o     Defaulted Mortgage Losses;

      o     Special Hazard Losses;

      o     Bankruptcy Losses; and

      o     Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

      As described in this prospectus and in the accompanying prospectus supplement,

      o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

      o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

      o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

      o coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

      In addition, if stated in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under "Subordination," or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      Each prospectus supplement will include a description of:

      o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

      o     any   conditions  to  payment  not   otherwise   described  in  this
            prospectus;

      o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the accompanying prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

      The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

Letters of Credit

      If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

Subordination

      A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement. Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

      For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

      If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See "Description of the Certificates--Servicing and Administration of Mortgage Collateral--Special Servicing" above.

      In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

      Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized Losses are allocated. In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances. If described in the accompanying prospectus supplement, some classes of senior certificates may be allocated Realized Losses before other classes of senior certificates.

      The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates. In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

      In most cases,  any  allocation  of a Realized  Loss,  including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

      The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

      If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

      In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

      The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

Overcollateralization

      If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

Mortgage Pool Insurance Policies

      Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

      As more specifically provided in the accompanying  prospectus  supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of a representation made by Residential Funding Corporation or a designated seller may also have occurred. If the breach of that representation materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential Funding Corporation or a designated seller, as described under "The Trusts --Representations with Respect to Mortgage Collateral."

      The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans and Contracts." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

      Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

      Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

Special Hazard Insurance Policies

      Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

      In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

      If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

      To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided by means of a representation of the depositor or Residential Funding Corporation.

Mortgage Insurance Policies

      If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current LTV ratios in excess of a percentage stated in the prospectus supplement. Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the accompanying prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

Bankruptcy Bonds

      In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

      In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

      If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

      For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

      The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

      The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

      If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

      Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

      There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

      Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

      In general, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Corporation will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

      Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans. If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

      Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination.

      Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

      While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

      o the insured percentage of the loss on the related mortgaged property;

      o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

      The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

      o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

      o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      o     amounts expended but not approved by the primary insurer;

      o     claim payments previously made on the mortgage loan; and

      o     unpaid premiums and other amounts.

      As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

      For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

      The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

Standard Hazard Insurance on Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

                                  THE DEPOSITOR

      The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation, which is a wholly-owned subsidiary of General Motors Corporation. The depositor is a Delaware corporation incorporated in August 1995. The depositor was organized for the purpose of acquiring "Alt-A" mortgage loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such mortgage loans and contracts. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

      The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

      The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                         RESIDENTIAL FUNDING CORPORATION

      Residential Funding Corporation, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for each series of certificates, except in the case of a Designated Seller Transaction.

                       THE POOLING AND SERVICING AGREEMENT

      As described in this prospectus under "Introduction" and "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

      Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

      The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

      Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

      o a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

      o with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

      o a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

      o A review of the master servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer's supervision; and

      o To the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

      The master servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

      Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

      Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

      The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

      A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

      Events of default under the pooling and servicing agreement for a series of certificates will include:

      o any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

      o any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

      o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

      A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

Rights Upon Event of Default

      So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae-or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith.

      No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

      o     to cure any ambiguity;

      o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

      o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

      o if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

      o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

      o to amend any provision that is not material to holders of any class of related certificates.

      The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

      The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of

      o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

      o the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

      Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term "callable" will be included in the title of the related certificates. In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

      In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

      The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

      The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

      In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company's affiliate, Residential Funding Corporation, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

      In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under "Description of the Certificates--Servicing and Administration of Mortgage Collateral," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only Loans."

      The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee. See "Description of the Certificates -- Assignment of Mortgage Loans" and "--Assignment of Contracts."

      The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Certificates - Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

      A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "The Trusts - Representations with Respect to Mortgage Collateral."

      In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

      The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Partial Principal Prepayments will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which such Prepayment Period ends. See "Maturity and Prepayment Considerations."

      For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

      The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

      If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The  accompanying   prospectus   supplement  may  describe  other  factors
concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

      If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Certificates--Funding Account," and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

      Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in mortgagors' housing needs;

      o     job transfers;

      o     unemployment;

      o     mortgagors' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the mortgagor.

      All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

      Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See "The Trusts--The Mortgage Loans--Interest Only Loans."

      To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See "The Trusts--The Contracts."

      The accompanying prospectus supplement will specify whether the mortgage loans contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.


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

      An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates -- Servicing and Administration of Mortgage Collateral -- Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions" and "--The Contracts" for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

      In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

      Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

      The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

      A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract.

      Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

      o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;


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

      o not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

      o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

      As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

      No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Mortgage Loans and Contracts." In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

      To the  extent  that  losses  resulting  from  delinquencies,  losses  and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under
"Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates." Any repurchase will shorten the weighted average lives of the related certificates. Furthermore, as described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates," a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related certificates.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

      The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

   General

      The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee


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

subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

   Cooperative Loans

      If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      The accompanying prospectus supplement will specify the geographic location of the collateral for Cooperative Loans. In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at


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

maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

   Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

   Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real


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

property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not


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

known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

      Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may


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

significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   Rights of Redemption

      In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

   Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting


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

this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

      Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans either against either the originators or assignees.


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

   Homeownership Act and Similar State Laws

      Some mortgage loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of a mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      Except in the case of a Designated Seller Transaction, Residential Funding will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

      Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

   Enforceability of Certain Provisions

      Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.


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

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

      Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Residential Funding Corporation or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

   Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.


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

      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

The Contracts

   General

      A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

   Security Interests in Manufactured Homes

      Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. The accompanying prospectus supplement will specify whether substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Corporation or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Certificates -- Assignment of the Contracts." If a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor


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

nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans" above.

   Enforcement of Security Interests in Manufactured Homes

      The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.


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

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" above.

   Consumer Protection Laws

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

      Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions as discussed under "--The Mortgage Loans--Homeownership Act and Similar State Laws."

   "Due-on-Sale" Clauses

      The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. The depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing "due-on-sale" clauses in contracts relating to certain manufactured homes.

   Applicability of Usury Laws

      Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see "--The Mortgage Loans -- Applicability of Usury Laws" above. Residential Funding Corporation or a designated seller specified in the accompanying prospectus supplement will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of


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

potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      At  the  time  the  mortgage  loans  or  contracts  were  originated,   no
environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration and assigned to duty with the military.


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

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act. For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract that goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

      Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures


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

contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The  following  discussion   addresses  REMIC  certificates   representing
interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

      If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by and owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

      The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

      In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities. Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States


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

federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See "State and Other Tax Consequences."

Opinions

      Upon the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

      Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income;" however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

      In addition, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

      Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a
beneficial   interest  in  the   certificates.   See   "--State  and  Local  Tax
Consequences."

REMICs

   Classification of REMICs

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax
Consequences." Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.


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

   Characterization of Investments in REMIC Certificates

      In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

   Tiered REMIC Structures

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

   Taxation of Owners of REMIC Regular Certificates

   General

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.


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

   Original Issue Discount

      Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

      Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior


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

to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      The accompanying prospectus supplement will describe the applicable accrual period. In general, each "accrual period," that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together,


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

should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

   Market Discount

      A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.


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

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method,

      o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

      o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium

      A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

   Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

   Taxation of Owners of REMIC Residual Certificates

   General

      As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that


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

will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

   Taxable Income of the REMIC

      The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

      An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

      If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions

      The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and


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

increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--General."

   Excess Inclusions

      Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

      See, however, "--Foreign Investors in REMIC Certificates."

      Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates

      Under the REMIC  regulations,  transfers of  "noneconomic"  REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

   Mark-to-Market Rules

      The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4,

1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

   Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If  a  REMIC  residual   certificate  is  transferred  to  a  Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      (1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

      (2)   the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in the entity are not held by Disqualified Organizations; and

      o information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1) requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

      (2) providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

      (3) granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

   Sales of REMIC Certificates

      If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates-- Discount."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.


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

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders' adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

   Tax Return Disclosure and Investor List Requirements

      Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

   Prohibited Transactions and Other Possible REMIC Taxes

      The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and


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

gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in any case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

   Termination

      A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

   Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

      As the tax matters person, the master servicer or the Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to


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

be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

   Backup Withholding with Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates

      A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.


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

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

      Transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Some employee benefit plans,  including  governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

      Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

      An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal
Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate, in that entity.

      Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations. For purposes of this section, the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

      Under  the DOL  regulations,  the  prohibited  transaction  provisions  of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

      Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the "RFC exemption," to Residential Funding Corporation and a number of its affiliates. The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or other "securities" issued by a trust or other issuer as to which:

      o the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

      o     the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied. For purposes of this section, the term "underwriter" includes:

      o     the depositor and a number of its affiliates;

      o     any   person   directly   or   indirectly,   through   one  or  more
            intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

      o any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

      o     any entity which has received from the DOL an  exemption,  called an
            asset-backed   exemption,    relating   to   securities   which   is
            substantially similar to the RFC exemption.

      The RFC exemption sets forth eight general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

      o First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

      o Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the certificates.

      o Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies.

      o Fourth, the certificates must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates). However, the RFC exemption will not apply in this case:

            o     to any of the certificates if:

                  o any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or closed-end home equity loan) has an LTV ratio that exceeds 100% at the date of issuance of the certificates; or

                  o any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio that exceeds 125% at the date of issuance of the certificates; or

            o     to any subordinate certificates.

      o Fifth, the trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement, any yield maintenance provider and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

      o Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent


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

            not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o Seventh, the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      o Eighth, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

      The RFC exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap;" and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by "qualified plan investors."

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible counterparty" means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) be an "in-house asset manager" under PTCE 96-23 or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the


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

terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      The RFC exemption also requires that each trust meet the following requirements:

      o the trust must consist solely of assets of the type that have been included in other investment pools;

      o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

      o securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

      An ERISA Plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

      If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

      If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

      o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

            o a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

            o     an affiliate of that person;

            provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

      o the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

      o the holding of certificates by an ERISA plan or with ERISA plan assets.

      Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

      The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

      Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "securities" for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

      Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or Cooperative Loans, or some types of private securities, or which contain a swap. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the certificates offered thereby. There can be no


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

assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

      If the criteria specified in the RFC exemption as described above are not satisfied by one or more classes of certificates, or by a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee if the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

      o     is permissible under applicable law;

      o     will  not  constitute  or  result  in  any   non-exempt   prohibited
            transaction under ERISA or Section 4975 of the Internal Revenue Code; and

      o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

      The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

      o it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

      o it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

      o (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

      An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a

Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates--Excess Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

Consultation With Counsel

      There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

      Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a "security" for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

      Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

      The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.


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

      The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

      o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o     conduct  a  pre-purchase  portfolio  sensitivity  analysis  for  any
            "significant   transaction"   involving   securities   or  financial
            derivatives, and

      o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

      The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o by placements by the depositor with institutional investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

      If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

      In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933, as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

      The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

      Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York, or Mayer, Brown, Rowe & Maw LLP, New York, New York, as specified in the prospectus supplement.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration statement, file number 333-131213, with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.


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

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

      The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

                                    GLOSSARY

      1998 Policy Statement-- The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      Additional Collateral--With respect to an Additional Collateral Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

      Additional Collateral Loans--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

      Additional Collateral Requirement--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

      Advance--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

      Agency Securities--Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

      Balloon Amount--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon Loans--Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

      Bankruptcy Amount--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

      Bankruptcy Losses--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      Buy-Down Account--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

      Buy-Down Funds--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

      Buy-Down Mortgage Loan--A mortgage loan subject to a temporary buy-down plan.

      Buy-Down Period--The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

      Call Certificate--Any certificate evidencing an interest in a Call Class.

      Call Class--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.


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

      Call Price--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Certificate Account--An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

      Certificate Administrator--In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate Administrator may be an affiliate of the depositor or the master servicer.

      Compensating Interest--As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

      Convertible Mortgage Loan--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      Cooperative--For a Cooperative Loan, the corporation that owns the related apartment building.

      Cooperative Loans--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note for a Cooperative Loan.

      Credit Scores--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

      Custodial Account--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

      Debt Service Reduction--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

      Defaulted Mortgage Losses--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

      Deficient Valuation--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

      Designated Seller Transaction--A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

      Direct Puerto Rico Mortgage--For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

      Disqualified Organization--For these purposes means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac),


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

      o any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

      o an "electing large partnership" (as described in Section 775 of the Internal Revenue Code), or

      o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

      Distribution Amount--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

      o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

      o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

      o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

      Due Period--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

      Eligible Account--An account acceptable to the applicable rating agency.

      Endorsable Puerto Rico Mortgage--As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

      Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

      Expanded Criteria Program--Residential Funding Corporation's mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Corporation's other mortgage loan purchase programs.

      Expanded Criteria Program Seller--A mortgage collateral seller that participates in the Expanded Criteria Program.

      Extraordinary Loss--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

      Fraud Loss Amount--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

      Fraud Losses--A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

      Funding Account--An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

      GPM Loan-- A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.


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

      Gross Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      Insurance Proceeds--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

      Interest Only Loans--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

      Issue Premium--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

      Liquidated Contract--A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidated Mortgage Loan--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidation Proceeds--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

      Mark-to-Market Regulations--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      Net Mortgage Rate--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

      Nonrecoverable Advance--Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Note Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      OID--Original issue discount, as determined in accordance with the Internal Revenue Code.

      Pass--Through Entity--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

      Permitted Investments--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      Pledged Asset Mortgage Loans--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

      Pledged Assets--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

      Prepayment Interest Shortfall--With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.


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

      Prepayment Period--With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

      Principal Prepayments--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

      Qualified Insurer--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      Realized Loss--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

      REMIC Provisions--Sections 860A through 860G of the Internal Revenue Code.

      REO Contract--A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

      REO Mortgage Loan--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

      Servicing Advances--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

      Special Hazard Amount--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

      Special Hazard Losses--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

      Special Servicer--A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

      Spread--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

      Stated Principal Balance--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders


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

before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

      Subordinate Amount--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      Subservicing   Account--An   account   established  and  maintained  by  a
subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

      Tax-Exempt Investor--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Tiered REMICs--Two or more REMICs created pursuant to Treasury  Regulation
Section 1.860F-2(a)(2).

                        Residential Accredit Loans, Inc.

                                  $843,226,000

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2006-QO4

                              Prospectus Supplement

                              RBS Greenwich Capital
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement. Such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.